                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement            [_]  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Health Power, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
         Common Stock, $0.01 par value
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:
         3,888,460 outstanding shares and 245,827 shares subject to options
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         $6.98 per share. The proposed maximum aggregate value of the transacton of $27,612,506 equals the sum of (i) the product of $6.98 and 3,888,460 (the number of outstanding shares of Common Stock of the Registrant) and (ii) the product of $1.00 and 136,008 (the number of shares subject to options with an exercise price greater than $6.98, which options will be terminated) and (iii) the product of approximately $3.05 (which equals $6.98 per share less the approximate $3.93 per share weighted average exercise price of options with an exercise price less than $6.98) and 109,819 ((the number of shares subject to options with an exercise price less than $6.98, which options will be terminated). The filing fee equals 1/50 of 1% of the aggregate value.
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:
         $27,612,506
     -------------------------------------------------------------------------


     (5) Total fee paid:
         $5,523
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                              HEALTH POWER, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                     TO BE HELD ON ________________, 2000

To the Stockholders of
HEALTH POWER, INC.:

     A Special Meeting of the Stockholders of Health Power, Inc., a Delaware corporation ("Health Power"), will be held at _____________________________, on ____________, 2000, at ____, local time (the "Special Meeting"), for the following purposes, which are more fully described in the attached Proxy
Statement:

     1. To consider and vote upon a proposal to adopt an Agreement and Plan of Merger dated as of June 8, 2000, as amended, by and among Security Capital Corporation, a Delaware corporation ("Security Capital"), HP Acquisition Corp., a Delaware corporation which is a subsidiary of Security Capital ("HP Acquisition"), and Health Power, pursuant to which HP Acquisition will be merged into Health Power, with Health Power continuing as the surviving corporation and becoming a subsidiary of Security Capital. If the merger agreement is adopted by the stockholders of Health Power, each share of common stock of Health Power, except shares held by stockholders who exercise their appraisal rights under Delaware law, will be converted into the right to receive $6.98 per share in cash, without interest, assuming the merger closes on November 15, 2000. The merger consideration will increase by approximately $0.002 per share per day for each day that the closing of the merger occurs after November 15, 2000.

     2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on ____________, 2000, are entitled to receive notice of and to vote at the Special Meeting or any adjournment thereof.

     Your vote is very important. The proposed merger cannot occur unless, among other things, the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of common stock of Health Power. Whether or not you plan to attend the Special Meeting, please sign, date, and return the accompanying proxy card promptly. For your convenience, a return addressed envelope, which requires no postage, is enclosed. Failure to vote will have the same effect as a vote against adoption of the merger agreement.

     If your shares are held in "street name," meaning your shares are held not in your name but in the name of a broker or other nominee, you will receive instructions from your broker explaining what you must do in order for your broker to be able to vote your shares. Please follow these instructions carefully to ensure that your shares will be voted at the Special Meeting. If you do not provide instructions, your broker will not be able to vote your shares, which will have the same effect as a vote against adoption of the merger agreement.

     The accompanying Proxy Statement describes the merger agreement and other aspects of the merger. If you do not vote in favor of adopting the merger agreement and otherwise comply with the requirements of the Delaware General Corporation Law concerning appraisal rights, you will be entitled to appraisal rights. The accompanying Proxy Statement summarizes these requirements under the heading "Appraisal Rights Under Delaware Law."

     Please do not include your stock certificates with your proxy card. If the merger agreement is adopted by stockholders and the merger is consummated, you will receive instructions explaining how to surrender your stock certificates.

                                        By Order of the Board of Directors


                                        DR. ELLIOTT P. FELDMAN
                                        Secretary

Dated:  ______________, 2000
--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has (1) approved or disapproved the merger, (2) passed upon the merits or fairness of the merger, or (3) passed upon the adequacy or accuracy of the disclosure in this Proxy Statement. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                              HEALTH POWER, INC.

                                PROXY STATEMENT

                      FOR SPECIAL MEETING OF STOCKHOLDERS

                        TO BE HELD ______________, 2000

     This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Health Power. The proxies will be used at a Special Meeting of Stockholders to be held at ____________________________________________, on ______________, 2000, at ____,
local time, and at any adjournments of the Special Meeting. The mailing address of Health Power's principal executive offices is 1209 Orange Street, Wilmington, Delaware 19801 (Telephone No. 302-636-7593).

     The approximate date on which this Proxy Statement and the accompanying proxy card will be first sent to stockholders is ____________, 2000. The close of business on __________, 2000, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. On the record date, [3,888,460] shares of common stock of Health Power were outstanding and entitled to vote at the Special Meeting. The presence in person or by proxy of the holders of shares representing a majority of the outstanding shares of common stock of Health Power is necessary for a quorum to be present at the Special Meeting.

     At the Special Meeting, stockholders will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger dated as of June 8, 2000, as amended, by and among Security Capital, its subsidiary, HP Acquisition, and Health Power, pursuant to which HP Acquisition will be merged into Health Power, with Health Power continuing as the surviving corporation and becoming a subsidiary of Security Capital. If the merger agreement is adopted by the stockholders of Health Power, each share of common stock of Health Power, except shares held by stockholders who exercise their appraisal rights under Delaware law, will be converted into the right to receive $6.98 per share in cash, without interest, assuming the merger closes on November 15, 2000. The merger consideration will increase by approximately $0.002 per share per day for each day that the closing of the merger occurs after November 15, 2000.

     The affirmative vote of stockholders owning a majority of the outstanding shares of common stock of Health Power is required to adopt the merger agreement. Certain stockholders of Health Power have entered into voting agreements with Security Capital which, subject to certain qualifications, require them to vote their shares of common stock of Health Power in favor of the adoption of the merger agreement. These persons together own approximately 47.5% of the outstanding shares of common stock of Health Power. See "Interests of Certain Persons in the Merger--Stockholder Voting Agreements" and "Provisions of the Merger Agreement--Conditions to the Merger."

     Stockholders who do not vote in favor of adoption of the merger agreement and who otherwise comply with the requirements of the Delaware General Corporation Law concerning appraisal rights will be entitled to appraisal rights. A summary of the appraisal rights and the procedures to exercise these rights is described in this Proxy Statement under the heading "Appraisal Rights Under Delaware Law."

     The Special Committee and the Board of Directors unanimously recommend that stockholders vote "FOR" adoption of the merger agreement. See "Reasons for the Merger; Recommendation of the Special Committee and Board of Directors."

     The executive officers and directors of Health Power have interests that are different from, or in addition to, the interests of other stockholders. See "Interests of Certain Persons in the Merger."

                               Table of Contents

1.   Questions and Answers About the Merger Transaction..........................................   1
2.   Who Can Help Answer Your Questions?.........................................................   4
3.   Forward-Looking Statements..................................................................   4
4.   Summary.....................................................................................   5
5.   Summary of Selected Consolidated Financial Data.............................................  13
6.   The Special Meeting.........................................................................  14
     A.    General...............................................................................  14
     B.    Matters to be Voted Upon at the Special Meeting.......................................  14
     C.    Record Date and Voting................................................................  14
     D.    Proxies and Revocation of Proxies.....................................................  15
     E.    Additional Solicitation of Proxies....................................................  16
     F.    Appraisal Rights......................................................................  16
     G.    Stock Certificates....................................................................  16
7.   Background of the Merger....................................................................  17
8.   Reasons for the Merger; Recommendation of the Special Committee and Board of Directors......  24
9.   Effects of the Merger; Merger Consideration.................................................  26
10.  Financing of the Merger.....................................................................  27
11.  Opinion of Health Power's Financial Advisor.................................................  29
     A.    Comparable Public Company--Trading Multiple Analysis..................................  31
     B.    Comparable Acquisition Analysis.......................................................  31
     C.    Stock Premium Analysis................................................................  32
     D.    Discounted Cash Flow Analysis.........................................................  34
     E.    Other Factors.........................................................................  34
     E.    Preparation of Fairness Opinion; Fees to RJA..........................................  34
12.  Purpose of the Merger; Position of CMI Executive Team as to the Fairness of the Merger......  36
     A.    Purpose of the Merger.................................................................  36
     B.    Position of CMI Executive Team as to the Fairness of the Merger.......................  36
13.  Interests of Certain Persons in the Merger..................................................  37
     A.    Equity Investment in Acquiring Corporation............................................  37
     B.    Employment by CMI Executive Team......................................................  37
     C.    Termination of Change in Control Agreements...........................................  38
     D.    Termination of Dr. Master's Employment Agreement......................................  39
     E.    Stock Options.........................................................................  39
     F.    Indemnification and Insurance.........................................................  40
     G.    Stockholder Voting Agreements.........................................................  40
14.  Accounting Treatment........................................................................  40
15.  Regulatory Matters..........................................................................  40
     A.    HSR Act...............................................................................  41
16.  Federal Income Tax Consequences.............................................................  41
17.  Appraisal Rights Under Delaware Law.........................................................  43
18.  Provisions of the Merger Agreement..........................................................  46
     A.    General...............................................................................  47

     B.   Merger Consideration...................................................................  47
     C.   Treatment of Stock Options.............................................................  48
     D.   Representations and Warranties.........................................................  48
     E.   Covenants..............................................................................  49
     E.   No Solicitation........................................................................  51
     F.   Additional Agreements..................................................................  52
          i.      Stockholders Meeting; Proxy Materials..........................................  52
          ii.     Other Filings..................................................................  52
          iii.    Efforts; Cooperation...........................................................  52
          iv.     Indemnification and Insurance..................................................  53
          v.      Termination of Stock Options...................................................  53
          vi.     Windup of HMO Subsidiary.......................................................  53
          vii.    Termination of Agreements......................................................  53
     G.   Fees and Expenses......................................................................  53
     H.   Conditions to the Merger...............................................................  53
     I.   Termination, Termination Fees, Amendment and Waiver....................................  56
          i.      Termination of Merger Agreement................................................  56
          ii.     Break-Up Fee and Expenses......................................................  57
          iii.    Escrow Arrangement.............................................................  57
          iv.     Amendment......................................................................  58
          v.      Extension; Waiver..............................................................  58
19.  The Companies...............................................................................  58
     A.   Health Power...........................................................................  58
     B.   Security Capital and HP Acquisition....................................................  59
20.  Market Prices of Common Stock...............................................................  61
21.  Principal Stockholders......................................................................  62
22.  Purchases of Common Stock by Certain Persons................................................  64
23.  Where You Can Find More Information.........................................................  64
24.  Stockholder Proposals for Fiscal 2001 Annual Meeting........................................  66
25.  Proxy Solicitation Expenses.................................................................  66
26.  Other Matters...............................................................................  66

QUESTIONS AND ANSWERS ABOUT THE MERGER TRANSACTION

Q:   What am I being asked to vote upon at the Special Meeting?

A: The Board of Directors of Health Power is asking you to vote to approve a merger agreement which provides for the merger of HP Acquisition, a recently formed subsidiary of Security Capital, into Health Power, with Health Power surviving the merger as a subsidiary of Security Capital. Holders of about 47.5% of Health Power's common stock have already agreed to vote in favor of this merger, subject to certain qualifications. If the merger agreement is approved, Health Power will no longer be a publicly held company.

Q:   Who can vote at the Special Meeting?

A: Holders of common stock of Health Power at the close of business on ___________, 2000, may vote at the Special Meeting.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions on how to vote. Your broker will contact you regarding the procedures necessary to vote your shares. Please follow these procedures carefully and instruct your broker as to how you would like your shares voted at the Special Meeting. If you do not instruct your broker how to vote, your broker will not be able to vote your shares. Your broker's failure to vote your shares will have the same effect as a vote against adoption of the merger agreement.

Q:   What vote is required to approve and adopt the merger agreement?

A: The merger agreement must be adopted by the holders of a majority of the outstanding shares of common stock of Health Power.

Q:   If I fail to vote, will my failure to vote have any effect on the outcome?

A: Yes. If you do not vote (i.e., if you do not send in a proxy card, instruct your broker on how to vote your shares, or vote in person at the Special Meeting), or if you abstain from voting, this action will have the same effect as a vote against approval of the merger agreement.

Q.   What will I receive if the merger is completed?

A: Assuming that the merger is completed on November 15, 2000, you will receive $6.98 in cash, without interest, for each share of common stock of Health Power you own. For each day the merger is completed after November 15, you will receive an additional $0.002 for each share you own.

Q:   Why is Health Power proposing the merger?

A: We believe the merger presents the best opportunity to maximize stockholder value. The merger will enable Health Power's stockholders to realize a premium over recent market prices for Health Power's shares of common stock. For example, on June 8, the day before the signing of the merger agreement was publicly announced, the closing price of Health Power's shares was $3.69, which is $3.29 less than the amount per share that stockholders will receive if the merger is completed on November 15. In addition, the Special Committee and the Board of Directors evaluated other alternatives and concluded that none of these alternatives would likely result in stockholders receiving greater value for their Health Power shares.

Q:   What will happen to the members of Health Power's management?

A: All of the present members of Health Power's executive management team, other than Dr. Bernard F. Master, Health Power's Chairman, will continue as officers and employees of Health Power in their present capacities. Dr. Master's employment will be terminated in connection with the merger. Robert J. Bossart, Randy E. Jones, Richard T. Kurth, Paul A. Miller, Daniel
     R. Sullivan, and Jonathan R. Wagner, all of whom are presently executive officers of either CompManagement or CompManagement Health Systems (subsidiaries of Health Power), will make a $2,000,000 investment in the acquiring corporation in exchange for a 20% equity interest in that corporation. In connection with the merger, these persons and Dr. Master will also receive payments in exchange for termination of certain contracts they have with Health Power.

Q:   What do I need to do now?

A: If you are a record owner of common stock of Health Power, you need only complete, sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the Special Meeting. If your shares are held in street name, you need only complete the instructions that your broker will send to you.

Q:   What do I do if I want to change my vote after I mail my proxy card?

A: You may change your vote by revoking your proxy at any time before the shares represented by your proxy are voted at the Special Meeting. You may do so in one of three ways:

     . By completing and delivering a new, subsequently dated proxy card to Health Power;

     . By sending Health Power (to the attention of Paul A. Miller, Esq., General Counsel of Health Power) a written notice stating that you would like to revoke your proxy; or

     . By attending the Special Meeting and asking to vote in person (your presence at the Special Meeting will not by itself revoke your proxy).

Q: Will I have appraisal rights if stockholders adopt the merger agreement and the merger is completed?

A: Yes. Under Delaware law, you will be entitled to appraisal rights. If you do not vote in favor of the merger and meet all of the other requirements under Delaware law regarding appraisal rights (these requirements are summarized in this Proxy Statement under "Appraisal Rights Under Delaware Law"; a copy of the relevant statutory provisions is set forth in Annex C), you will receive the "fair value" of your common stock of Health Power as determined by a court. The court may determine that the fair value is greater than, equal to, or less than the amount stockholders will receive if the merger is completed.

Q:   When do you expect the merger to be completed?

A: We are working toward completing the merger as quickly as possible. We hope to complete the merger by __________, 2000.

Q:   How will I get paid for my common stock of Health Power?

A: If the merger agreement is approved and adopted by stockholders and the merger is completed, you will receive instructions in the mail explaining how to exchange your stock certificates for cash.

Q:   Should I send in my stock certificates now?

A: No. After the merger is completed, you will receive written instructions explaining how to exchange your stock certificates for cash.

Q:   What are the tax consequences of the merger to stockholders?

A: If the merger is completed, the payment of cash for your shares of stock will be taxable to you. You will recognize a gain or loss in an amount equal to the difference between the adjusted tax basis of your shares and the amount of cash you receive in the merger. You should consult your tax advisor for a full understanding of the tax consequences of the merger.

                      WHO CAN HELP ANSWER YOUR QUESTIONS?

     If you have additional questions about the merger or would like additional copies of the Proxy Statement or proxy card, please contact:

               Paul A. Miller, Esq.
               General Counsel
               Health Power, Inc.
               c/o CompManagement, Inc.
               6377 Emerald Parkway
               Dublin, Ohio 43016
               Telephone No. 614-760-8119

                          FORWARD-LOOKING STATEMENTS

     The statements contained in this Proxy Statement and in the documents that have been incorporated into this Proxy Statement by reference include forward-looking statements about Health Power. These forward-looking statements are subject to risks and uncertainties and should be read with the cautionary statements included in this document. Forward-looking statements include, by way of example and without limitation, statements concerning plans, objectives, goals, strategies, future events of performance and underlying assumptions and other statements, which are other than statements of historical facts, and information concerning future results of the operations of Health Power and the surviving company after the effective time of the merger. Forward looking statements are set forth, among other places, under "Questions and Answers About the Merger Transaction," "Summary," "Background of the Merger," "Reasons for the Merger; Recommendation of the Special Committee and Board of Directors," "Financing of the Merger," and "Opinion of Health Power's Financial Advisor." Forward-looking statements may be identified, preceded by, followed by or otherwise include, without limitation, words such as "believes," "expects," "anticipates," "intends," "estimates" or similar expressions. Health Power's expectations, beliefs and projections are expressed in good faith and are believed by Health Power to have a reasonable basis including, without limitation, management's examination of historical operating trends, data contained in Health Power's records and other data available from third parties. There can be no assurance that management's expectations, beliefs or projections will result or be achieved or accomplished. Any forward-looking statements in this Proxy Statement are not covered by the Private Securities Litigation Reform Act of 1995 and are not covered by the safe harbor provisions of that Act. No part of that Act is incorporated into nor is it applicable to this Proxy Statement.

     In addition to the factors discussed elsewhere in this Proxy Statement, factors that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Health Power's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1999. See "Where You Can Find More Information."

                                    SUMMARY

     This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. To understand the proposal fully and for a more complete description of the terms of the merger, you should read this entire document carefully, including the documents we have referred you to and the Annexes. We have included page references to the Proxy Statement parenthetically to direct you to a more complete description of each topic presented in this summary. The merger agreement is attached as Annex A to this Proxy Statement. We encourage you to read the merger agreement because it is the legal document that governs the transaction.

The Companies (page __)

     Health Power, through its subsidiaries, CompManagement, Inc. ("CompManagement") and CompManagement Health Systems, Inc. ("CompManagement Health Systems"), is an independent provider of comprehensive cost containment and medical management services designed to minimize the costs of workers' and unemployment compensation benefits for employers. CompManagement serves as a third party administrator for workers' and unemployment compensation claims. CompManagement Health Systems provides medical management services for workers' compensation claims.

     Security Capital is a multi-industry holding company. Each subsidiary company of Security Capital has a high degree of operating autonomy, with its own chief executive officer and management. Currently, Security Capital has three subsidiary companies, known as Primrose, Pumpkin, and Possible Dreams. Primrose is engaged primarily in the franchising of educational child care centers, with related activities in real estate advisory and site selection services. Pumpkin is involved primarily in the business of designing and distributing pumpkin carving kits and related Halloween accessories. Possible Dreams operates as a designer and distributor of fine quality collectible Christmas figurines and, to a lesser extent, other specialty and seasonal giftware, primarily in the United States.

     HP Acquisition is a Delaware corporation organized solely for the purpose of effecting Security Capital's acquisition of Health Power through the merger. It is a subsidiary of Security Capital.

Recommendation of the Special Committee and Board of Directors (page ___)

     A Special Committee of the Board of Directors (the "Special Committee") and the Board of Directors of Health Power have unanimously approved the merger agreement, believe the merger is in your best interest as a stockholder, and unanimously recommend that you vote "FOR" adoption of the merger agreement. The Special Committee was composed entirely of independent directors not employed by Health Power.

Opinion of Health Power's Financial Advisor (page __)

     In deciding to approve the merger, the Special Committee and Board of Directors considered many factors, including the oral opinion of Health Power's financial advisor, Raymond James & Associates, Inc. ("RJA") (formerly named Roney & Co.). RJA has advised Health Power's Special Committee and Board of Directors that, in its opinion, as of May 9, 2000 (the date that the merger agreement was approved by the Special Committee and the Board of Directors), the cash merger consideration of $6.98 per share for the common stock of Health Power was fair from a financial point of view to stockholders of Health Power. RJA has provided Health Power's Special Committee and Board of Directors with a written opinion dated as of May 9, 2000, confirming its oral opinion. RJA's written opinion is attached as Annex B to this Proxy Statement. We encourage you to read this opinion in its entirety.

Reasons for the Merger (page __)

     The Special Committee and the Board of Directors believes that the merger presents the best opportunity to maximize stockholder value. The merger will enable Health Power's stockholders to realize a premium over recent market prices for Health Power's shares of common stock. In addition, the Special Committee and the Board of Directors evaluated other alternatives to the merger and concluded that none of these alternatives would likely result in stockholders receiving greater value for their Health Power shares.

Effects of the Merger; Merger Consideration (page __)

     Upon consummation of the merger:

     . HP Acquisition will be merged into Health Power, with Health Power continuing as the surviving corporation and a subsidiary of Security Capital.

     . Each share of common stock of Health Power issued and outstanding at the effective time of the merger, except shares held by stockholders who properly exercise their appraisal rights under Delaware law and shares held by HP Acquisition (which will be cancelled), will be converted into the right to receive $6.98 in cash, without interest, assuming the merger closes on November 15, 2000. The merger consideration will increase by approximately $0.002 per share per day for each day that the closing of the merger occurs after November 15, 2000.

     . Each share of common stock of HP Acquisition issued and outstanding at the effective time of the merger will be converted into and exchanged for one share of common stock of Health Power.

Financing of the Merger (page ___)

     It is estimated that the total amount of funds necessary to consummate the merger and pay related fees and expenses is approximately $35,000,000. These funds are expected to come from the following sources

        .  An equity investment of $8,000,000 from Security Capital;

        .  An equity investment of $2,000,000 from the CMI Executive Team; and

        . A term loan and revolving loan in the aggregate amount of $25,000,000.

     Security Capital has received a financing commitment letter from Bank One, NA ("Bank One") for a credit facility in the amount of $25,000,000 to be used to consummate the merger and to pay related fees and expenses. In addition, Security Capital has received a financing commitment letter from Banc One Mezzanine Corporation ("Banc One Mezzanine") for a credit facility in the amount of $6,000,000 to be used to partially finance its $8,000,000 equity investment in the acquiring corporation. These financing commitment letters are subject to the satisfaction of certain conditions which are typical of bank commitment letters of this nature.

The Special Meeting (page ___)

     The Special Meeting will be held at ________________________________, on
______________, 2000, at ____, local time. At the Special Meeting, stockholders will be asked to consider and vote upon a proposal to adopt the merger agreement providing for the merger of HP Acquisition into Health Power, with Health Power surviving the merger as a privately held company and a subsidiary of Security Capital.

Record Date and Voting (page ___)

     You are entitled to vote at the Special Meeting if you owned shares of common stock of Health Power as of the close of business on the record date of ______________, 2000. On the record date, [3,888,460] shares of common stock were outstanding and entitled to vote at the Special Meeting. Stockholders will have one vote for each share of common stock of Health Power they owned on the record date.

     The affirmative vote of the holders of a majority of the shares of common stock that are outstanding as of the record date is required to adopt the merger agreement. Each of Robert J. Bossart, Richard T. Kurth, Dr. Bernard F. Master, and Jonathan R. Wagner (the "Supporting Stockholders") has entered into a voting agreement with Security Capital which, subject to certain qualifications, requires him to vote his shares of common stock of Health Power in favor of the adoption of the merger agreement. These persons together own approximately 47.5% of the outstanding shares of common stock of Health Power. As a result, the merger agreement will be adopted by stockholders if the holders of more than 2.5% of the outstanding shares of common stock not subject to voting agreements vote in favor of the adoption of the merger agreement. Health Power believes that its other directors, who own an aggregate of 210,741

(approximately 5.4%) of the outstanding shares of common stock of Health Power, intend to vote their shares in favor of the adoption of the merger agreement.

Appraisal Rights (page __)

     You are entitled to appraisal rights under Delaware law. If you properly exercise your appraisal rights, you will be entitled to a judicial determination of the fair value of your shares of common stock of Health Power. You will then receive from the surviving corporation payment of the fair value in cash, together with a fair rate of interest, if any, as determined by the court. In that case, you will not receive payment for your shares as described in this Proxy Statement. In order to exercise your appraisal rights, you must (i) not vote in favor of the adoption of the merger agreement, (ii) make a written demand for appraisal to Health Power prior to the taking of the vote on the adoption of the merger agreement, (iii) hold shares of common stock of Health Power on the date of making the written demand for appraisal, and (iv) otherwise comply fully with Section 262 of the Delaware General Corporation Law. If you wish to exercise your appraisal rights, you must mail or deliver the written demand for appraisal to Health Power at c/o CompManagement, Inc., 6377 Emerald Parkway, Dublin, Ohio 43016, Attention: Paul A. Miller, Esq., General Counsel.

Interests of Certain Persons in the Merger Transaction (page __)

     The executive officers and directors of Health Power have interests that are different from, or in addition to, your interests as a stockholder of Health Power.

     Robert J. Bossart, Randy E. Jones, Richard T. Kurth, Paul A. Miller, Daniel
R. Sullivan, and Jonathan R. Wagner are executive officers of either CompManagement or CompManagement Health Systems. These persons are collectively referred to as the "CMI Executive Team." The members of the CMI Executive Team have agreed to invest $2,000,000 in the acquiring corporation in exchange for a 20% equity interest in that corporation. In addition, each member of the CMI Executive Team will enter into a new five-year employment agreement with CompManagement and/or CompManagement Health Systems and will receive options to purchase additional shares of stock of a subsidiary of Security Capital. Finally, the members of the CMI Executive Team have agreed to terminate their change in control agreements with Health Power and to release Health Power from all obligations under those agreements in consideration of payments in the aggregate amount of $4,349,477 to be made at or prior to the effective time of the merger. If these agreements had not been terminated, Health Power's payment obligations under these agreements would have been triggered upon the closing of the proposed acquisition and, with respect to a member of the CMI Executive Team, upon such member's voluntarily termination of employment with CompManagement within six months after the closing. In such case, Health Power's potential payment obligations under these agreements would have been $5,249,477 upon the closing of the merger.

     Dr. Bernard F. Master, Health Power's Chairman, has agreed to terminate his employment agreement with Health Power and to release Health Power from all severance obligations under that agreement in consideration of a payment in the amount of $393,250 to be made at or prior to the effective time of the merger. If this agreement had not been terminated,

Health Power's payment obligation under this agreement would have been triggered upon the closing of the proposed acquisition and Health Power's termination of his employment. In such case, Health Power's payment obligation under this agreement would have been $693,250 upon the closing of the merger.

     The executive officers and directors of Health Power have agreed to terminate their options to purchase common stock of Health Power in consideration of payments in the aggregate amount of $372,454 to be made at or prior to the effective time of the merger.

Conditions to the Merger (page __)

     The merger will be completed only if a number of conditions are either met or (where permitted) waived by the parties, including the following:

     . Stockholders holding a majority of the outstanding common stock of Health Power have voted in favor of adopting the merger agreement;

     .  All necessary governmental and third party consents have been obtained;
        and

     .  No injunction, statute, or regulation prohibits the merger.

     In addition, Security Capital and HP Acquisition have the right to withdraw from the merger unless a number of conditions are met or (where permitted) waived by them, including the following:

     . Health Power's representations and warranties are true and correct in all material respects as of the effective time of the merger;

     . Health Power has performed all of its obligations under the merger agreement;

     . No material adverse change has occurred to Health Power or any of its subsidiaries since the date of the merger agreement; and

     . Stockholders owning no more than 10% of the outstanding common stock of Health Power have asserted their appraisal rights under Delaware law.

     In addition, Health Power has the right to withdraw from the merger unless a number of conditions are met or waived by it, including the following:

     . Security Capital's and HP Acquisition's representations and warranties are true and correct in all material respects as of the effective time of the merger;

     . Security Capital and HP Acquisition have performed all of their obligations under the merger agreement; and

     . No material adverse change has occurred to Security Capital or HP Acquisition since the date of the merger agreement.

Regulatory Matters (page __)

     Health Power and Security Capital have obtained all necessary approvals from governmental authorities in connection with the proposed merger.

Termination of the Merger Agreement (page __)

     Health Power and Security Capital may mutually agree in writing to terminate the merger agreement at any time before or after stockholder approval. In addition, either Health Power or Security Capital may terminate the merger agreement if:

     .  Health Power stockholders vote against adoption of the merger agreement;

     .  A nonappealable order or injunction prevents the merger; or

     . The merger is not completed by December 31, 2000, without any material breach by the terminating party.

     In addition, Health Power may terminate the merger agreement if:

     . Health Power enters into an agreement regarding a third party acquisition proposal which contains terms that are more favorable to Health Power's stockholders then the merger agreement and pays a break-up fee and Security Capital's expenses (see "Expenses and Break-Up Fees"); or

     . Either Security Capital or HP Acquisition materially breaches its representations, warranties, or covenants in the merger agreement and does not cure the breach within 15 days after written notice to do so.

     In addition, Security Capital may terminate the merger agreement if:

     . Health Power materially breaches its representations, warranties, or covenants in the merger agreement and does not cure the breach within 15 days after written notice to do so;

     . Health Power enters into an agreement regarding a third party acquisition proposal;

     . The Board of Directors of Health Power withdraws or modifies adversely its recommendation that Health Power stockholders vote in favor of adoption of the merger agreement;

     . At any time following 30 days after Security Capital receives notice from Health Power that Health Power has received an acquisition proposal from another person, unless Health Power has provided a second notice to Security Capital that the acquisition proposal was rejected or withdrawn or that Health Power is no longer engaged in negotiations or discussions with the person involved in the acquisition proposal; or

     . A material adverse change occurs to Health Power or its subsidiaries subsequent to the date of the merger agreement.

Expenses and Break-up Fees (page ____)

     Except as described below, whether or not the merger is completed, all fees and expenses incurred in connection with the merger, the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those fees or expenses.

     Health Power must pay Security Capital a $1,000,000 break-up fee and up to $500,000 of Security Capital's out-of-pocket expenses if the merger agreement is terminated:

     . By either party because Health Power enters into an agreement regarding a third party acquisition proposal;

     . By Security Capital because the Board of Directors of Health Power withdraws or modifies adversely its recommendation that Health Power stockholders vote in favor of adoption of the merger agreement; or

     . By Security Capital because Security Capital received notice from Health Power that Health Power had received an acquisition proposal from another person and Health Power had not provided a second notice to Security Capital within 30 days after the first notice which indicated that the acquisition proposal had been rejected or withdrawn or that Health Power was no longer engaged in discussions with the person involved in the acquisition proposal.

     Health Power must pay up to $500,000 of Security Capital's out-of-pocket expenses if the merger agreement is terminated because Health Power stockholders vote against approval of the merger agreement. In addition, Health Power must pay Security Capital a $1,000,000 break-up fee if Health Power accepts a written offer from a third party to acquire Health Power within 12 months after the merger agreement is terminated for failure to obtain the approval of the merger agreement from the Health Power stockholders.

     At the time of execution of the merger agreement, Health Power and Security Capital entered into an escrow agreement pursuant to which Security Capital placed $100,000 in escrow pending closing of the merger transaction or termination of the merger agreement. The escrowed funds will be distributed as follows if the merger agreement is terminated:

     . To Health Power, if Health Power terminates the merger agreement because Security Capital or HP Acquisition materially breaches its representations, warranties, or covenants in the merger agreement;

     . To Health Power, if (i) either Health Power or Security Capital terminates the merger agreement because the merger did not occur on or before December 31, 2000, (ii) at the time of such termination, Security Capital had no right to terminate the merger agreement other than because its financing was not available, and (iii) Security Capital's financing was not available based primarily on the failure of one or more conditions other than the inability to syndicate the financing or the occurrence of a material adverse change with respect to Health Power and its subsidiaries; and

     . To Security Capital, if the merger agreement is terminated for any other reason.

Federal Income Tax Consequences (page __)

     The receipt of cash by a stockholder of Health Power pursuant to the merger will be a taxable transaction for federal income tax purposes and may also be taxable under applicable state, local and foreign income and other tax laws. A stockholder will recognize a gain or loss in an amount equal to the difference between the adjusted tax basis of his or her common stock of Health Power and the amount of cash received in the merger. Such gain or loss will be a capital gain or loss if the common stock of Health Power is a capital asset in the hands of the stockholder and will be a long-term capital gain or loss if the holding period exceeds one year. This tax treatment may not apply to every stockholder. Determining your actual tax consequences may be complicated, and will depend on your specific situation and variables not within our control. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you. See "Federal Income Tax Consequences."

                SUMMARY OF SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected consolidated financial data for Health Power and its subsidiaries as of the dates and for the periods indicated. The consolidated financial data as of and for each of the years in the five-year period ended December 31, 1999, are derived from Health Power's audited consolidated financial statements. The consolidated financial data as of and for the six-month periods ended June 30, 2000 and June 30, 1999, respectively, are derived from unaudited consolidated financial statements of Health Power which, in the opinion of Health Power's management, include all adjustments (consisting only of normal recurring adjustments except as otherwise noted) necessary for a fair presentation thereof. The results of operations for the six months ended June 30, 2000, are not necessarily indicative of the results to be expected for any other interim period or for the full year. The data set forth below is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements of Health Power and the related notes thereto included in Health Power's Annual Report on Form 10-K for the year ended December 31, 1999. See "Where You Can Find More Information." All periods in this table reflect the operations of the health maintenance organization subsidiary of Health Power as reclassified to discontinued operations. In addition, all periods in this table have been restated to reflect the acquisition of CompManagement in July 1995. This acquisition was accounted for as a pooling of interests.

     Since HP Acquisition is newly formed and has no operating history, no information is presented for it and no pro forma information giving effect to the transaction is presented.

                                                                                                                Six Months
In thousands of dollars, except per share data                        Years Ended December 31,                 Ended June 30,
                                                            ------------------------------------------------  ----------------
                                                               1999      1998      1997      1996      1995      2000     1999
                                                            -------   -------   -------   -------   -------   -------  -------
STATEMENT OF OPERATIONS DATA:
Revenue                                                     $38,262   $24,861   $22,183   $ 6,672   $ 5,571   $23,748  $15,418
Expenses                                                     35,042    21,271    16,559     6,339     5,072    20,650   13,041
                                                            -------   -------   -------   -------   -------   -------  -------
Income from operations                                        3,220     3,590     5,624       333       499     3,098    2,377
Interest (expense) income and other, net                       (224)      444       532       247       450        75       37
                                                            -------   -------   -------   -------   -------   -------  -------
Income from continuing operations  before income
   tax expense                                                2,996     4,034     6,156       580       949     3,173    2,414
Income tax expense (benefit)                                 (1,539)    1,570     2,324       185       (75)    1,233      905
                                                            -------   -------   -------   -------   -------   -------  -------
Income from continuing operations                             4,535     2,464     3,832       395     1,024     1,940    1,509
Discontinued operations
   Loss from discontinued operations (net of tax
     benefits of $-0-, $1,030, $3,965, $1,958, and $61,
     respectively)                                               --    (4,902)     (818)   (9,878)     (928)       --       --
   Gain (loss) on disposal of discontinued
     operations; including $114 and $607 for
     operating losses during phase-out period in 1998 and
     1999 (net of tax (expense) of ($535) and $0,
     respectively);  and including tax (expense) of ($152)
     for six months ended June 30, 2000, and tax expense
     of $0 for all other periods)                              (650)   (1,614)       --        --        --       186       --
Extraordinary item
     Gain from extinguishment of debt (net of tax expense
     of $783)                                                    --        --        --        --        --     1,456       --
                                                            -------   -------   -------   -------   -------   -------  -------
Net (loss) income                                           $ 3,885   $(4,052)  $ 3,014   $(9,483)  $    96   $ 3,582  $ 1,509
                                                            =======   =======   =======   =======   =======   =======  =======

EARNINGS PER SHARE (Basic and Diluted):
  Income from continuing operations                         $  1.18   $  0.64   $  1.00   $  0.10   $  0.27   $  0.50  $  0.39
  Income (loss) from discontinued operations                 ( 0.17)    (1.70)     (.21)    (2.59)     (.24)     0.05     0.00
  Income from extraordinary item                                 --        --        --        --        --      0.38     0.00
                                                            -------   -------   -------   -------   -------   -------  -------
  Net income (loss)                                         $  1.01   $ (1.06)  $   .79   $ (2.49)  $   .03   $  0.93  $  0.39
                                                            =======   =======   =======   =======   =======   =======  =======

COMMON STOCK AND COMMON STOCK
   EQUIVALENTS OUTSTANDING
  Weighted average shares outstanding (basic)                 3,846     3,829     3,818     3,810     3,810     3,865    3,844
  Weighted average shares outstanding (diluted)               3,846     3,834     3,833     3,810     3,819     3,865    3,844

BALANCE SHEET DATA:
Total assets                                                $31,578   $30,669   $22,349   $21,069   $25,723   $25,815  $27,641
Long-term obligations                                       $ 1,586   $ 2,000   $    --   $    --   $    --
Stockholders' equity                                        $ 7,036   $ 3,106   $ 7,565   $ 4,519   $14,002   $10,654  $ 4,654

                              THE SPECIAL MEETING

General

     This Proxy Statement is being furnished to the holders of common stock of Health Power in connection with the solicitation of proxies by the Board of Directors of Health Power for use at a Special Meeting of Stockholders to be held at __________________________________, on _______________, 2000, at ____,
local time, and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying proxy card will be first sent to stockholders is _______________, 2000.

Matters to be Voted Upon at the Special Meeting

     At the Special Meeting, stockholders of Health Power will be asked to consider and vote upon a proposal to adopt the merger agreement. The Board of Directors is not aware of any other matters that may come before the Special Meeting. If any other matters properly come before the Special Meeting, the persons named in the accompanying proxy card intend to vote the proxy in accordance with their judgment on such matters.

     The Special Committee and the Board of Directors of Health Power have determined that the merger is fair to and in the best interests of Health Power and its stockholders and have unanimously approved the merger agreement. AS A RESULT, THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT. For additional information, see "Background of the Merger" and "Reasons for the Merger; Recommendation of the Special Committee and Board of Directors."

     PLEASE COMPLETE, DATE, SIGN, AND RETURN YOUR PROXY CARD TO HEALTH POWER IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Record Date and Voting

     The close of business on ______________, 2000, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournment of the Special Meeting. On the record date, [3,888,460] shares of common stock, held by ____ record owners, were outstanding and entitled to vote. Each share of common stock of Health Power is entitled to one vote, exercisable in person or by properly executed proxy.

     Only stockholders of record at the close of business on the record date are entitled to notice of the Special Meeting and to vote at the Special Meeting. If your shares are held in "street name," meaning that your shares are held not in your name but in the name of a broker (or other nominee), you will receive instructions from your broker explaining what you must do in order for your broker to be able to vote your shares. Please follow these instructions carefully to ensure that your shares will be voted at the Special Meeting. If you do not provide instructions, your broker will not be able to vote your shares (your broker's inability to vote is referred to as a "broker non-vote").

     The presence in person or by proxy of the holders of shares representing a majority of the outstanding shares of common stock of Health Power is necessary for a quorum to be present at the Special Meeting. Abstentions and broker non-votes will be counted as shares present for the purpose of determining the presence of a quorum at the Special Meeting.

     The affirmative vote of the holders of a majority of the shares of common stock that are outstanding as of the close of business on _____________, 2000 (the record date) is required to adopt the merger agreement. Each of the Supporting Stockholders has entered into a voting agreement with Security Capital which, subject to certain qualifications, requires him to vote his shares of common stock of Health Power in favor of the adoption of the merger agreement. These persons together own approximately 47.5% of the outstanding shares of common stock of Health Power. As a result, the merger agreement will be adopted by stockholders if the holders of more than 2.5% of the outstanding shares of common stock not subject to voting agreements vote in favor of the adoption of the merger agreement. BECAUSE A FIXED NUMBER OF AFFIRMATIVE VOTES IS REQUIRED TO ADOPT THE MERGER AGREEMENT (EQUAL TO A MAJORITY OF SHARES OF COMMON STOCK OUTSTANDING ON THE RECORD DATE), THE FAILURE TO RETURN A PROXY CARD OR TO VOTE IN PERSON AT THE SPECIAL MEETING, AS WELL AS ABSTENTIONS AND BROKER NON-VOTES, WILL HAVE THE SAME EFFECT AS VOTES CAST AGAINST THE ADOPTION OF THE MERGER AGREEMENT.

Proxies and Revocation of Proxies

     Because many stockholders will not be able to attend the Special Meeting, the Board of Directors of Health Power is soliciting proxies to give each stockholder an opportunity to vote on the proposal to adopt the merger agreement. The Board of Directors urges you to:

     .    Read carefully the material in this Proxy Statement;

     . Vote on the proposal to adopt the merger agreement by marking the appropriate box on the accompanying proxy card or completing the instructions sent to you by your broker or other nominee; and

     . Sign, date and return the proxy card in the enclosed postage-paid envelope.

     The proxy card has separate boxes allowing you to vote for or against adoption of the merger agreement, as well s abstaining from such vote. The proxy card should be completed. All properly executed proxy cards received and not properly and timely revoked will be voted in accordance with the instructions contained in them. If you do not specify a choice and the proxy card is properly executed and returned, the proxy holders will vote your shares "FOR" the proposal to adopt the merger agreement.

     You may revoke your proxy at any time before the shares represented by the proxy are voted at the Special Meeting. You may do so in one of three ways:

     . By completing and delivering a new, subsequently dated proxy card to Health Power;

     . By sending Health Power a written notice stating that you would like to revoke your proxy (all such notices should be sent to Health Power, Inc., c/o CompManagement, Inc., 6377 Emerald Parkway, Dublin, Ohio 43016, Attention: Paul A. Miller, Esq., General Counsel); or

     . By attending the Special Meeting and asking to vote in person (your presence at the Special Meeting will not by itself revoke your proxy).

     If a quorum is not present at the Special Meeting, or if it appears that the merger agreement will not be adopted by stockholders at the Special Meeting, then a majority of the shares of common stock present in person or by proxy at the Special Meeting may adjourn the Special Meeting in order to give the Board of Directors time to solicit additional proxies or votes for the adoption of the merger agreement. In such case, the proxy holders intend to vote in favor of adjourning the Special Meeting. At any reconvening of the Special Meeting, all proxies, except those that have been revoked or withdrawn, will be voted in the same manner in which they would have been voted at the original convening of the Special Meeting. However, unless otherwise agreed to by Health Power, Security Capital, and HP Acquisition, the Special Meeting may not be adjourned beyond December 31, 2000.

Additional Solicitation of Proxies

     Health Power will bear all costs of soliciting proxies. In addition to the use of the mails, proxies may be solicited by officers, directors, and regular employees, personally or by telephone. Health Power will reimburse banks, brokers, and other nominees for any out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of Health Power's common stock. If follow-up requests for proxies are necessary, Health Power may employ other persons to make these requests.

Appraisal Rights

     Stockholders who do not vote in favor of adoption of the merger agreement and who otherwise comply with the requirements of the Delaware General Corporation Law concerning appraisal rights will be entitled to appraisal rights. Stockholders who vote in favor of adoption of the merger agreement will have waived their appraisal rights. For more information, see "Appraisal Rights Under Delaware Law."

Stock Certificates

     Please do not include your stock certificates with your proxy card. If the merger agreement is adopted by stockholders and the merger is consummated, you will receive instructions explaining how to surrender your stock certificates.

                           BACKGROUND OF THE MERGER

     Since Health Power's acquisition of CompManagement in July 1995, Health Power's operations have focused on providing (i) third party administrative services for workers' compensation and unemployment compensation claims, or TPA services, through CompManagement, (ii) medical management services for workers' compensation claims, or MCO services, through CompManagement Health Systems, and
(iii) managed care medical services through its health maintenance organization subsidiary (the "HMO"). Although CompManagement and CompManagement Health Systems have consistently experienced profitable operations and revenue growth, the HMO's operating losses caused Health Power's stock price to decline to and remain at historically low levels. After attempts to divest the HMO's operations were unsuccessful, the Board of Directors authorized the discontinuation of the HMO's operations in December 1998. In attempting to maximize stockholder value, the Board of Directors believed that focusing Health Power's operations on CompManagement and CompManagement Health Systems would assist investors in evaluating the ongoing financial performance of Health Power which, in turn, would improve Health Power's stock price. However, Health Power's stock price did not improve during the first half of 1999, and the Board of Directors continued to seek ways to enhance and maximize stockholder value.

     On July 1, 1999, Health Power retained RJA (then known as Roney & Co.) to act as Health Power's exclusive investment banking advisor to assist Health Power in evaluating strategic alternatives to enhance stockholder value. Health Power selected RJA on the basis of RJA's knowledge of the company, its familiarity with the health care industry, and its qualifications and reputation. RJA's predecessor had acted as lead underwriter in Health Power's 1994 initial public offering. RJA evaluated alternatives for Health Power in light of Health Power's strategic goals of expanding its product offerings in Ohio and expanding its business outside of Ohio, as well as its overall goal of maximizing stockholder value. Alternatives reviewed by RJA included Health Power
(i) remaining as a stand-alone entity and raising funds for expansion through a debt or equity offering, (ii) remaining as a stand-alone entity and using only internally generated funds for expansion, and (iii) engaging in a business combination transaction with a strategic buyer or a financial investor. After an analysis of Health Power's financial condition and strategic goals, RJA recommended that, as the most viable method to achieve maximization of stockholder value, Health Power seek a strategic buyer or financial investor in a business combination transaction through a competitive bidding process. The Board of Directors of Health Power determined to act on RJA's recommendation.

     RJA presented a list of potential financial and strategic business combination parties to Health Power, and during July and August 1999, RJA sent solicitation of interest letters to approximately 115 financial investors and 28 strategic buyers. Thirty-five recipients responded to RJA's letter and indicated an interest in obtaining additional information. Of these respondents, 28 were financial investors and seven were strategic buyers. Health Power entered into confidentiality agreements with these 35 respondents and sent each of them a confidential offering memorandum.

     RJA requested the 35 respondents to submit indications of interest to RJA, and during September 1999, RJA received indications of interest from four parties, including Capital

Partners, Inc., an affiliate of Security Capital ("Capital Partners"). Three of these parties included with their indications of interest a range of potential prices for an acquisition of Health Power. The price range proposed by one party was $40.0 - $55.0 million, and the price range proposed by another party was $43.0 - $57.4 million. The price range submitted by Capital Partners was $21.0 to $30.0 million, which the Board of Directors considered too low to pursue. The fourth party did not indicate a price range and, after additional inquiry by RJA, did not pursue further communication with RJA. In September 1999, management presentations were made to the two remaining parties. However, in late September 1999, both of these parties informed RJA that they were not interested in pursuing further discussions regarding an acquisition of Health Power.

     In October 1999, RJA sent solicitation of interest letters to another 48 entities participating primarily in management buy-out activities. One party entered into a confidentiality agreement with Health Power, but ultimately none of these entities responded with an indication of interest.

     In November 1999, the Board of Directors determined that continuing discussions with a strategic buyer or financial investor remained Health Power's most viable alternative, and in accordance with that determination, RJA renewed discussions with Capital Partners. These discussions resulted in a preliminary proposal from Capital Partners which reflected a gross purchase price of $35.0 million with reductions for acquisition debt, severance obligations, and transaction costs. A management presentation was made to Capital Partners on November 18, 1999. Negotiations continued between RJA and Capital Partners, and in late November 1999, Capital Partners submitted a term sheet to RJA with a $1.25 million increase in the gross purchase price. The term sheet also indicated that the proposed buyer would be Security Capital or a Security Capital subsidiary. The terms of Security Capital's acquisition proposal required an equity participation by, and the continued employment of, the CMI Executive Team, but not of Dr. Master. At that time, Health Power declined to negotiate further with Security Capital until more definitive discussions had occurred between Security Capital and the CMI Executive Team, and Health Power indicated it would renew discussions once that had occurred.

     During December 1999 and early January 2000, the CMI Executive Team and Security Capital negotiated the basic terms of the CMI Executive Team's participation in the effort to acquire Health Power. In mid-January 2000, the CMI Executive Team informed Health Power that acceptable arrangements had been reached with Security Capital and outlined a proposed transaction for the acquisition of Health Power. The proposal outlined by the CMI Executive Team, which was consistent with Capital Partners' earlier term sheet, provided for the acquisition of Health Power by a corporation owned 20% by the CMI Executive Team and 80% by Security Capital. The proposal provided for a $2.0 million equity investment in the acquiring corporation by the CMI Executive Team and the continuation of their current employment arrangements. Dr. Master's employment would be terminated in connection with the acquisition. The proposed gross purchase price was $36.25 million, with reductions for (i) Health Power's existing debt incurred in connection with previous acquisitions, (ii) Health Power's payment obligation for severance to Dr. Master under his May 1999 employment agreement, (iii) Health Power's aggregate payment obligations for benefits to the CMI Executive Team under their August 1999 change in control agreements, and (iv) Health Power's transaction costs. Health Power's payment obligation under Dr. Master's employment would be triggered upon the closing of the proposed acquisition and Health Power's termination of his employment. Health Power's payment obligation under each change in control agreement would be triggered upon the closing of the proposed acquisition if the party to such agreement voluntarily terminated his employment with CompManagement within six months after the closing. The aggregate amount of these payment obligations to Dr. Master and the CMI Executive Team would be approximately $5.78 million as of the closing. The proposal provided for the termination of Dr. Master's employment agreement and the CMI Executive Team's change in control agreements and the payment of the obligations under these terminated agreements (the "contract termination payments") at the closing.

     In mid-January 2000, Dr. Master, as Chairman and Chief Executive Officer of Health Power, engaged in discussions on behalf of Health Power with members of the CMI Executive Team regarding the CMI Executive Team proposal, with the objective of improving the proposal for Health Power stockholders. These discussions centered around a reduction in the aggregate amount of the contract termination payments to Dr. Master and Messrs. Bossart, Kurth, and Wagner, as the remaining members of the CMI Executive Team would need to use a significant portion of their contract termination payments to fund their contemplated equity investment in the acquiring corporation. As a result of these discussions, Dr. Master and Messrs. Bossart, Kurth, and Wagner each agreed to reduce their respective contract termination payments by $250,000, for an aggregate reduction from the initial proposal, and a corresponding aggregate increase in the purchase price payable to Health Power stockholders, of $1.0 million.

     On January 18, 2000, a meeting was held among Dr. Elliott Feldman, Robert
S. Garek, Dr. Crystal A. Kuykendall, Frank R. Nutis, and Dr. Burt E. Schear, who constituted all of the independent directors of Health Power. RJA and Baker & Hostetler LLP, Health Power's legal counsel, participated in this meeting. This meeting was held for the purpose of presenting the acquisition proposal to Health Power's independent directors. Health Power's legal counsel discussed the role of the independent directors and their fiduciary duties to stockholders in transactions of this nature. The independent directors were advised to (i) form a special independent committee of directors for the purpose of evaluating the acquisition proposal, as well as evaluating and pursuing alternative strategies in order to maximize value for Health Power's public stockholders, and (ii) retain independent legal counsel to advise and assist the committee in carrying out its fiduciary duties. These independent directors, who were subsequently organized formally as a special independent committee of the Board of Directors, are hereafter referred to as the "Special Committee." Dr. Feldman was appointed as chairman of the Special Committee.

     At the January 18 meeting, representatives of RJA orally reported to the Special Committee regarding the alternatives explored to date and the competitive bidding process conducted by RJA on behalf of Health Power. RJA reported to the Special Committee that, in its view, Health Power and RJA had performed an exhaustive search for prospective investors and buyers and had contacted all of the financial investors and strategic buyers who could reasonably be expected to have an interest in a business combination transaction with Health Power. RJA outlined for the Special Committee the proposed transaction with Security Capital, including the $36.25 million gross purchase price and reductions to that amount for Health Power's acquisition debt, contract termination payments, and transaction costs. These purchase price reductions were based on Security Capital's stated conditions of not assuming any acquisition debt and certain other obligations of Health Power. The Special Committee discussed extensively the amount of the contract termination payments, including the reductions theretofore agreed upon by Dr. Master and Messrs. Bossart, Kurth, and Wagner, and whether the amount was reasonable under the facts and circumstances of the proposed transaction.

     On January 19, 2000, in response to rumors and higher than average trading volume in Health Power stock, Health Power publicly announced that it was engaged in preliminary acquisition discussions.

     Between January 24 and February 16, 2000, the Special Committee interviewed law firms for consideration as its legal counsel, and determined to engage Bricker & Eckler LLP. On February 29, 2000, the Board of Directors ratified the Special Committee's engagement of counsel. The Special Committee immediately began discussions with its counsel to evaluate the proposed transaction and possible alternatives.

     On March 3, 2000, Health Power received a draft merger agreement from Security Capital.

     On March 9, 2000, the Special Committee and its legal counsel met and discussed various matters related to the proposed transaction, including the terms of Security Capital's draft merger agreement, the possibility of retaining its own financial advisor to render an opinion to the Special Committee regarding the fairness of the proposed transaction, and other alternatives to enhance and maximize stockholder value.

     On March 10 and March 15, 2000, members of the Special Committee and its counsel met with members of the CMI Executive Team to discuss possible alternatives to the proposal from Security Capital, including a management buyout of Health Power or Health Power remaining as a stand-alone entity. After evaluating these alternatives, the Special Committee concluded that neither of these alternatives would likely result in stockholders receiving greater value than they would by pursuing the proposal from Security Capital.

     On March 16, 2000, the Special Committee and its counsel met with representatives of RJA to discuss various issues concerning the terms of the proposal by Security Capital, including the proposed amount of the contract termination payments, transaction expenses, the financing contingency requested by Security Capital, and breakup fees.

     During the remainder of March 2000, counsel for Health Power and the Special Committee engaged in discussions with counsel for Security Capital regarding the terms and conditions of Security Capital's draft merger agreement. On March 31, 2000, Health Power, based upon input from its counsel and counsel for the Special Committee, delivered comments to Security Capital's draft merger agreement.

     During early April 2000, Health Power and the Special Committee, through their respective legal counsel, continued negotiations with Security Capital regarding the merger agreement. However, in mid-April 2000, Security Capital informed Health Power that it was ceasing further due diligence until the Special Committee and the Board of Directors approved the merger agreement on the terms proposed by Security Capital. The Special Committee responded by focusing its attention on certain critical issues presented by Security Capital's proposed terms, including the "no solicitation" covenant, the proposed escrow arrangements, and the existence of a financing and certain other transaction contingencies. Discussions on these critical issues resulted in the implementation of a $100,000 escrow arrangement payable to Health Power under specified circumstances and the deletion of certain transaction contingencies. The Special Committee also held discussions during this time with members of the CMI Executive Team regarding the amount of their proposed contract termination payments. As a result of these discussions, Dr. Master and Messrs. Bossart, Kurth, and Wagner each agreed to reduce their respective contract termination payments by an additional $50,000, resulting in a total reduction per individual equal to $300,000, and a corresponding aggregate increase in the purchase price payable to stockholders of $1.2 million.

     On April 28, 2000, the Special Committee met to review the principal terms of Security Capital's proposal, as impacted by the discussions between the parties during the latter part of April. Legal counsel to the Special Committee also reviewed, in depth, the applicable law and duties of the Special Committee under the circumstances. After consultation with its counsel, the Special Committee confirmed its willingness to proceed with a transaction under the principal terms proposed by Security Capital, which included the $1.2 million reduction in contract termination payments, and instructed its legal counsel to proceed with final negotiations. Health Power, with input from its counsel and counsel to the Special Committee, and Security Capital then negotiated the final terms of a definitive merger agreement to be presented to the Special Committee and the Board of Directors for approval. However, as of that time Security Capital had not recommenced its due diligence review of Health Power.

     On May 9, 2000, the Special Committee and the Board of Directors of Health Power, along with RJA, Health Power's counsel, and the Special Committee's counsel, held concurrent meetings in order to evaluate the transaction, its structure, and its fairness. RJA rendered to the Special Committee and the Board of Directors an oral opinion to the effect that, as of May 9, 2000, and based upon and subject to certain matters stated in a draft fairness opinion letter reviewed by the directors, the cash merger consideration to be received by Health Power stockholders pursuant to the merger agreement was fair to stockholders from a financial point of view. On May 9, 2000, the estimated cash merger consideration to stockholders was $26.84 million, or $6.88 per share (assuming 3,900,000 shares outstanding on the merger date). This amount was based upon a gross purchase price of $36.25 million, with reductions for (i) Health Power's existing debt incurred in connection with previous acquisitions,
(ii) Health Power's contract termination payment to Dr. Master, (iii) Health Power's contact termination payments to the CMI Executive Team, (iv) Health Power's payment to terminate outstanding stock options, and (v) Health Power's estimated transaction costs. RJA and counsel for the Special Committee and Health Power then reviewed with the Special Committee and the Board of Directors the proposed merger agreement and transaction documents. Counsel for Health Power also communicated to the Special Committee and the Board of Directors a request from Security Capital to include in the definitive merger agreement a due diligence contingency of a limited duration.

     At that point, the Board of Directors temporarily adjourned its meeting, and the Special Committee continued with its separate meeting to review and evaluate the transaction. During this meeting, the Special Committee reviewed the interests of, and payments to be received by, the CMI Executive Team and Dr. Master in connection with the transaction. After taking into consideration these interests and payments, the Special Committee voted in favor of recommending the approval of the merger agreement and the transactions contemplated by the merger agreement to the Board of Directors.

     The Board of Directors meeting was then reconvened, and the Special Committee made its recommendation to the Board of Directors. At that point, the Board of Directors considered Security Capital's request for a limited due diligence contingency period. The Board of Directors decided to vote on the approval of the merger agreement without a due diligence contingency and, if approved, to then permit Security Capital a limited period of time to complete its due diligence review, after which the merger agreement would be executed by the parties. This procedure was determined to be preferable to executing a merger agreement with a due diligence contingency, which the Board did not believe was in the best interests of stockholders. After consideration of the terms of the transaction and the RJA fairness opinion, the Special Committee and the Board of Directors determined that the consideration to be paid for each share of common stock of Health Power was fair to and in the best interest of Health Power and its stockholders. The Special Committee and the Board of Directors then approved the merger agreement and the transactions contemplated by the merger agreement and resolved to recommend that Health Power stockholders vote in favor of adoption of the merger agreement.

     The Special Committee and the Board of Directors then advised Security Capital of the approval of the merger agreement. Thereafter, Security Capital completed its due diligence, and on June 8, 2000, Health Power entered into the merger agreement with Security Capital and its subsidiary, HP Acquisition as approved by the Special Committee and the Board of Directors. Health Power publicly announced the execution of the merger agreement prior to the beginning of business on June 9, 2000.

     Security Capital's obligations under the merger agreement were subject to a financing contingency which provided that Security Capital would have until July 31, 2000, to obtain financing commitments of not less than $34,500,000 to fund the consummation of the merger. The merger agreement also gave Security Capital the option to extend this financing commitment due date until August 14, 2000. On July 26, 2000, Security Capital exercised its option, and the financing commitment due date was extended until August 14, 2000.

     On August 10, 2000, Security Capital requested a further extension of the financing commitment due date. On August 14, 2000, the Special Committee and the Board of Directors of Health Power, along with counsel for Health Power and the Special Committee, held concurrent meetings in order to evaluate the requested extension. After reviewing the request, the Special Committee and the Board of Directors voted in favor of granting an extension of the financing commitment due date until August 18, 2000, and an amendment to the merger agreement was signed that day reflecting the extension.

     On August 18, 2000, Security Capital requested a further extension of the financing commitment due date until September 15, 2000. In consideration of the requested extension, Security Capital proposed that Health Power be permitted to reduce its indebtedness above the amount set forth in the merger agreement, which in turn would increase the aggregate cash merger consideration to Health Power's stockholders under the purchase price calculation. On August 22, 2000, the Special Committee and the Board of Directors of Health Power, along with counsel for Health Power and the Special Committee, held concurrent meetings in order to evaluate the requested extension. During the course of such meetings, the Special Committee and the Board of Directors reviewed the proposed terms of Security Capital's financing arrangements with Bank One and Banc One Mezzanine. After reviewing the request, the Special Committee and the Board of Directors voted in favor of granting an extension of the financing commitment due date until September 15, 2000, provided that Security Capital agree to permit Health Power to reduce its indebtedness by an additional $200,000 and by an additional $6,667 per day for each day that the closing of the merger occurs after October 31, 2000. Security Capital agreed to such terms, and an amendment to the merger agreement was signed on August 23, 2000, reflecting the extension and additional terms.

     On September 14, 2000, Security Capital submitted to Health Power financing letters from Bank One and Banc One Mezzanine for credit facilities in the amount of $25,000,000 and $6,000,000, respectively, which, together with the commitments from Security Capital and the CMI Executive Team to each invest $2,000,000 in the acquiring corporation, provided for a total of $35,000,000 of financing to complete the merger. On September 14, 2000, Dr. Elliott P. Feldman, as chairman of the Special Committee, and Dr. Bernard F. Master, as chairman of Health Power, reviewed the Bank One and Banc One Mezzanine financing commitment letters with RJA. RJA informed Drs. Feldman and Master that, in its view, the financing commitment letters contained commercially reasonable terms and conditions for a transaction of this nature. On behalf of Health Power, Drs. Feldman and Master found the financing commitment letters to be acceptable within the terms of the merger agreement, and Health Power accepted the commitment letters on September 15, 2000.

     On September 18, 2000, the Special Committee and the Board of Directors of Health Power, along with RJA, Health Power's counsel, and the Special Committee's counsel, held concurrent meetings in order to review the re-calculated cash merger consideration per share. As previously discussed, on May 9, 2000, the estimated cash merger consideration was $6.88 per share. Based upon the modification of the debt reduction component and other changes to the components of the purchase price calculation occurring after May 9, 2000, such as an increase in the number of shares of Health Power common stock outstanding, the cash merger consideration was re-calculated and determined to be $6.98 per share (assuming the closing of the merger on November 15, 2000). At this meeting, RJA confirmed to the Special Committee and Board of Directors of Health Power that, at $6.98 per share, its May 9, 2000 oral opinion, which stated that the cash merger consideration to be received by Health Power stockholders pursuant to the merger agreement was fair to stockholders from a financial point of view, remained in effect.

                   REASONS FOR THE MERGER; RECOMMENDATION OF
                 THE SPECIAL COMMITTEE AND BOARD OF DIRECTORS

     THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS OF HEALTH POWER BELIEVE THE TERMS OF THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF HEALTH POWER AND ITS STOCKHOLDERS, HAVE UNANIMOUSLY APPROVED THE MERGER AGREEMENT, AND UNANIMOUSLY RECOMMEND THAT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

     In reaching their decisions to approve the merger and the merger agreement, the Special Committee and the Board of Directors consulted with their financial and legal advisors and considered a variety of factors, including the following:

     . A review of the possible alternatives to a sale of Health Power, including the prospects of continuing to operate Health Power as an independent company, the value to stockholders of such alternatives, and the timing and likelihood of achieving additional value from these alternatives, and the possibility that Health Power's future performance might not lead to a stock price having a higher present value than the merger consideration.

     . A review of Health Power's strategic goals of expanding its product offerings in Ohio and expanding its business outside of Ohio, the capital necessary to implement these expansion goals, the timing and likelihood of obtaining the capital necessary to implement these goals, and the possibility that such expansion might not lead to a stock price having a higher present value than the merger consideration.

     . The extensive and thorough competitive bidding process conducted by RJA and the indications of interest and bids of third parties, other than Security Capital, received by Health Power in connection with such process.

     . The opinion of RJA, Health Power's financial advisor, that the cash merger consideration to be received by Health Power stockholders was fair to stockholders from a financial point of view, and the financial analyses conducted by RJA in reaching its opinion, as described under "Opinion of Health Power's Financial Advisor."

     . The determination of the Special Committee of the Board of Directors, consisting of independent directors not employed by Health Power who were advised by separate legal counsel, that the merger consideration to be paid for each share of common stock of Health Power is fair to the stockholders, and that it would be in the best interests of Health Power and its stockholders to enter into the merger agreement and related agreements.

     . The amount of consideration offered to Health Power stockholders, which, based upon the cash merger consideration of $6.98 per share, represents a premium of 128.1%, 93.9%, 118.8%, 140.7%, and 194.5% over the average
        Health Power
        closing prices for the 10-day period, the 30-day period, the 60-day period, the 90-day period and the 180-day period, respectively, preceding May 3, 2000.

     The Special Committee and the Board of Directors of Health Power also considered certain countervailing factors in their deliberations concerning the merger and the merger agreement, including:

     . The potential disruption to Health Power's business that might result from undertaking the merger process.

     . The uncertainty regarding stockholders', customers' and employees' perception of the merger.

     . The possibility that Security Capital could not satisfy the financing contingency in the merger agreement.

     . The contractual obligations of Health Power, such as a no solicitation covenant, and the transaction expenses to be incurred by Health Power prior to the satisfaction of the financing contingency.

     . The payments required to terminate Health Power's contract obligations to certain officers and directors. See "Interests of Certain Persons in the Merger."

     .  The possibility that the merger may not be consummated.

     . The required payment by Health Power in certain circumstances of a termination fee and expenses under the merger agreement. See "Provisions of the Merger Agreement--Termination, Fees, Amendment and Waiver."

     The Special Committee and the Board of Directors of Health Power determined that the countervailing factors did not outweigh the positive attributes of the merger.

     The foregoing discussion of the information and factors discussed by the Special Committee and the Board of Directors is not meant to be exhaustive but includes all material factors considered by the Special Committee and the Board of Directors. The Special Committee and the Board of Directors did not quantify or attach any particular weight to the various factors that they considered in reaching their determination that the merger agreement and the merger are fair to and in the best interests of Health Power stockholders. Rather, the Special Committee and the Board of Directors viewed their position and recommendation as being based on the totality of the information presented to and considered by them. As a result of their consideration of the foregoing and other relevant considerations, the Special Committee and the Board of Directors determined that the merger agreement and the merger are advisable to and in the best interests of Health Power stockholders and approved the merger agreement.

     The May 9, 2000 vote by the Special Committee on the approval of the merger agreement and its recommendation to Health Power stockholders was four in favor and none opposed, with one abstention, and the vote on that date by the Board of Directors on the approval of the merger agreement was seven in favor and none opposed, with one abstention. In each case, the same director abstained from voting. The August 14, 2000 vote by the Special Committee and the Board of Directors was unanimous in favor of the grant of an extension to the financing commitment due date, and the August 22, 2000 vote by the Special Committee and the Board of Directors was unanimous in favor of the grant of an extension to the financing commitment due date. One independent director was absent from the August 22, 2000 meeting.

     The director abstaining in the May 9, 2000 vote indicated his reasons for abstaining were based upon the existence of Security Capital's financing contingency and the lack of assurance that Security Capital could satisfy this contingency. At the September 18, 2000 concurrent meetings of the Special Committee and Board of Directors, and based upon the financing commitment letters received by Security Capital from Bank One and Banc One Mezzanine, this director changed his vote of abstention to a vote for the approval of the merger agreement and in favor of recommending that Health Power stockholders vote for the adoption of the merger agreement.

     THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

                  EFFECTS OF THE MERGER; MERGER CONSIDERATION

     The merger agreement provides for the merger of HP Acquisition into Health Power, with Health Power surviving the merger as a subsidiary of Security Capital. Each share of common stock of Health Power issued and outstanding at the effective time of the merger, except shares held by stockholders who properly exercise their appraisal rights under Delaware law and shares held by HP Acquisition (which will be cancelled), will be converted into the right to receive $6.98 in cash, without interest, assuming the merger closes on November 15, 2000. This amount was derived by dividing the following number by 3,888,460 (the total number of shares of common stock of Health Power outstanding on the date of this Proxy Statement): $36,250,000 minus the sum of (i) $2,750,996 (Health Power's indebtedness assuming a November 15, 2000 closing); (ii) $471,056 (the aggregate amount to be paid to terminate Health Power's outstanding stock options); (iii) $4,742,727 (the aggregate amount of the contract termination payments to be made to Dr. Master and the CMI Executive
Team), and (iv) $1,125,000 (Health Power's estimated transaction expenses). Health Power will be permitted to decrease its indebtedness by $6,667 per day for each day that the closing of the merger occurs after November 15, 2000, which in turn will increase the aggregate merger consideration to Health Power stockholders by a like amount, resulting in an increase of approximately $0.002 per share per day for each day that the closing of the merger occurs after November 15, 2000.

     Each share of common stock of HP Acquisition issued and outstanding at the effective time of the merger will be converted into and exchanged for one share of stock of Health Power.

     The merger will be effective upon the filing of a Certificate of Merger with the Delaware Secretary of State. The filing of the Certificate of Merger is expected to occur promptly after all of the conditions to the merger set forth in the merger agreement have been satisfied or waived. See "Provisions of the Merger Agreement--Conditions to the Merger." The merger will have the effect set forth under Delaware law. More specifically, at the effective time of the merger, all of the property, rights, privileges, powers and franchises of Health Power and HP Acquisition will be vested in the surviving corporation, and all of the debts, liabilities and duties of Health Power and HP Acquisition will become the debts, liabilities and duties of the surviving corporation.

     The directors of HP Acquisition immediately prior to the effective time of the merger will be the directors of the surviving corporation and will serve until their respective successors are duly elected. The officers of HP Acquisition immediately prior to the effective time of the merger will be the officers of the surviving corporation and will serve until their respective successors are duly elected. The certificate of incorporation and bylaws of HP Acquisition will be the certificate of incorporation and bylaws of the surviving corporation until duly amended in accordance with applicable law.

     If the merger is consummated, Health Power will no longer be required to file periodic reports under the Securities Exchange Act of 1934, including annual reports on Form 10-K, quarterly reports on Form 10-Q, proxy statements and other non-periodic reports such as Forms 8-K.

                            FINANCING OF THE MERGER

     It is estimated that the total amount of funds necessary to consummate the merger and pay related fees and expenses is approximately $35,000,000, as follows:

     . $27,160,221 for the payment of the cash merger consideration to Health Power stockholders;

     . $4,742,727 for the contract termination payments to be made to Dr. Master and the CMI Executive Team;

     . $471,056 for payments to terminate Health Power's outstanding stock options;

     . $1,125,000 for payment of Health Power's estimated transaction expenses; and

     . $1,500,000 for payment of Security Capital's estimated transaction expenses.

     Health Power and/or its subsidiaries will continue to be obligated for an aggregate of $2,750,996 of outstanding indebtedness following the completion of the merger.

     The funds necessary to consummate the merger and pay related fees and expenses will be provided through a combination of equity and debt financing, as follows:

     .  An equity investment of $8,000,000 from Security Capital;

     .  An equity investment of $2,000,000 from the CMI Executive Team; and

     . A term loan and revolving loan in the aggregate amount of $25,000,000 from Bank One.

     Pursuant to the terms of a binding commitment letter, Bank One has agreed to lend $25,000,000 to HP Acquisition to be used to complete the merger and to pay related fees and expenses (the "Bank One Credit Facility"). The Bank One Credit Facility will consist of a $17,000,000 five-year term loan and an $8,000,000 two-year revolving loan guaranteed by a wholly owned subsidiary of Security Capital and secured by all of the business assets of HP Acquisition. The term loan is to bear interest at LIBOR plus 1.45% or 1.75%, depending upon the borrower's debt to cash flow ratio, and the revolving loan is to bear interest at Bank One's prime rate minus 0.75% or 0.50%, if the prime rate option is selected, or LIBOR plus 1.45% or 1.75%, if the LIBOR rate option is selected, and in each case depending upon the borrower's debt to cash flow ratio. In addition, the Bank One Credit Facility will be subject to customary covenants for this type of financing, including restrictions on indebtedness, liens, sales and acquisitions other than in the ordinary course of business, and affiliate transactions.

      Pursuant to the terms of a binding commitment letter, Banc One Mezzanine has agreed to lend $6,000,000 to a wholly owned subsidiary of Security Capital to be used to partially finance Security Capital's $8,000,000 equity investment in the acquiring corporation (the "Banc One Mezzanine Credit Facility"). The Banc One Mezzanine Credit Facility is to be a five-year loan secured by a pledge of all stock of Health Power owned by Security Capital or its subsidiary. The Banc One Mezzanine Credit Facility is to bear interest at a fixed rate of 20% per annum, with an option to pay up to 4% of such interest with in-kind securities. Banc One Mezzanine is also to receive a performance fee equal to 1.5% of Health Power's cumulative EBITDA, payable upon the occurrence of certain events. In addition, the Banc One Mezzanine Credit Facility will be subject to customary covenants for this type of financing, including restrictions on indebtedness, liens, dividends, stock redemptions, asset sales and acquisitions, and affiliate transactions.

     The commitment letters from the Bank One Credit Facility and the Banc One Mezzanine Credit Facility are subject to certain conditions, such as the preparation and execution of definitive loan agreements and related documents, the absence of a material adverse change in Health Power's business, and the confirmation of various factual matters. The Banc One Mezzanine Credit Facility is also subject to Banc One Mezzanine's legal due diligence review, its satisfaction with the terms of the Bank One Credit Facility, and its satisfaction with the terms of any inter-company management fees and distribution arrangements. In addition, the Bank One and Banc One Mezzanine commitment letters are subject to the consummation of the merger by November 30, 2000. The commitment letters also provide that the credit facilities may be subject to additional conditions contained in the definitive loan agreements. These commitment letters are filed as exhibits to Health Power's Schedule 13E-3.

                  OPINION OF HEALTH POWER'S FINANCIAL ADVISOR

     By letter dated July 1, 1999, Health Power engaged RJA as its exclusive financial advisor to assist Health Power in evaluating strategic alternatives, including the possible sale or merger of Health Power. Health Power selected RJA on the basis of RJA's knowledge of the company, its familiarity with the health care industry, and its qualifications and reputation. RJA's predecessor had acted as lead underwriter in Health Power's 1994 initial public offering. On May 9, 2000, RJA delivered to the Special Committee and Board of Directors of Health Power an oral opinion that, on and as of the date of such opinion, and based on the assumptions made, procedures followed, matters considered, and limits of review, as set forth in the written confirmation of the opinion, the cash merger consideration to be received by Health Power stockholders pursuant to the merger agreement was fair to stockholders from a financial point of view. On May 9, 2000, the estimated cash merger consideration was $6.88 per share. On August 23, 2000, Health Power and Security Capital amended the merger agreement to permit Health Power to reduce its indebtedness above the amount set forth in the merger agreement, which in turn would increase the aggregate cash merger consideration to Health Power's stockholders under the purchase price calculation. Based upon that modification and other changes to the components of the purchase price calculation occurring after May 9, 2000, such as an increase in the number of shares of Health Power common stock outstanding, the cash merger consideration was re-calculated and determined to be $6.98 per share (assuming the closing of the merger on November 15, 2000). On September 18, 2000, RJA confirmed to the Special Committee and Board of Directors of Health Power that, at $6.98 per share, its May 9, 2000 oral opinion, which stated that the cash merger consideration to be received by Health Power stockholders pursuant to the merger agreement was fair to stockholders from a financial point of view, remained in effect. The oral opinion was subsequently confirmed in a written opinion dated May 9, 2000.

     The full text of RJA's opinion is attached as Annex B to this Proxy Statement and incorporated in this Proxy Statement by reference. The Special Committee and Board of Directors of Health Power did not impose any restrictions or limitations upon RJA with respect to the investigations made or the procedures followed by it in rendering its opinion. Health Power stockholders are urged to, and should, read RJA's opinion carefully and in its entirety. RJA's opinion is directed to the Board of Directors and addresses only the fairness of the cash consideration to be received by the holders of Health Power common stock pursuant to the merger agreement from a financial point of view to the holders. It does not address any other aspect of the merger or constitute a recommendation to any holder of Health Power common stock as to how to vote at the Special Meeting. The following summary of RJA's opinion is qualified in its entirety by reference to the full text of the opinion.

      In connection with rendering its opinion, RJA, among other things:

     . Reviewed Health Power's Annual Reports to Stockholders, Annual Reports on Form 10-K and related financial information for the fiscal years ending December 31, 1997, 1998, and 1999, and internally generated financial information for Health Power for the first quarter ending March 31, 2000 as prepared by Health Power's management;

     . Reviewed certain publicly available information with respect to historical market prices and trading activities for the common stock of Health Power and for certain publicly traded comparable companies which RJA deemed relevant;

     . Reviewed historical information and certain non-public, internally generated financial forecasts relating to the business, earnings, cash flow, assets and prospects for Health Power furnished to it by the management of Health Power;

     . Discussed the past and current operations and financial condition and the prospects of Health Power with members of senior management;

     .  Visited Health Power's offices;

     . Compared the financial terms of the transaction with the financial terms of certain other transactions which RJA believed were generally comparable to the merger transaction;

     . Discussed with Health Power's operating executives the prospects of Health Power relating to its current and projected financial performance;

     . Participated in discussions and negotiations among representatives of Health Power and Security Capital;

     . Performed various valuation models, including a discounted cashflow analysis, a comparison of comparable companies, and a comparison of other mergers and acquisitions deemed to be comparable;

     . Compared certain financial characteristics of Health Power with the financial characteristics of other publicly held companies in the healthcare cost containment industry that RJA deemed to be relevant;

     . Researched current industry conditions and trends concerning the valuation of recent mergers and acquisitions; and

     . Reviewed such other financial and industry data and performed such other analysis and took into account such other matters as RJA deemed necessary.

     In rendering its opinion, RJA assumed and relied upon, without independent verification, the accuracy and completeness of the information made available to RJA by Health Power. With respect to the information relating to the prospects of Health Power, RJA assumed that such information reflected the best currently available estimates and judgments of management of Health Power of the likely future financial performance of Health Power. RJA did not make nor was it provided with any independent valuation or appraisal of the assets or liabilities of Health Power. In connection with its engagement to provide financial advisory services to the Board of Directors of Health Power concerning strategic alternatives, RJA was requested to solicit, and did solicit, interest from third parties with respect to the acquisition of Health Power. In arriving at its opinion, RJA considered the nature, scope and results of such solicitation. RJA's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to RJA as of, May 9, 2000.

     The following is a brief summary of the material analyses performed and factors considered by RJA in preparation of its opinion dated May 9, 2000.

Comparable Public Company--Trading Multiple Analysis

     RJA compared certain financial and stock market information for Health Power with similar information for nine selected publicly held companies in the health care cost containment industry. The following companies were part of the analysis: American Dental Partners, Inc., CorVel Corporation, First Health Group Corp., HealthPlan Services Corporation, Health Risk Management, Inc., HealthStar Corp., Orthodontic Centers of America, Inc., Pediatrix Medical Group, Inc., and Transcend Services Inc. (collectively, the "Selected Companies"). RJA calculated market values relative to each company's earnings per share ("EPS") for the latest 12 months and enterprise values (equity market value, plus debt, less cash and equivalents) relative to each company's sales, earnings before interest, taxes, depreciation and amortization ("EBITDA"), and earnings before interest and taxes ("EBIT") for the latest 12 months. All multiples for the Selected Companies were based on closing stock prices at the close of business on April 26, 2000. Health Power multiples were based upon a $6.98 per share of common stock of Health Power and its EPS, sales, EBITDA, and EBIT for the year ended December 31, 1999.


                         Stock Price as a    Enterprise Value Multiples for
                            multiple of      Selected Companies and Health
                             Earnings        Power Based

                             Per Share       Sales       EBITDA      EBIT
                             ---------       -----       ------      ----
Selected Companies:
High                           22.2x         4.2x         19.1x       54.2x
Mean                           13.8x         1.4x          8.2x       16.5x
Median                         13.9x         0.8x          7.6x       12.3x
Low                             4.6x         0.2x          2.5x        3.7x

Health Power                    5.8x         1.0x          7.9x       11.3x


Comparable Acquisition Analysis

     RJA reviewed the purchase price and transaction multiples paid in 16 selected mergers and acquisition transactions in the health care cost containment industry. The transactions reviewed were (target/acquirer): United Payors & United Prov/BCE Emergis Inc., Paramedical Testing/Hooper Holmes Inc., Concentra Managed Care, Inc./Welsh, Carson, Anderson & Stowe, PeopleServe, Inc./Res-Care, Inc., Compdent Corporation/Golder Thoma, TA Associates & NMS, Sheridan Healthcare, Inc./Management & Vestar Capital Partners, EMSA Government Services, Inc./America Services Group, Inc., United Dental Care, Inc./Protective Life Corporation, MedCath, Inc./Kohlberg, Kravis & Roberts, Welsh Carson, Preferred Payment Systems, Inc./Concentra Managed Care, GMS Dental Group, Inc./Gentle Dental Services Corporation, Choicecare Corporation/Humana, Talbert Medical Mgmt Holdings/MedPartners, Inc., EmCare Holdings, Inc./Laidlaw, Inc., Value Health, Inc./Columbia/HCA Healthcare Corporation, and InPhyNet Medical Management/Medpartners, Inc. (the "Selected Merger and Acquisition Transactions"). All multiples were based on publicly available information at the time of the announcement of the transaction. This analysis indicated multiples of total consideration to historical EBITDA and sales in the Selected Merger and Acquisition Transactions of 3.9x to 20.9x (with a median of 9.4x and mean of 11.5x) and 0.4x to 7.5x (with a median of 1.2x and mean of 1.7x), respectively. These multiples compare with a multiple of 7.9x EBITDA and 1.0x sales for Health Power based upon a price of $6.98 per share of common stock of Health Power and its sales and EBITDA of $38.3 million and $4.6 million, respectively for the year ended December 31, 1999.

Stock Premium Analysis

          RJA also compared the premiums paid in Selected Merger and Acquisition Transactions with the premium payable in the Health Power transaction. The premiums paid in the Selected Merger and Acquisition Transactions ranged from-19.91% (i.e., a discount of 19.91%) to 66.80% (with an average of 25.60% and median of 16.84%) based on the target company's closing stock price 30 days prior to the public announcement of the transaction. The premium payable to Health Power stockholders, based upon the a price of $6.98 per share and the closing price of Health Power common stock 30, 60, and 90 days before May 3, 2000, is 93.9%, 118.8%, and 140.7%, respectively.

          The following table sets forth the premiums paid in the Selected Merger and Acquisition Transactions and the premium payable in the merger of HP Acquisition and Health Power.

                              RECENT ACQUISITIONS
            OFFER PRICE PREMIUM TO STOCK PRICE PRIOR TO ANNOUNCEMENT




                                                                                   Date                          Type of
            Target                            Acquiror                          Announced     Offer Price     Consideration
            ------                            --------                          ---------     -----------     -------------
United Payors & United Providers      BCE Emergis, Inc.                            2/7/00       $27.00         Cash
Sheridan Healthcare Inc.              Management & Vestar Capital Partners        3/25/99       $ 9.25       Cash/Debt
Concentra Management Care, Inc.       Welsh, Carson, Anderson & Stowe              3/3/99       $16.50      Stock/Debt
Compdent Corporation                  Goldner Thoma, TA Associates & NMS          7/28/98       $15.00         Cash
MedCath Inc.                          Kohlberg, Kravis & Roberts, Welsh Carson    3/13/98       $19.00         Cash
United Dental Care, Inc.              Protective Life Corp                        3/11/98       $ 9.31      Cash/Stock
Emcare Holdings Inc.                  Laidlaw Inc.                                7/30/97       $38.00       Cash/Debt
Value Health Inc.                     Columbia/HCA Healthcare Corporation         1/15/97       $20.50         Cash

Selected Companies Together

Health Power                          Security Capital Corporation                 6/8/00       $ 6.98         Cash

                                                                       Prior to Transaction Announcements

            Target                              30 Business Days             60 Business Days             90 Business Days
            ------                              ----------------             ----------------             ----------------
                                                Premium      Price           Premium      Price           Premium      Price
                                                --------    ------           --------     -----           --------    ------
United Payors & United Providers                 66.80%      $16.19          80.00%       $15.00           57.66%     $17.13
Sheridan Healthcare Inc.                         15.63%      $ 8.00          32.14%       $ 7.00           25.42%     $ 7.38
Concentra Management Care, Inc.                  50.00%      $11.00          45.05%       $11.38           50.00%     $11.00
Compdent Corporation                             17.65%      $12.75          12.15%       $13.38           -4.00%     $15.63
MedCath Inc.                                     44.76%      $13.13          24.59%       $15.25           20.63%     $15.75
United Dental Care, Inc.                        -19.91%      $11.63         -19.91%       $11.63          -31.67%     $13.63
Emcare Holdings Inc.                             16.03%      $32.75          29.91%       $29.25           37.56%     $27.63
Value Health Inc.                                13.89%      $18.00          13.10%       $18.13           35.54%     $15.13

Selected Companies Together       Mean           25.60%                      27.13%                        23.89%
                                Median           16.84%                      27.25%                        30.48%
                                   Low          -19.91%                     -19.91%                       -31.67%
                                  High           66.80%                      80.00%                        57.66%




Health Power                                     93.89%      $ 3.60         118.81%       $ 3.19          140.69%     $ 2.90

Note: Health Power stock prices are averages of the closing price for the 30, 60, and 90 days preceding May 3, 2000.

Discounted Cash Flow Analysis

     RJA performed a discounted cash flow analysis of Health Power to estimate the present value of the stand-alone, unleveraged, after-tax free cash flows that Health Power could generate over fiscal years 2000 through 2004 based on internal estimates provided by Health Power's management. These estimates, which are set forth below, were prepared other than for purposes of RJA's analysis. RJA did not discount or otherwise risk-adjust management's growth and EBITDA estimates. The stand-alone discounted cash flow analysis of Health Power was determined by (i) adding (x) the present value at December 31, 1999, of projected free cash flows over the five-year period 2000 through 2004 and (y) the present value at December 31, 1999, of the estimated terminal value of Health Power in year 2004 and (ii) subtracting the net debt of Health Power at December 31, 1999, and the estimated contract termination payments to management of Health Power. Health Power's weighted average cost of capital (debt and equity) was estimated to be 17.0%. As a result, the cash flows and the terminal values of Health Power were discounted to present values using discount rates ranging from 15.0% to 19.0%. The terminal value multiple ranged from 4.00x to 4.40x. This analysis yielded an equity reference range of approximately $7.10 to $9.29 per share.

                             Management Projections

                                                                 For Fiscal Years Ending December 31,
(in 000's)                                         2000           2001           2002          2003           2004
                                                   ----           ----           ----          ----           ----
Sales                                           $47,093        $50,564        $56,184       $59,485        $64,243
EBIT                                              6,650          8,357         11,035        11,923         12,668
EBITDA                                            8,128          9,634         12,312        13,200         13,945
Depreciation and Amortization                     1,478          1,277          1,277         1,277          1,277
Capital Expenditures                                850            850            850           850            850
Basic Net Income per Share                        $0.99          $1.25          $1.65         $1.78          $1.90


Other Factors

     In connection with its opinion, RJA also considered, among other things, the following: (i) indications of interest and bids of third parties other than Security Capital (including the preliminary financing commitments associated with such bids); (ii) the historical and pro forma financial profile of Health Power; (iii) the ownership profile of Health Power; (iv) the liquidity of the common stock of Health Power; (v) movements of the price of the shares relative to movements in the Dow Jones Industrial Average; and (vi) the historical relationship between the stock's price and its trading volume. RJA took notice of the other options available to Health Power, including retaining the status quo or engaging in other transactions. RJA noted that these alternatives do not in themselves address the strategic and financial priorities of Health Power.

Preparation of Fairness Opinion; Fees to RJA

     Although the summary set forth above does not purport to be a complete description of the analyses performed by RJA, the material analyses performed by RJA in rendering its opinion have been summarized above. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstance and, therefore, such an opinion is not readily susceptible to summary description. RJA believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of the above summary, without considering all factors and analyses, could create a misleading or incomplete view of the processes underlying such analyses and opinion.

     No company, transaction, or business used in such analysis as a comparison is identical to Health Power or the proposed merger, nor is an evaluation of the results of such analyses entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading, or other values of the companies, business segments, or transactions being analyzed. The estimates contained in such analyses and the range of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as part of RJA's analysis of the fairness, from a financial point of view, of the consideration to be received. The projections are based on numerous variables and assumptions that are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those assumed in the projections and related analyses.

     In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. RJA's opinion and financial analyses were only one of many factors considered by the Special Committee and the Board of Directors of Health Power in their evaluation of the proposed transaction and should not be viewed as determinative of the views of the Special Committee, the Board of Directors, or management with respect to the transaction or the consideration payable in the transaction.

     RJA is a nationally recognized investment banking firm. RJA is regularly engaged, with respect to health care companies and other corporations, in the valuation of businesses and their securities in connection with mergers and acquisitions, divestitures, leveraged buyouts, negotiated underwritings, competitive biddings, and secondary distributions of listed and unlisted securities. Health Power selected RJA on the basis of its familiarity with the health care industry, its qualifications, ability, previous experience and reputation with respect to mergers and acquisitions. In the ordinary course of business, affiliates of RJA may actively trade the securities of Health Power for their own account and the accounts of its customers and, accordingly, may at any time hold a long or short position in securities of Health Power. No limitations were imposed by the Special Committee or Board of Directors of Health Power upon RJA with respect to the investigations made or the procedures followed by RJA in rendering its opinion.

     RJA was engaged by Health Power to review strategic alternatives for Health Power pursuant to a July 1, 1999 engagement letter that will cover the merger. Compensation in connection with this engagement will include reimbursement of out-of-pocket expenses, not to exceed $25,000, plus a fee of $600,000. RJA received a nonrefundable retainer of $50,000 at the time of signing the engagement letter, which amount will be deducted from and credited against the $600,000 transaction fee. The balance of the fee will not be paid until the merger is consummated. RJA also received a fee of $100,000 for the delivery of its written fairness opinion, which amount was paid at the time the fairness opinion was delivered.


                    PURPOSE OF THE MERGER; POSITION OF CMI
                EXECUTIVE TEAM AS TO THE FAIRNESS OF THE MERGER

Purpose of the Merger

          The purpose of the merger is to enable Security Capital and the CMI Executive Team, through HP Acquisition, to acquire the entire equity interest in Health Power and to provide the stockholders of Health Power with an opportunity to liquidate their investment in Health Power for cash at a significant premium to the market prices for the common stock prior to the announcement of the transaction. Health Power and the CMI Executive Team believe that the primary benefit of the merger to nonaffiliated stockholders is the realization of the value of their investment in Health Power in cash at a price which represents a substantial premium to the market price for the common stock prior to the public announcement of the transaction. The primary detriment of the merger to nonaffiliated stockholders is that they will cease to have any ownership interest in Health Power and will cease to participate in future earnings growth, if any, of Health Power or to benefit from the increase, if any, in the value of Health Power. In addition, each nonaffiliated stockholder of Health Power will recognize a taxable gain upon the completion of the merger if and to the extent the amount of cash such nonaffiliated stockholder receives in the merger exceeds his or her tax basis in his or her common stock of Health Power.

Position of CMI Executive Team as to the Fairness of the Merger

          The rules of the Securities and Exchange Commission require the members of the CMI Executive Team to express their belief as to the fairness of the merger to nonaffiliated stockholders of Health Power. The members of the CMI Executive Team have considered the factors listed above under "Reasons for the Merger; Recommendation of the Special Committee and Board of Directors" which were taken into consideration by the Special Committee and the Board of Directors of Health Power, based, however, only on the more limited facts and information available to them. Although members of the CMI Executive Team did not find it practicable to quantify or otherwise attach relative weights to the factors considered by the Special Committee and Board of Directors, they did consider, in particular, the fact that the cash merger consideration represented a significant premium over the average Health Power closing prices during the one-year period preceding June 9, 2000 (the day of the public announcement that Health Power had entered in the merger agreement with Security Capital). The members of the CMI Executive Team also considered the fact that the Special Committee and Board of Directors received the opinion of RJA, Health Power's financial advisor, that the cash merger consideration to be received by Health Power stockholders was fair to stockholders from a financial point of view, and the financial analyses conducted by RJA in reaching its opinion, as described under "Opinion of Health Power's Financial Advisor." The members of the CMI Executive Team have reviewed and adopted the conclusions reached by RJA as set forth in this Proxy Statement with respect to the fairness of the cash consideration to be received by the holders of Health Power's common stock pursuant to the merger agreement based on the analyses of RJA as set forth herein and the assumptions made, procedures followed, matters considered, and limits of review of RJA, as set forth in RJA's opinion attached as Annex B to this Proxy Statement. In addition, the members of the CMI Executive Team considered the measures taken by the Board of Directors to ensure the procedural fairness of the transaction, including the formation of the Special Committee, the retention of legal counsel by the Special Committee, the availability of RJA to the Special Committee, and the arm's-length nature of the negotiations. On the basis of all of the above factors, the members of the CMI Executive Team believe that the merger is fair, from a financial point of view, to nonaffiliated stockholders of Health Power.


                  INTERESTS OF CERTAIN PERSONS IN THE MERGER

          In considering the recommendation of the Special Committee and the Board of Directors with respect to the merger, stockholders of Health Power should be aware that the directors and executive officers of Health Power have certain interests in the merger that may be different from, or in addition to, the interests of the stockholders of Health Power. The Special Committee and the Board of Directors were aware of these interests and have considered them, among other factors, in approving the merger agreement. These interests are summarized below.

Equity Investment in Acquiring Corporation

          As a condition to the obligations of Security Capital and HP Acquisition to complete the merger, Security Capital is requiring the members of the CMI Executive Team to invest $2,000,000 in the acquiring corporation in exchange for a 20% equity interest in that corporation, and each member has signed an agreement to acquire shares of the acquiring corporation, which agreement is subject to the completion of the merger. Prior to the effective time of the merger, members of the CMI Executive Team will make their $2,000,000 investment as follows: Robert J. Bossart--$683,333; Randy E. Jones--$100,000; Richard T. Kurth--$683,333; Paul A. Miller--$100,000; Daniel R. Sullivan-- $100,000; and Jonathan R. Wagner--$683,333. The stock to be received in exchange for their investment will be convertible into shares of Security Capital's Class A common stock and will be subject to stockholders agreements between Security Capital and the members of the CMI Executive Team.

Employment of CMI Executive Team

          As a condition to the obligations of Security Capital and HP Acquisition to complete the merger, Security Capital is requiring the members of the CMI Executive Team to continue their employment and to sign new employment agreements with CompManagement and/or CompManagement Health Systems, and each member has signed such an agreement, which agreement is subject to the completion of the merger. In general, each of these employment agreements will be for a five-year term, and each member's compensation and other employment arrangements will be substantially on the same terms and conditions as currently in effect, including base salary, commission and bonus arrangements, severance and other benefits, and confidentiality and noncompetition restrictions. In addition, each member of the CMI Executive Team will participate in a management stock option plan under which he will receive options to purchase shares of stock of a subsidiary of Security Capital. The stock which may be received under this stock option plan will be convertible into shares of Security Capital's Class A common stock and will be subject to stockholders agreements between Security Capital and the option holder.

Termination of Change in Control Agreements

          In August 1999, each member of the CMI Executive Team entered into a "change in control" agreement with Health Power. These agreements were authorized by Health Power's Compensation Committee, which is composed entirely of independent directors not employed by Health Power, in connection with the implementation of the competitive bidding process by RJA. The purposes of these agreements were to provide a measure of job security to the executive officer, incentivize the executive officer to continue to manage the businesses of CompManagement and CompManagement Health Systems profitably and effectively and without concern that a change in control of Health Power would adversely affect his employment and financial security, and facilitate cooperation by the executive officer in the context of a transition if a change in control were to occur.

          Each of these agreements is identical. Each agreement provides the executive officer with certain benefits if his employment is terminated within a six-month period prior to, or a two-year period following, a change in control of Health Power. Under each agreement, the executive officer is entitled to the continuation of his monthly compensation and fringe benefits for 24 months following the date of his termination of employment. Compensation is equal to the monthly average of such person's base salary, cash bonus and commissions received during the 36-month period prior to termination of his employment.

          The merger will constitute a "change in control" as defined in these agreements. Therefore, if these agreements were to remain in effect, Health Power's payment obligations under these agreements would have been triggered upon the closing of the merger and, with respect to a member of the CMI Executive Team, upon such member's voluntarily termination of his employment with CompManagement within six months after the closing. Health Power's potential payment obligations under these agreements would have been $5,249,477 upon the closing of the merger. Because Security Capital has required that these agreements be terminated as a condition to its obligation to complete the merger, Health Power and members of the CMI Executive Team have extensively negotiated the payments for the termination of these agreements. Based upon these negotiations, the members of the CMI Executive Team have agreed to terminate their change in control agreements and to release Health Power from all obligations under those agreements in consideration of payments in the aggregate amount of $4,349,477 to be made at the effective time of the merger, with each member of the CMI Executive Team to receive the following amount:
Robert J. Bossart--$1,009,072; Randy E. Jones--$360,570; Richard T. Kurth-- $1,130,348; Paul A. Miller--$383,199; Daniel R. Sullivan--$420,560; and Jonathan
R. Wagner--$1,045,728. See "Background of the Merger."

Termination of Dr. Master's Employment Agreement

          In May 1999, Dr. Bernard F. Master, Health Power's Chairman, entered into an employment agreement with CompManagement, which agreement was a continuation of Dr. Master's prior employment agreements with Health Power's subsidiaries. Under this three year employment agreement, which ends December 31, 2002, if, after a change in control of Health Power, either Health Power terminates Dr. Master's employment without cause or Dr. Master terminates his employment, then he is entitled to receive severance payments in an amount equal to the sum of (a) two times his base salary plus (b) an amount equal to his last annual cash bonus. Severance payments are payable over a two-year period after termination. Severance benefits also include the continuation of fringe benefits until the earlier of two years after the date of termination or the date any such benefit is provided by another employer.

          The merger will constitute a "change in control" as defined in the employment agreement, and Dr. Master's employment will be terminated by Health Power in connection with the merger. Therefore, if not otherwise modified, the severance obligation of Health Power under this agreement would have been $693,250 upon the closing of the merger. Because Security Capital has required that this agreement be terminated as a condition to its obligation to complete merger, Dr. Master's severance payment was extensively negotiated among the parties. Based upon these negotiations, Dr. Master has agreed to terminate his employment agreement and to release Health Power from all severance obligations under that agreement. In consideration of Dr. Master's agreement to terminate his employment agreement, he will receive a payment of $393,250 at the effective time of the merger. See "Background of the Merger."

Stock Options

          As of the date of this Proxy Statement, executive officers and directors of Health Power held options to purchase an aggregate of 203,552 shares of common stock of Health Power. Each of the executive officers and directors of Health Power has agreed to terminate his or her options in exchange for cash (subject to any applicable withholding tax) equal to one of the following: (a) for options with an exercise price per share greater than the merger consideration, $1.00 for each option terminated; and (b) for options with an exercise price per share less than the merger consideration, the difference between the merger consideration and the exercise price per share of each option terminated. Based upon the merger consideration of $6.98 per share, the executive officers and directors will receive payments in the aggregate amount of $372,454 for the termination of their options at the effective time of the merger, with each executive officer and director to receive the following amount: Dr. Bernard F. Master--$156,017; Robert J. Bossart--$41,863; Randy E. Jones--$5,580; Richard T. Kurth--$27,343; Paul A. Miller--$-0-; Daniel R. Sullivan--$6,380; Jonathan R. Wagner--$39,439; Dr. Elliott P. Feldman--$24,884; Robert S. Garek--$21,150; Dr. Crystal A. Kuykendall--$10,270; Frank R. Nutis-- $22,595; and Dr. Burt E. Schear--$16,933. All of Health Power's other option holders have agreed to terminate their options to purchase shares of common stock of Health Power on the same terms and conditions as is applicable to the executive officers and directors.

Indemnification and Insurance

          Health Power has entered into indemnification agreements with each of its directors and officers in connection with the assumption of their duties in those capacities. In general terms, these indemnification agreements require Health Power to indemnify and pay the costs of defense of each of its directors and executive officers to the maximum extent permitted by Delaware law. The merger agreement prohibits Security Capital and HP Acquisition from taking any action to modify or terminate these indemnification agreements, except in accordance with their terms and applicable law. In addition, the merger agreement requires Security Capital and Health Power, as the surviving corporation, to use their reasonable efforts to cause Health Power to keep the current directors' and officers' liability insurance policies in effect for six years from the effective time of the merger to the extent that such policies provide coverage for events occurring prior to the consummation of the merger.

Stockholder Voting Agreements

          At the time of execution of the merger agreement, each of Robert J. Bossart, Richard T. Kurth, Dr. Bernard F. Master, and Jonathan R. Wagner entered into a stockholder voting agreement which provides that he will vote all common stock of Health Power owned beneficially and/or of record by him for approval of the merger agreement and the merger and against the approval of any other agreement providing for a merger, sale of assets, or other business combination involving Health Power which would hinder, impede, delay or prevent the consummation of the merger. These obligations will be suspended if the Board of Directors of Health Power withdraws its recommendation that the Health Power stockholders vote in favor of the merger agreement in connection with a superior acquisition proposal that is pending at that time. In addition, the voting agreements will terminate if the merger agreement is terminated prior to consummation of the merger.


                              ACCOUNTING TREATMENT

          The merger will be accounted for by HP Acquisition as a "purchase" in accordance with generally accepted accounting principles. Consequently, the aggregate consideration paid by HP Acquisition in connection with the merger will be allocated to Health Power's assets and liabilities based upon their fair values, with any excess being treated as goodwill.


                               REGULATORY MATTERS

          The parties are not aware of any material governmental consents or approvals that are required prior to their completion of the merger other than as described below. However, if additional governmental consents and approvals are required, the parties intend to seek the additional consents and approvals. There can be no assurance, however, that any such additional consents or approvals will be obtained.

HSR Act

          The consummation of the merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations under that Act (collectively, the "HSR Act"). The HSR Act provides that certain acquisition transactions may not be consummated until certain information has been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission ("FTC") and certain waiting periods have been terminated or have expired. HP Acquisition and Health Power were required to file under the HSR Act, and the waiting period under the HSR Act was terminated by the Department of Justice on ________________, 2000.

          The expiration or termination of the HSR/ Act waiting period does not preclude the Antitrust Division, the FTC or any state from challenging the merger on antitrust grounds either before or after the waiting period has expired or been terminated. Accordingly, at any time before or after the effective time of the merger, the Antitrust Division, the FTC or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. In addition, certain other persons, including private parties, could take action under the antitrust laws. Such action could include seeking to enjoin the merger. Based on information available to them, HP Acquisition and Health Power believe the merger can be effected in compliance with federal and state antitrust laws. There can be no assurance, however, that a challenge to the merger will not be made or that, if such a challenge is made, HP Acquisition and Health Power will prevail.

          The obligations of Health Power, Security Capital, and HP Acquisition to consummate the merger are subject to the condition that there be no preliminary or permanent injunction or other order by any court or governmental or regulatory authority of competent jurisdiction, including any state governmental or regulatory authorities, prohibiting consummation of the merger or limiting the ownership or operation by HP Acquisition, Security Capital, or any of their respective subsidiaries of any material portion of the business or assets of Health Power. Neither Health Power, HP Acquisition, nor Security Capital are aware of any foreign governmental approvals or actions that may be required for consummation of the merger, as none of these entities conducts operations in any foreign countries.


                        FEDERAL INCOME TAX CONSEQUENCES

          The following discussion summarizes the material federal income tax consequences of the merger. The discussion is based on the Internal Revenue Code of 1986, as amended, existing and proposed United States Treasury regulations promulgated under the Internal Revenue Code, rulings, administrative pronouncements and judicial decisions. Changes in any of these areas could materially affect the tax consequences described in this Proxy Statement and could be made on a retroactive basis.

          The receipt of cash by stockholders in exchange for their common stock of Health Power will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign income and other tax laws. The tax consequences of the receipt of cash may vary depending upon, among other things, a stockholder's particular circumstances. In general, however, a stockholder will recognize a gain or a loss for federal income tax purposes equal to the difference between the adjusted tax basis of the stockholder's shares of common stock and the amount of cash received by the stockholder in exchange for those shares. This gain or loss generally will be:

     . Calculated separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) exchanged pursuant to the merger;

     . A capital gain or loss if the shares of common stock are a capital asset in the hands of the stockholder; and

     . A long-term gain or loss if the stockholder has held his or her shares of common stock for more than one year at the effective time of the merger.

     The receipt of cash by a stockholder pursuant to the merger may be subject to backup withholding at the rate of 31%. Backup withholding will not take place if the stockholder provides a certified taxpayer identification number on Form W-9 and otherwise complies with the backup withholding rules or demonstrates that the stockholder is exempt from backup withholding. Backup withholding is not an additional tax; any amounts withheld may be credited against the stockholder's federal income tax liability.

     The foregoing discussion does not address all aspects of federal income taxation that may be relevant to a stockholder. The foregoing discussion may also not apply to:

     . Stockholders who acquired their common stock pursuant to the exercise of employee stock options or other compensation arrangements with Health Power;

     .    Stockholders who are not citizens or residents of the United States;

     .    Stockholders who perfect their appraisal rights; or

     . Stockholders who are subject to special tax treatment under the Internal Revenue Code (such as dealers in securities, insurance companies, other financial institutions, regulated investment companies, stockholders who hold their shares as part of a hedge, straddle, or conversion transaction, and tax-exempt entities).

     Because of the individual nature of tax consequences, stockholders are urged to consult their personal tax advisors to determine precisely the tax consequences of the merger to them, including the effects of state, local or foreign income or other tax laws or federal tax laws other than those pertaining to income tax.

                      APPRAISAL RIGHTS UNDER DELAWARE LAW

          If the merger is consummated, Health Power stockholders who do not vote in favor of the adoption of the merger agreement, who hold shares of common stock of Health Power on the date of making a written demand for appraisal as described below, and who otherwise comply fully with Section 262 of the Delaware General Corporation Law ("Section 262") will be entitled to a judicial determination of the fair value of their shares of common stock of Health Power in accordance with the Section 262 and to receive from the surviving corporation payment of such fair value in cash, together with a fair rate of interest, if any, as determined by such court. Health Power stockholders who properly perfect their appraisal rights will not be entitled to surrender their shares of common stock of Health Power for payment in the manner provided in the merger agreement and described in this Proxy Statement.

          Under Section 262, when a merger agreement is to be submitted for approval and adoption at a meeting of stockholders, as in the case of the Special Meeting, not less than 20 calendar days prior to the meeting, a constituent corporation in the merger must notify each of the holders of its stock who was a holder on the record date for the meeting that such appraisal rights are available and include in each such notice a copy of Section 262. This Proxy Statement constitutes such notice to the holders of record of the common stock of Health Power.

          The following is a summary of the procedures to be followed under
Section 262, the full text of which is attached as Annex C to this Proxy Statement. The summary does not purport to be a complete statement of, and is qualified in its entirety by reference to, Section 262 and to any applicable amendments to such section after the date of this Proxy Statement. Failure to follow any Section 262 procedures may result in the loss of appraisal rights under Section 262. Stockholders should assume that the surviving corporation will take no action to perfect any appraisal rights of any stockholder. Any stockholder who desires to exercise his or her appraisal rights should review carefully Section 262 and is urged to consult his or her legal advisor before electing or attempting to exercise such rights.

          Holders of record of shares of common stock of Health Power who desire to exercise their appraisal rights must deliver a separate written demand for appraisal of such shares to Health Power prior to the taking of the vote on the approval of the merger agreement and must not vote in favor of the approval of the merger agreement at the time the vote is taken. In addition, a holder of shares of common stock of Health Power wishing to exercise appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares through the effective time of the merger. The demand for appraisal will be sufficient if it reasonably informs Health Power of the identity of the Health Power stockholder and that the Health Power stockholder intends to demand an appraisal of the fair value of his, her or its shares of common stock of Health Power.

          If the shares of common stock of Health Power are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be executed by or for the record owner, and if the shares of common stock of Health Power are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be made by or for all owners of record.
An authorized agent, including an agent for one or more joint owners, may execute the demand for appraisal for a holder of record; however, such agent must identify the record owner or owners and expressly disclose in such demand that the agent is acting as agent for the record owner or owners of such shares.

          A record holder, such as a broker, who holds shares of common stock of Health Power as a nominee for beneficial owners, some or all of whom desire to demand appraisal, must exercise appraisal rights on behalf of such beneficial owners with respect to the shares held for such beneficial owners. In such case, the written demand for appraisal should set forth the number of shares covered by such demand. Unless a demand for appraisal specifies a number of shares, the demand will be presumed to cover all shares outstanding in the name of such record owner. If a Health Power stockholder holds shares of common stock of Health Power through a broker who in turn holds the shares through a central securities depository nominee, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. BENEFICIAL OWNERS WHO ARE NOT RECORD OWNERS AND WHO INTEND TO EXERCISE APPRAISAL RIGHTS SHOULD INSTRUCT THE RECORD OWNER TO COMPLY STRICTLY WITH THE STATUTORY REQUIREMENTS WITH RESPECT TO THE DELIVERY OF WRITTEN DEMAND FOR APPRAISAL. A DEMAND FOR APPRAISAL SUBMITTED BY A BENEFICIAL OWNER WHO IS NOT THE RECORD OWNER WILL NOT BE HONORED.

          A proxy or vote against the merger agreement will not constitute a demand for appraisal. Stockholders should not expect to receive any additional notice with respect to the deadline for demanding appraisal rights.

          Any Health Power stockholder who elects to exercise appraisal rights must mail or deliver the written demand for appraisal to Health Power, Inc., c/o CompManagement, Inc., 6377 Emerald Parkway, Dublin, Ohio 43016, Attention:
Paul A. Miller, Esq., General Counsel.

          If the merger agreement is approved by Health Power stockholders, then within ten days after the effective time of the merger, the surviving corporation will provide notice of the effective time of the merger to all Health Power stockholders who have complied with Section 262.

          A Health Power stockholder may withdraw his or her demand for appraisal within 60 days after the effective time of the merger and accept the terms of the merger. Thereafter, the written approval of the surviving
                                      -------
corporation will be needed for such a withdrawal.

          Within 120 days after the effective time of the merger (the "120-Day Period"), in compliance with Section 262, any Health Power stockholder who has properly demanded an appraisal and who has not withdrawn his or her demand as provided above (such Health Power stockholders being referred to collectively as the "Dissenting Stockholders") and the surviving corporation each has the right to file in the Delaware Court of Chancery (the "Delaware Court") a petition (the "Petition"), with a copy served on the surviving corporation in the case of a Petition filed by a Dissenting Stockholder, demanding a determination of the fair value of the shares held by all of the Dissenting Stockholders. If, within the 120-Day Period, no Petition has been filed as provided above, all rights to appraisal cease and all Dissenting Stockholders who owned shares of common stock of Health Power become entitled to receive, for each share of common stock of Health Power the merger consideration, as if such Dissenting Stockholders had initially voted to approve and adopt the merger. The surviving corporation is not obligated and does not currently intend to file such a Petition.

          Any Dissenting Stockholder is entitled, within the 120-Day Period and upon written request to the surviving corporation, to receive from the surviving corporation a statement setting forth (a) the aggregate number of shares of common stock of Health Power which have not voted to adopt and approve the merger and with respect to which demands for appraisal have been received and
(b) the aggregate number of Dissenting Stockholders. Such statement must be mailed (i) within ten days after a written request therefor has been received by the surviving corporation, or (ii) within ten days after the expiration of the period for the delivery of demands, as described above, whichever is later.

          Upon the filing of a Petition, the Delaware Court may order a hearing and that notice of the time and place fixed for the hearing on the Petition be sent by registered or certified mail to the surviving corporation and all Dissenting Stockholders. Notice will also be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication deemed advisable by the Delaware Court. The costs relating to these notices will be borne by the surviving corporation.

          If a hearing on the Petition is held, the Delaware Court is empowered to determine which Dissenting Stockholders have complied with the provisions of
Section 262 and are entitled to an appraisal of their shares. The Delaware Court may require that Dissenting Stockholders submit their share certificates for notation thereon of the pendency of the appraisal proceedings and the Delaware Court may dismiss the proceedings as to any Dissenting Stockholder who does not comply with such requirement.

          The Delaware Court will appraise shares of common stock of Health Power owned by the Dissenting Stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the merger. In determining the fair value, the Delaware Court is to take into account all relevant factors. In Weinberger v. UOP, Inc., the
                                               ----------------------
Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air" price obviously requires consideration of all relevant factors involving the value of a company. The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger and which "throw any light on future prospects of the merged corporation." The Delaware Supreme Court noted that Section 262 provides that fair value is to be determined "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware
                                ------------------------------
Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value" but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court held that
   ----------

"elements of future value, including the nature of the enterprises, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

          Health Power stockholders considering seeking appraisal should have in mind that the fair value of their shares determined by the Delaware Court under
Section 262 could be more than, the same as, or less than the consideration payable pursuant to the merger agreement. Moreover, the surviving corporation does not anticipate offering more than the consideration payable pursuant to the merger agreement to any Dissenting Stockholder and reserves the right to assert in any appraisal proceedings, that, for purposes of Section 262, the "fair value" of a share of common stock of Health Power is less than the consideration payable pursuant to the merger agreement.

          The Delaware Court may also (i) determine a fair rate of interest, if any, to be paid to Dissenting Stockholders in addition to the fair value of the shares, (ii) determine the costs of the proceeding and tax such costs against the parties as the Delaware Court deems equitable (however, costs do not include attorneys' and expert witnesses' fees) and (iii) upon application of a Dissenting Stockholder, order all or a portion of the expenses incurred by any Dissenting Stockholder in connection with the appraisal proceeding, including without limitation reasonable attorneys' fees and fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.
              --- ----

          No appraisal proceedings in the Delaware court will be dismissed as to any Dissenting Stockholder without the approval of the Delaware court, and this approval may be conditioned upon terms which the Delaware Court deems just.

          From and after the effective time of the merger, Dissenting Stockholders will not be entitled to vote any shares of common stock of Health Power subject to demand for appraisal for any purpose (or consent by written action) and will not be entitled to receive payment of dividends or other distributions in respect of such shares, except for dividends or other distributions payable to Health Power stockholders of record at a date prior to the effective time of the merger.

          Failure to take any required step in connection with appraisal rights may result in the loss of such rights. Any Health Power stockholder who loses such rights will only be entitled to receive the merger consideration.


                       PROVISIONS OF THE MERGER AGREEMENT

          This section of the Proxy Statement describes material provisions of the merger agreement. The description of the merger agreement contained in this Proxy Statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A to this Proxy Statement, and is incorporated herein by this reference. You are urged to review the merger agreement carefully and in its entirety.

General

          At the effective time of the merger, HP Acquisition will merge into Health Power, HP Acquisition will cease to exist, and Health Power will survive the merger as a subsidiary of Security Capital. The surviving corporation will continue to be governed by Delaware law. The certificate of incorporation and bylaws of HP Acquisition will be the initial certificate of incorporation and bylaws of the surviving corporation. The directors and officers of HP Acquisition immediately prior to the effective time of the merger will be the initial directors and officers of the surviving corporation.

Merger Consideration

          At the effective time of the merger, each share of common stock of Health Power and all other shares of capital stock of Health Power that are owned by Health Power or any subsidiary of Health Power or by HP Acquisition will be canceled and retired and will cease to exist, and no consideration will be paid for any such shares. All other issued and outstanding shares of common stock of Health Power, except for shares held by stockholders who properly perfect their appraisal rights under Delaware law, will be converted into the right to receive $6.98 in cash, without interest, assuming the merger closes on November 15, 2000. This amount was derived by dividing the following number by 3,888,460 (the total number of shares of common stock of Health Power outstanding on the date of this Proxy Statement): $36,250,000 minus the sum of
(i) $2,750,996 (Health Power's indebtedness assuming a November 15, 2000 closing); (ii) $471,056 (the aggregate amount to be paid to terminate Health Power's outstanding stock options); (iii) $4,742,727 (the aggregate amount of the contract termination payments to be made to Dr. Master and the CMI Executive
Team), and (iv) $1,125,000 (Health Power's estimated transaction expenses). Health Power will be permitted to decrease its indebtedness by $6,667 per day for each day that the closing of the merger occurs after November 15, 2000, which in turn will increase the aggregate merger consideration to Health Power stockholders by a like amount, resulting in an increase of approximately $0.002 per share per day for each day that the closing of the merger occurs after November 15, 2000. See also "Interests in Certain Persons in the Merger-- Termination of Change in Control Agreements" and "Interests in Certain Persons in the Merger --Termination of Dr. Master's Employment Agreement." See also "-- Treatment of Stock Options" described below.

          At the effective time of the merger, all stockholders of Health Power, except for stockholders who properly perfect their appraisal rights under Delaware law, will cease to have any rights with respect to their shares of common stock other than the right to receive the merger consideration in accordance with the terms of the merger agreement. Health Power stockholders who properly perfect their appraisal rights will be entitled to a judicial determination of the fair value of their shares of common stock of Health Power and will receive from the surviving corporation payment of such fair value in cash, together with a fair rate of interest, if any, as determined by the court. Health Power stockholders who properly perfect their appraisal rights will not be entitled to any portion of the merger consideration. However, shares held by stockholders who fail to perfect, or who otherwise effectively withdraw or lose, their appraisal rights under Delaware law will be treated as though they had been converted as of the effective date of the merger into the right to receive the merger consideration. See "Appraisal Rights under Delaware Law."

          At the effective time of the merger, each share of common stock of HP Acquisition issued and outstanding immediately prior to the effective time of the merger will be converted into one share of common stock of the surviving corporation.

Treatment of Stock Options

          At the effective time of the merger, and subject to obtaining the agreements described below, each holder of an outstanding option to purchase common stock of Health Power pursuant to one of Health Power's stock option plans will be entitled to receive, in consideration for the termination of such option, an amount in cash, less any applicable withholding taxes, equal to one of the following: (a) for options with an exercise price per share greater than the merger consideration, $1.00 for each option terminated; and (b) for options with an exercise price per share less than the merger consideration, the difference between the merger consideration and the exercise price per share for each option terminated. At the effective time of the merger, all Health Power options will be canceled. On September 18, 2000, there were outstanding options to purchase an aggregate of 245,827 shares of common stock of Health Power under Health Power's four stock option plans. The executive officers and directors of Health Power, as well as the holders of all other outstanding options, have entered into agreements pursuant to which they will terminate their options in accordance with the foregoing terms. The obtainment of these agreements was a condition to Security Capital's obligation to complete the merger. See also "Interests of Certain Persons in the Merger--Stock Options."

Representations and Warranties

          The merger agreement contains customary representations and warranties by Health Power, Security Capital, and HP Acquisition relating to, among other things:

          .    The corporate organization, existence and standing of each;

          . The authority of each to enter into the merger agreement, and the noncontravention of certain agreements and documents upon execution of the merger agreement;

          .    Pending and threatened litigation affecting each;

          .    The compliance by each with applicable laws;

          . Health Power's and Security Capital's engagement and payment of fees to finders, brokers, or agents in connection with the merger agreement;

          . The status of Security Capital and HP Acquisition as not being "interested stockholders" of Health Power under Section 202 of the Delaware General

               Corporation Law prior to entering into the merger agreement and the stockholder voting agreements;

          . The compliance by Security Capital and Health Power with the federal securities laws and the accuracy of the financial statements and other information included in filings with the Securities and Exchange Commission;

          .    The solvency of the surviving corporation;

          . The status of HP Acquisition as a subsidiary of Security Capital formed solely for the purpose of engaging in the merger transaction and which has not otherwise conducted any other business;

          .    The capital structure of Health Power;

          .    The subsidiaries of Health Power;

          . The absence of certain material changes or events with respect to Health Power since December 31, 1999;

          .    Tax filings and tax payments by Health Power;

          .    Real estate and personal property of Health Power;

          .    Environmental matters affecting Health Power;

          .    Employee benefit plans and labor matters of Health Power;

          .    The opinion of RJA;

          .    Certain material contracts and indemnity agreements of Health
               Power;

          .    Insurance of Health Power;

          . Transactions between Health Power and its officers, directors and affiliates;

          .    Filings by Health Power with certain regulatory authorities; and

          . The final windup of the health maintenance organization subsidiary of Health Power.

Covenants

          Pursuant to the merger agreement, Health Power has agreed that, except with Security Capital's consent, during the period from the date of the merger agreement to the effective time of the merger, Health Power will carry on its business in the ordinary course consistent with its past practice. During that time Health Power will also use commercially reasonable efforts to preserve intact its business, keep the services of its current officers and other key employees available, and preserve its relationships with customers, suppliers and others having business dealings with it. The merger agreement provides that, prior to the effective time, neither Health Power nor any of its operating subsidiaries will, among other things (with limited exceptions):

     . Declare or pay dividends other than dividends paid by any of Health Power's subsidiaries to Health Power;

     .    Split, combine or reclassify any of its capital stock;

     .    Repurchase, redeem or otherwise acquire any of its capital stock;

     . Issue, sell or encumber any stock of any class of Health Power or any other securities of Health Power;

     . Make any capital expenditure more than $100,000 individually or $250,000 in the aggregate;

     . Acquire any material assets other than in the ordinary course of its business consistent with past practices;

     . Sell, lease, encumber or dispose of any material assets other than in the ordinary course of its business consistent with past practices;

     . Incur any long-term or short-term indebtedness except pursuant to credit facilities in existence on the date of the merger agreement, or make any loans, advances or capital contributions or investments other than in the ordinary course of business consistent with past practice;

     . Pay, discharge or satisfy any claims, liabilities or obligations other than in the ordinary course of business consistent with past practice;

     .    Change any accounting principles or practices used by it;

     . Make any changes with respect to its employee benefit plans or any payments not required by such a plan;

     . Make any changes with respect to agreements between it or any of its subsidiaries and any director, officer or employee whose base compensation exceeds $100,000 or increase the compensation or fringe benefits of any employee whose base compensation exceeds $100,000, or, except in the ordinary course consistent with past practice, increase the compensation or fringe benefits of any employee whose base compensation is less than $100,000;

     .    Amend its certificate of incorporation or bylaws;

     . Liquidate, dissolve, merge, consolidate, restructure, recapitalize or reorganize, or make plans to take any of the preceding steps;

     . Make or change any tax election or compromise or settle any material tax liability;

     . Enter into any transaction involving payments in excess of $60,000 with any person who is an officer, director or affiliate of Health Power or of any of its subsidiaries, with a relative of any of the preceding persons or entities or with any affiliate of any of the preceding persons or entities;

     . Enter into any noncompetition or other agreement which may restrict the business activities of Health Power or of any of its subsidiaries;

     .    Settle or compromise any pending or threatened litigation; or

     . Enter into any new indemnification agreement regarding any director, officer, employee or agent of Health Power or of any of its subsidiaries or make any changes to any such agreement currently in effect.

No Solicitation

     The merger agreement provides that Health Power will not, through any of the officers, directors, employees, investment bankers, attorneys, representatives or agents of Health Power or its subsidiaries:

     . Solicit, initiate, or encourage any inquiries or proposals that would constitute an "acquisition proposal";

     . Engage in negotiations or discussions concerning, or provide any nonpublic information to anyone with respect to, an acquisition proposal; or

     . Agree to, approve or recommend an acquisition proposal, or otherwise facilitate any attempt to implement an acquisition proposal.

     However, Health Power may furnish information to a third party under a customary confidentiality agreement and participate in discussions and negotiations regarding an unsolicited acquisition proposal if and only to the extent that the Board of Directors of Health Power determines in good faith, based upon the advice of its outside legal counsel, that it is necessary to take such action in order to comply with its fiduciary duties to Health Power stockholders under applicable law. Health Power must promptly notify Security Capital of the receipt of any acquisition proposal (identifying the person making the proposal) and keep Security Capital informed of the status and principal financial terms of the acquisition proposal. An "acquisition proposal" refers to any offer or proposal for, or any indication of interest in, a merger, consolidation, share exchange or other business combination involving Health Power or any of its subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of, Health Power or any of its subsidiaries, other than the transactions contemplated by the merger agreement.

          The merger agreement also provides that the Board of Directors of Health Power is permitted to not recommend to stockholders that they vote in favor of the adoption of the merger agreement, or to adversely withdraw or modify its recommendation, but only if (i) Health Power has complied with its "no solicitation" obligations under the merger agreement, (ii) a "superior acquisition proposal" is pending at that time, and (iii) the Board of Directors of Health Power determines in good faith, based upon the advice of its outside legal counsel, that it is necessary to take such action in order to comply with its fiduciary duties to Health Power stockholders under applicable law. In addition, Health Power has agreed to provide written notice to Security Capital of the superior acquisition proposal and identify the party making the superior acquisition proposal. A "superior acquisition proposal" refers to a bona fide written acquisition proposal to acquire directly or indirectly all of the outstanding common stock of Health Power or all or substantially all of the assets of Health Power and its subsidiaries, which proposal is based upon definitive written financing agreements or commitments that assure the availability of financing sufficient to complete the transaction and which contains terms that the Board of Directors determines in good faith, based upon the advice of its financial advisor, are more favorable to the stockholders of Health Power than the merger agreement.

Additional Agreements

          Stockholders Meeting; Proxy Material. Health Power has agreed to duly call, give notice of, convene and hold a special meeting of its stockholders to consider and take action on the merger agreement and use its reasonable efforts to obtain the necessary approval of the merger agreement from its stockholders. Health Power has agreed to file this Proxy Statement and include in it a recommendation from the Special Committee and the Board of Directors of Health Power that stockholders of Health Power vote in favor of adoption of the merger agreement.

          Other Filings. Health Power, Security Capital and HP Acquisition have agreed to prepare and make any filings, in addition to this Proxy Statement, required of them under federal or state law relating to the merger and the transactions contemplated by the merger agreement, including any filing under the HSR Act, notify the other parties of any comments or requests by a governmental entity regarding such filings, and provide the other parties copies of any correspondence from a governmental entity regarding such filings.

          Efforts; Cooperation. Subject to the terms and conditions set forth in the merger agreement, Health Power, Security Capital and HP Acquisition have agreed to use their reasonable efforts and take all action necessary, proper or advisable under applicable laws and regulations, and cooperate with the other parties in their own efforts, to consummate and make effective as soon as practicable the transactions contemplated by the merger agreement, including defending any legal proceeding related to the merger, causing any injunction or restraining order to be lifted, or executing any additional instruments to carry out the intent of the merger agreement.

     Indemnification and Insurance. The certificate of incorporation of the surviving corporation will provide Health Power's directors and officers with indemnification which is essentially the same as the indemnification provided them under the current certificate of incorporation of Health Power, and these indemnification provisions are to remain in effect for at least six years after the effective time of the merger. The merger agreement also provides that Security Capital and the surviving corporation will use reasonable efforts to keep Health Power's current policies of directors' and officers' liability insurance in effect for six years from the effective time of the merger to the extent that such policies provide coverage for events occurring prior to the effective time of the merger. In addition, Security Capital and HP Acquisition cannot take any action to modify or terminate the current indemnification agreements with Health Power's directors and officers except in accordance with the terms of those agreements and applicable law.

     Termination of Stock Options. Prior to the effective time of the merger, Health Power is required to have terminated all of its outstanding stock options and to have taken any other action required to ensure that no participant in any of Health Power's stock benefits plans has any right to acquire any capital stock of the surviving corporation.

     Windup of HMO Subsidiary. Health Power is required to have caused its health maintenance organization subsidiary to complete its final windup.

     Termination of Agreements. At or prior to the effective time of the merger, Health Power is required to make the respective payments to the members of the CMI Executive Team to terminate their change in control agreements and to Dr. Master to terminate his employment agreement.

Fees and Expenses

     Except as described below under "Termination, Termination Fees, Amendment and Waiver," whether or not the merger is completed, all fees and expenses incurred in connection with the merger, the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring these fees or expenses.

Conditions to the Merger

     The respective obligations of Health Power, Security Capital and HP Acquisition to complete the merger are subject to the satisfaction or waiver on or prior to the effective date of the merger of the following closing conditions:

     . Health Power stockholders holding a majority of the outstanding common stock of Health Power must have voted to adopt the merger agreement;

     . The waiting period, including any extensions, under the HSR Act must have expired;

     . All consents, authorizations, orders and approvals of (or filings with) any governmental entity, all consents and approvals by third parties required by the merger agreement, and any other consent or approval that may be required to prevent a breach of any agreement must have been obtained, in each case on terms reasonably satisfactory to Health Power and Security Capital, unless the breach would not materially adversely affect Health Power or HP Acquisition and would not delay the ability of either Health Power or HP Acquisition to complete the merger; and

     . No injunction or other order, decree or ruling by any court of competent jurisdiction or governmental entity and no statute, rule, regulation or executive order by any governmental entity which would make the merger illegal or otherwise prevent the transactions related to the merger may be in effect.

     In addition, Security Capital's and HP Acquisition's respective obligations to complete the merger are subject to the satisfaction or waiver by them of the following conditions:

     . Health Power's representations and warranties in the merger agreement must be true and correct in all material respects as of the effective time of the merger (or, if the merger agreement sets forth a different time, as of the time specified in the merger agreement);

     . Health Power must have performed in all material respects all obligations required to be performed by it under the merger agreement;

     . No material adverse change may have occurred to Health Power or any of its subsidiaries between the date of the merger agreement and the effective time of the merger;

     . No injunction, law, statute, order, rule, regulation, policy, guideline, judgment, decision or order which would materially adversely affect the right of the surviving corporation or any Health Power operating subsidiary to own or operate any material portion of its business, property or assets after the merger or which would compel the surviving corporation or any Health Power operating subsidiary to dispose or of hold separate any material portion of its respective businesses, properties or assets may be threatened, pending or in effect;

     . As of immediately prior to the effective time of the merger, holders of no more than 10% of the outstanding shares of common stock of Health Power may have taken action to assert appraisal rights under Delaware law;

     . Health Power must have furnished to Security Capital, upon request, certificates of its officers and of the officers of its subsidiaries stating that Health Power and its subsidiaries have complied with the conditions specified in the merger agreement;

     . Security Capital must have obtained financing in an amount not less than $34,500,000 on terms reasonably acceptable to it;

     . Health Power's health maintenance organization subsidiary must have completed its final windup (this condition has been satisfied);

     . The members of the CMI Executive Team must have entered into agreements regarding the termination of their change in control agreements (this condition has been satisfied);

     . Dr. Master must have entered into an agreement to terminate his employment agreement (this condition has been satisfied); and

     . The members of the CMI Executive Team must have entered into investment agreements with respect to their investment in the surviving corporation and employment agreements with respect to their continued employment with CompManagement (this condition has been satisfied).

     In addition, Health Power's obligation to complete the merger is subject to the satisfaction or waiver by it of the following conditions:

     . The representations and warranties of Security Capital and HP Acquisition in the merger agreement must be true and correct in all material respects as of the effective time of the merger (or, if the merger agreement sets forth a different time, as of the time specified in the merger agreement);

     . Security Capital and HP Acquisition must have performed in all material respects all obligations required to be performed by them under the merger agreement;

     . No material adverse change may have occurred to Security Capital or HP Acquisition between the date of the merger agreement and the effective time of the merger; and

     . Security Capital and HP Acquisition must have furnished to Health Power, upon request, certificates of their respective officers regarding the compliance by each with the conditions specified in the merger agreement.

Termination, Termination Fees, Amendment and Waiver

     Termination of Merger Agreement. Health Power and Security Capital may mutually agree in writing to terminate the merger agreement at any time before or after stockholder approval. In addition, either Health Power or Security Capital may terminate the merger agreement if:

     . Health Power stockholders have voted on the merger agreement and the votes are not sufficient to adopt the merger agreement;

     . Any governmental entity issued an injunction or took any other action permanently restraining, enjoining or otherwise prohibiting the merger which has become final and non-appealable; or

     . Health Power, Security Capital and HP Acquisition have not completed the merger by December 31, 2000, without any material breach by the terminating party.

     In addition, Health Power may terminate the merger agreement if:

     . Health Power enters into a definitive agreement to effect a superior acquisition proposal, but only after (i) paying the break-up fee and Security Capital's expenses as set forth below under "Break-Up Fee and Expenses," and (ii) giving Security Capital five days' prior written notice of its decision to terminate the merger agreement, which notice must include the terms of superior acquisition proposal, the amount and form of the proposed consideration and whether the superior acquisition proposal is subject to any material conditions; or

     . Either Security Capital or HP Acquisition has materially breached its representations, warranties, or covenants in the merger agreement, and the breach is not or cannot be cured within 15 days after written notice to Security Capital or HP Acquisition.

     In addition, Security Capital may terminate the merger agreement if:

     . Health Power has materially breached any of its representations, warranties, or covenants in the merger agreement, and the breach is not or cannot be cured within 15 days after written notice to Health Power;

     . Health Power enters into a definitive agreement to effect a superior acquisition proposal, or the Board of Directors of Health Power withdraws or modifies adversely its recommendation that the Health Power stockholders vote in favor of adoption of the merger agreement;

     . At any time following 30 days after Security Capital receives notice from Health Power that Health Power has received an acquisition proposal unless Health

        Power has provided notice to Security Capital that the acquisition proposal has been rejected or withdrawn or that Health Power is no longer engaged in negotiations or discussions with the person involved in the acquisition proposal (the 30-day period is subsequently reduced, but not below 10 days, with respect to any subsequent acquisition proposal made by the same person whose acquisition proposal was previously rejected or withdrawn);

     . There occurs a material adverse change to Health Power or its subsidiaries between the date of the merger agreement and the closing of the merger.

     Break-Up Fee and Expenses . Except as described below, whether or not the merger is completed, all fees and expenses incurred in connection with the merger, the merger agreement and the transactions contemplated thereby will be paid by the party incurring those fees or expenses.

     Health Power must pay Security Capital a break-up fee of $1,000,000 and up to $500,000 of Security Capital's and HP Acquisition's out-of-pocket costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement (including negotiation, structure and analysis, arranging financing and financing commitment fees) if the merger agreement is terminated:

     . By either Health Power or Security Capital because Health Power enters into a definitive agreement to effect a superior acquisition proposal;

     . By Security Capital because the Board of Directors of Health Power withdraws or modifies adversely its recommendation that stockholders vote in favor of the adoption of the merger agreement; or

     . By Security Capital because Security Capital received notice from Health Power that Health Power had received an acquisition proposal from another person and Health Power had not provided a second notice to Security Capital within 30 days after the first notice which indicated that the acquisition proposal had been rejected or withdrawn or that Health Power was no longer engaged in discussions with the person involved in the acquisition proposal.

     In addition, Health Power must pay up to $500,000 of Security Capital's and HP Acquisition's out-of-pocket costs and expenses incurred in connection with the merger agreement and the transactions if the merger agreement is terminated for failure to obtain the approval of the merger agreement from the Health Power stockholders. In addition, Health Power must pay Security Capital a break-up fee of $1,000,000 if Health Power accepts a written offer from a third party to acquire Health Power or its subsidiaries within 12 months after the merger agreement is terminated for failure to obtain the approval of the merger agreement from the Health Power stockholders

     Escrow Arrangement. At the time of execution of the merger agreement, Health Power and Security Capital entered into an escrow agreement pursuant to which Security Capital placed

$100,000 in escrow pending closing of the merger transaction or termination of the merger agreement. Under the escrow agreement, the escrowed funds will be distributed as follows if the merger agreement is terminated:

     . To Health Power, if Health Power terminates the merger agreement because Security Capital or HP Acquisition materially breaches its representations, warranties, or covenants in the merger agreement;

     . To Health Power, if (i) either Health Power or Security Capital terminates the merger agreement because the merger did not occur on or before December 31, 2000, (ii) at the time of such termination, Security Capital had no right to terminate the merger agreement other than because its financing was not available, and (iii) Security Capital's financing was not available based primarily on the failure of one or more conditions other than the inability to syndicate the financing or the occurrence of a material adverse change with respect to Health Power and its subsidiaries; and

     . To Security Capital, if the merger agreement is terminated for any other reason.

     Amendment. The merger agreement may be amended by the parties at any time before or after the approval of the merger agreement by the Health Power stockholders. After such approval, however, the parties may not make any amendment that reduces the amount or alters the kind of consideration to be received by the Health Power stockholders.

     Extension; Waiver. At any time prior to the effective time of the merger, a party may (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement or in any document delivered pursuant to the merger agreement, or
(iii) waive compliance by the other parties with any of the agreements or conditions contained in the merger agreement. Any agreement on the part of a party to any extension or waiver will be valid only if it is in writing and signed on behalf of the party extending or waiving the condition or agreement.


                                 THE COMPANIES

Health Power

     Health Power, through its subsidiaries, CompManagement and CompManagement Health Systems, is an independent provider of comprehensive cost containment and medical management services designed to minimize the costs of workers' and unemployment compensation benefits for employers. Health Power was incorporated under Delaware law on March 6, 1985.

     CompManagement serves as a third party administrator for workers' and unemployment compensation claims. CompManagement offers claims management, risk management, and medical cost containment services primarily to Ohio employers, as well as to a small number of employers located in the States of Pennsylvania, Washington, and West Virginia. CompManagement is one of the largest workers' compensation third party administrators in Ohio, currently serving approximately 19,000 employers located throughout Ohio.

     CompManagement Health Systems provides medical management services for workers' compensation claims primarily to Ohio employers, as well as to a small number of employers located in the States of Indiana and Kentucky. CompManagement Health Systems owns and operates two state-wide certified managed care organizations under Ohio's Health Partnership Program, a managed care workers' compensation program. CompManagement Health Systems currently serves approximately 47,000 employers located throughout Ohio. CompManagement Health Systems' medical management services include, among other things, a state-wide health care provider network; treatment guidelines and utilization review procedures; peer review and quality assurance programs; provider sanction and termination procedures; medical and vocational case management programs; utilization management programs; medical bill adjudication and payment procedures; dispute resolution procedures; provider, employer, and employee relations and education programs; and health care fraud detection and reporting programs. Because all workers' compensation claims are reimbursed by the Ohio Bureau of Workers' Compensation, CompManagement Health Systems does not assume any risk for the payment of medical or disability benefits to employees with respect to their workers' compensation claims.

     Health Power's principal executive offices are located at 1209 Orange Street, Wilmington, Delaware 19801, and its telephone number is (302) 636-7593. CompManagement's principal corporate offices are located at 6377 Emerald Parkway, Dublin, Ohio 43016, and its telephone number is (614) 766-5223.

     For a more detailed description of the business and properties of Health Power, see the descriptions set forth in its Annual Report on Form 10-K for the year ended December 31, 1999, which is incorporated into this Proxy Statement by reference. See "Where You Can Find More Information."

Security Capital and HP Acquisition

     Security Capital is a multi-industry holding company. Each subsidiary company of Security Capital has a high degree of operating autonomy, with its own chief executive officer and management. Management of each company has equity and other incentives based primarily on the performance of the subsidiary. Management of Security Capital, as the parent company, is primarily focused on strategic, financial, and senior level managerial issues, as well as potential new related or other acquisitions.

     Currently, Security Capital has three subsidiary companies, known as Primrose, Pumpkin, and Possible Dreams. Primrose is a 98%-owned subsidiary engaged primarily in the franchising of educational child care centers, with related activities in real estate advisory and site selection services. Primrose operates primarily in the southern, central and western sections of the United States. Pumpkin is an 80%-owned subsidiary involved primarily in the business of designing and distributing pumpkin carving kits and related Halloween accessories. Pumpkin's activities are centered in the United States. Possible Dreams is a 90%-owned subsidiary that operates as a designer, importer, and distributor of collectible Christmas figurines and, to a lesser extent, other specialty and seasonal giftware, primarily in the United States.

     Security Capital is affiliated with Capital Partners/R/, a private equity investment firm. Shares of Security Capital's Class A common stock are traded on the American Stock Exchange under the symbol SCC. Like Health Power, Security Capital files annual and quarterly reports, proxy statements and other documents with the Securities and Exchange Commission, and these documents are available to the public from the same sources described below with respect to Health Power. See "WHERE YOU CAN FIND MORE INFORMATION." The general description of Security Capital provided above is very brief, and you should refer to these documents for more detailed information.

     Security Capital and HP Acquisition each has its principal executive offices at One Pickwick Plaza, Suite 310, Greenwich, Connecticut 06830. The telephone number of both companies is (203) 625-0770.

                         MARKET PRICES OF COMMON STOCK

     The common stock of Health Power is traded on the OTC Bulletin Board under the symbol "HPWR." The common stock was traded on the Nasdaq National Market system until June 25, 1999, on which date it was delisted. The high and low sales prices of the common stock on _____________, 2000, the last trading day before the printing of this Proxy Statement, were $_____ and $ ____, respectively. The high and low sales prices of the common stock on June 8, 2000, the last trading day before the public announcement of the merger agreement among Health Power, Security Capital, and HP Acquisition, were $4.125 and $3.6857, respectively. As of __________, 2000, there were [3,888,460]
shares of common stock outstanding.

     The following tables sets forth, for the calendar quarters indicated, the high and low closing prices of the common stock of Health Power:


                                     High    Low
                                     -----   -----

     For the quarter ended 2000:

             September 30           $_____   $____
             June 30                 $6.00   $2.88
             March 31                $4.50   $1.63

     For the quarter ended 1999:

             December 31             $2.50   $0.56
             September 30            $2.75   $1.63
             June 30                 $3.13   $1.50
             March 31                $3.75   $1.50


     For the quarter ended 1998:

             December 31             $3.75   $2.06
             September 30            $6.00   $2.50
             June 30                 $6.75   $4.13
             March 31                $7.13   $4.00


     Health Power has not paid any dividends during either of the past two fiscal years. Except for restrictions imposed by the Delaware General Corporation Law, there are no current restrictions on Health Power's present or future ability to pay dividends.

     STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE COMMON STOCK OF HEALTH POWER.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of shares of common stock of Health Power by: (a) each person known to Health Power to be the beneficial owner of more than 5% of its outstanding common stock; (b) the directors of Health Power; (c) the chief executive officer of Health Power and the four most highly compensated executive officers of Health Power (other than the chief executive officer) for the fiscal year ended December 31, 1999; and (d) all directors and executive officers of Health Power, as a group. Except as otherwise indicated in the notes to this table, beneficial ownership was determined as of September 20, 2000. On that date, there were 3,888,460 shares of common stock outstanding. Except as otherwise indicated in the notes to this table, the persons named in this table and their spouses have sole voting and investment power with respect to all shares of common stock of Health Power owned by them.

                                         Amount And Nature
Name and Beneficial Owner           Of Beneficial Ownership/(1)/              Percent Of Class
------------------------------  -----------------------------------  --------------------------------
Dr. Bernard F. Master                1,280,673/(2)(3)/                  32.3%
340 Tucker Drive
Worthington, Ohio 43085

Heartland Advisors, Inc.               776,300/(4)/                     19.9%
789 North Market Street
Milwaukee, Wisconsin 53202

Robert J. Bossart                      315,828/(3)/                      8.1%
6377 Emerald Parkway
Dublin, Ohio 43016

Jonathan R. Wagner                     314,865/(3)/                      8.1%
6377 Emerald Parkway
Dublin, Ohio 43016

Dr. Elliott P. Feldman                 105,649                           2.7%

Robert S. Garek                         24,307/(5)/                        *

Dr. Crystal A. Kuykendall               11,501                             *

Frank R. Nutis                          45,981/(6)/                      1.2%

Dr. Burt E. Schear                      87,785                           2.3%

Richard T. Kurth                        77,267/(3)/                      2.0%

Daniel R. Sullivan                       5,684                             *

All directors and executive                 2,274,672           55.6%
officers as a group (12
persons)
____________________________

*    Less than 1%.

(1) For each of the persons named above, this table includes the following number of shares of common stock of Health Power which may be acquired upon the exercise of options: Dr. Master--78,337 shares; Mr. Bossart--21,710 shares; Mr. Wagner--20,747 shares; Dr. Feldman--18,614 shares; Mr. Garek-- 14,880 shares; Dr. Kuykendall--4,000 shares; Mr. Nutis--16,325 shares; Dr. Shear--10,663 shares; and Mr. Sullivan--2,800. The number of shares of common stock of Health Power which may be acquired by all directors and executive officers as a group includes options for 203,552 shares. All of the foregoing options will be terminated at the effective time of the merger in exchange for payments in the aggregate amount of $372,454. See "Interests of Certain Persons in the Merger--Stock Options."

(2) Includes 2,400 shares owned by trusts of which Dr. Master or his spouse is the trustee.

(3) Robert J. Bossart, Richard T. Kurth, Dr. Bernard F. Master, and Jonathan R. Wagner have each given a proxy with respect to 294,118, 63,791, 1,196,336, and 294,118 shares of common stock of Health Power, respectively, to Security Capital in connection with the matter to be voted on at the Special Meeting. See "Interests of Certain Persons in the Merger-- Stockholder Voting Agreements."

(4) Beneficial ownership was determined as of December 31, 1999, and is based upon a Schedule 13G/A filed by Heartland Advisors, Inc. with the Securities and Exchange Commission. Heartland Advisors, Inc. is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940.

(5) Does not include any shares owned by Mr. Garek's spouse. Mr. Garek specifically disclaims any beneficial ownership of such shares.

(6)  Includes 5,000 shares owned by a trust of which Mr. Nutis is the trustee.

                  PURCHASES OF COMMON STOCK BY CERTAIN PERSONS

     The following table sets forth certain information with respect to the purchase of common stock of Health Power since January 1, 1998, by Health Power or by members of the CMI Executive Team. No information is given for any person before such person became an affiliate of Health Power.

                                               Shares of Common         Price
Name                   Date of Purchase        Stock Purchased        Per Share      Where and How Purchased
----                   ----------------        ---------------    ----------------  ---------------------------
Robert J. Bossart      August 19, 1998           2,537 shares           $3.94       Nasdaq Open Market Purchase
Richard T. Kurth       August 19, 1998           5,075 shares           $3.94       Nasdaq Open Market Purchase
                       April 1, 1999             1,000 shares           $2.88       Nasdaq Open Market Purchase
Jonathan R. Wagner     August 19, 1998           2,537 shares           $3.94       Nasdaq Open Market Purchase



                      WHERE YOU CAN FIND MORE INFORMATION

     Health Power files annual and quarterly reports, proxy statements, and other documents with the Securities and Exchange Commission. These documents are available to the public. Stockholders may read and obtain copies of any document Health Power files from the following sources:

     . the public reference facilities at the principal office of the Securities and Exchange Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington DC 20549 (telephone 1-800-SEC-0330);

     . the public reference facilities at the regional offices of the Securities and Exchange Commission, CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048 (telephone 1-800-SEC-0330);

     .    the website of the Securities and Exchange Commission:
          http://www.sec.gov; or

     .    commercial document retrieval services, including commercial websites.

     The Securities and Exchange Commission allows companies such as Health Power to incorporate information from one document filed with the Securities and Exchange Commission into another separately filed document, a practice known as "incorporating by reference." As a result, Health Power is permitted to disclose important information in this Proxy Statement by incorporating information from other documents filed with the Securities and Exchange Commission into the Proxy Statement and referring stockholders to these other documents. This Proxy Statement incorporates by reference information from the documents set forth in the table below, except for any information superceded by information in this Proxy Statement. These documents contain important information about Health Power and its finances; the information in these documents is deemed to be included in this Proxy Statement.

-----------------------------------------------------------------------------------------------
  Document filed by Health Power (File No. 000-23220)          Period Covered by Document
      with the Securities and Exchange Commission                    or Date Filed
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Annual Report on Form 10-K                                Year ended December 31, 1999
-----------------------------------------------------------------------------------------------
Quarterly Report on Form 10-Q                             Quarter ended March 31, 2000
-----------------------------------------------------------------------------------------------
Quarterly Report on Form 10-Q                             Quarter ended June 30, 2000
-----------------------------------------------------------------------------------------------
Current Reports on Form 8-K                               Dated June 15, 2000
-----------------------------------------------------------------------------------------------
Current Reports on Form 8-K                               Dated August 25, 2000
-----------------------------------------------------------------------------------------------
Transaction Statement on Schedule 13E-3                   September 20, 2000
-----------------------------------------------------------------------------------------------

     HEALTH POWER ALSO HEREBY INCORPORATES BY REFERENCE ADDITIONAL DOCUMENTS THAT IT FILES WITH THE SECURITIES AND EXCHANGE COMMISSION BETWEEN THE DATE OF THIS PROXY STATEMENT AND THE DATE OF THE SPECIAL MEETING.

     All of the information about Security Capital and HP Acquisition contained or incorporated by reference in this Proxy Statement has been supplied by Security Capital and HP Acquisition, and Health Power has supplied all information relating to Health Power.

     Health Power is sending to its stockholders, together with this Proxy Statement, its Annual Report on Form 10-K for the year ended December 31, 1999, as well as its Form 10-Q for the quarter ended June 30, 2000. These documents are referred to above; stockholders can obtain any of them from Health Power or the Securities and Exchange Commission. All documents incorporated by reference are available from Health Power without charge, excluding all exhibits unless Health Power has specifically incorporated by reference an exhibit into this Proxy Statement. Stockholders may obtain any document incorporated by reference into this Proxy Statement by sending a written request to:

          Paul A. Miller, Esq.
          General Counsel
          Health Power, Inc.
          c/o CompManagement, Inc.
          6377 Emerald Parkway
          Dublin, Ohio  43016
          Telephone No. 614-760-8119

     If you would like to request documents from Health Power, please do so by __________, 2000, so that you will receive them before the Special Meeting.

     Stockholders should rely only on the information contained or incorporated by reference in this Proxy Statement in determining how to vote their shares at the Special Meeting. Health Power has not authorized anyone to provide you with any information that is different from the information contained in this Proxy Statement.

        This Proxy Statement is dated _______________, 2000. Stockholders should not assume that the information contained in the Proxy Statement is accurate as of any date other than the date of this Proxy Statement regardless of the date on which this Proxy Statement is mailed.


              STOCKHOLDER PROPOSALS FOR FISCAL 2001 ANNUAL MEETING

        Due to the date of the Special Meeting, Health Power does not intend to hold an annual meeting of stockholders in 2000. Health Power's 2001 annual meeting of stockholders has not been scheduled, and if the merger is consummated, the 2001 annual meeting will not be held. If the merger is not consummated, Health Power anticipates holding the 2001 annual meeting in May 2001. Stockholder proposals for the 2001 annual meeting must be received by Health Power on or prior to January 31, 2001, in order to be included in the proxy statement and form of proxy for that meeting. Stockholder proposals should be sent to Paul A. Miller, Esq., General Counsel, Health Power, Inc., c/o CompManagement, Inc., 6377 Emerald Parkway, Dublin, Ohio 43016. A stockholder who would like to submit a proposal to Health Power should refer to the applicable rules and regulations of the Securities and Exchange Commission.


                          PROXY SOLICITATION EXPENSES

        Health Power will bear the cost of soliciting proxies for the Special Meeting. In addition to the use of the mails, proxies may be solicited by officers, directors, and regular employees, personally or by telephone. Health Power will reimburse banks, brokers, and other nominees for any out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of Health Power's common stock. If follow-up requests for proxies are necessary, Health Power may employ other persons to make these requests.


                                 OTHER MATTERS

        The Board of Directors of Health Power does not know of any other matters to come before the Special Meeting. However, if any other matters properly come before the Special Meeting, the persons named in the accompanying proxy card intend to vote the proxy in accordance with their judgment on such matters.


                                                  DR. ELLIOTT P. FELDMAN,
                                                  Secretary

                              HEALTH POWER, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON _____________________, 2000

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Dr. Bernard F. Master and Robert J. Bossart, and each of them, with full power of substitution, proxies to vote and act with respect to all shares of common stock, $0.01 par value (the "Shares"), of Health Power, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote, at the Company's Special Meeting of Stockholders (the "Special Meeting") to be held at ____________________________, on ________________, 2000, at _____, local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if present in person, on the following proposal and any other matters that may properly come before the Special Meeting or any adjournment thereof.

1. PROPOSAL TO ADOPT THE AGREEMENT AND PLAN OF MERGER DATED AS OF JUNE 8, 2000, AS AMENDED (THE "MERGER AGREEMENT"), BY AND AMONG SECURITY CAPITAL CORPORATION, HP ACQUISITION CORP., AND THE COMPANY.

     [_] FOR             [_] AGAINST              [_] ABSTAIN


2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

     The Shares represented by this Proxy will be voted upon the proposal listed above in accordance with the instructions given by the undersigned, but if no instructions are given, this Proxy will be voted FOR the proposal to adopt the Merger Agreement as set forth in Item 1, above, and in the discretion of the proxies on any other matter which properly comes before the Special Meeting.

                                           Dated _______________________


                                           _____________________________________
                                           (Signature of Stockholder)


                                           _____________________________________
                                           (Signature of Stockholder)

                                           (Please sign legibly exactly as the
                                           name is printed on the left.)

                                           If the registration is as attorney,
                                           executor, administrator, trustee or
                                           guardian, please sign full title as
                                           such.

                   PLEASE DATE, SIGN AND MAIL PROXY PROMPTLY

                                    ANNEX A

                               MERGER AGREEMENT





                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                         SECURITY CAPITAL CORPORATION,

                             HP ACQUISITION CORP.

                                      AND

                              HEALTH POWER, INC.

                                 June 8, 2000

                                TABLE OF CONTENTS

AGREEMENT AND PLAN OF MERGER..................................................................................    1
Background Information........................................................................................    1
Statement of Agreement........................................................................................    2
ARTICLE I.....................................................................................................    2
THE MERGER....................................................................................................    2
----------
   (S)1.1   The Merger........................................................................................    2
            ----------
   (S)1.2   Closing...........................................................................................    2
            -------
   (S)1.3   Directors and Officers............................................................................    2
            ----------------------
ARTICLE II....................................................................................................    3
EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS.....................................    3
-------------------------------------------------------------------------
   (S)2.1   Effect on Capital Stock...........................................................................    3
            -----------------------
     (a)     Capital Stock of MergerCo........................................................................    3
             -------------------------
     (b)     Cancellation of Treasury Stock and MergerCo-Owned Stock..........................................    3
             -------------------------------------------------------
   (S)2.2   Conversion of Securities..........................................................................    3
            ------------------------
   (S)2.3   Company Stock Options and Related Matters.........................................................    4
            -----------------------------------------
ARTICLE III...................................................................................................    5
PAYMENT FOR SHARES; DISSENTING SHARES.........................................................................    5
-------------------------------------
   (S)3.1   Payment for Shares of Old Common..................................................................    5
            --------------------------------
   (S)3.2   Dissenting Shares.................................................................................    6
            -----------------
ARTICLE IV....................................................................................................    7
REPRESENTATIONS AND WARRANTIES OF MERGERCO AND PARENT.........................................................    7
-----------------------------------------------------
   (S)4.1   Representations and Warranties of MergerCo........................................................    7
            ------------------------------------------
     (a)     Organization.....................................................................................    7
             ------------
     (b)     Authorization; Validity of Agreement; Necessary Action...........................................    7
             ------------------------------------------------------
     (c)     Ownership........................................................................................    7
             ---------
     (d)     Consents and Approvals; No Violations............................................................    7
             -------------------------------------
     (e)     Takeover Laws....................................................................................    8
             -------------
     (f)     Formation of MergerCo; No Prior Activities.......................................................    8
             ------------------------------------------
   (S)4.2   Representations and Warranties of Parent..........................................................    8
            ----------------------------------------
     (a)     Organization.....................................................................................    8
             ------------
     (b)     Authorization; Validity of Agreement; Necessary Action...........................................    8
             ------------------------------------------------------
     (c)     Consents and Approvals; No Violations............................................................    9
             -------------------------------------
     (d)     Takeover Laws....................................................................................    9
             -------------
     (e)     Litigation.......................................................................................    9
             ----------
     (f)     No Brokers.......................................................................................    9
             ----------
     (g)     SEC Documents; Financial Statements..............................................................    9
             -----------------------------------
     (h)     Compliance with Laws.............................................................................   10
             --------------------
     (i)     Contracts; Debt Instruments......................................................................   10
             ---------------------------
     (j)     Investment Company Act of 1940...................................................................   10
             ------------------------------
     (k)     Solvency.........................................................................................   10
             --------
ARTICLE V.....................................................................................................   11
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................................   11
---------------------------------------------
   (S)5.1   Existence; Good Standing; Authority; Compliance With Law..........................................   11
            --------------------------------------------------------
   (S)5.2   Authorization, Validity and Effect of Agreements..................................................   12
            ------------------------------------------------
   (S)5.3   Capitalization....................................................................................   13
            --------------
   (S)5.4   Subsidiaries......................................................................................   13
            ------------
   (S)5.5   No Violation; Consents............................................................................   13
            ----------------------
   (S)5.6   SEC Documents; Financial Statements...............................................................   14
            -----------------------------------
   (S)5.7   Litigation........................................................................................   15
            ----------
   (S)5.8   Absence of Certain Changes........................................................................   15
            --------------------------
   (S)5.9   Taxes.............................................................................................   15
            -----
   (S)5.10  Properties........................................................................................   16
            ----------
   (S)5.11  Environmental Matters.............................................................................   17
            ---------------------
   (S)5.12  Employee Benefit Plans............................................................................   18
            ----------------------

   (S)5.13   Labor Matters....................................................................................   20
             -------------
   (S)5.14   No Brokers.......................................................................................   20
             ----------
   (S)5.15   Opinion of Financial Advisor.....................................................................   20
             ----------------------------
   (S)5.16   Insurance........................................................................................   20
             ---------
   (S)5.17   Contracts and Commitments; Indemnity Agreements..................................................   21
             -----------------------------------------------
   (S)5.18   Related Party Transactions.......................................................................   21
             --------------------------
   (S)5.19   DOI Reports......................................................................................   21
             -----------
   (S)5.20   Health Power HMO.................................................................................   22
             ----------------
   (S)5.21   Definition of the Company's Knowledge............................................................   22
             -------------------------------------
ARTICLE VI....................................................................................................   22
CONDUCT OF BUSINESS PENDING THE MERGER........................................................................   22
--------------------------------------
   (S)6.1    Conduct of Business by the Company...............................................................   22
             ----------------------------------
   (S)6.2    Financing........................................................................................   24
             ---------
ARTICLE VII...................................................................................................   25
ADDITIONAL AGREEMENTS.........................................................................................   25
---------------------
   (S)7.1    Stockholders Meeting; Proxy Materials............................................................   25
             -------------------------------------
   (S)7.2    Other Filings....................................................................................   27
             -------------
   (S)7.3    Additional Agreements............................................................................   27
             ---------------------
   (S)7.4    Fees and Expenses................................................................................   28
             -----------------
   (S)7.5    No Solicitations.................................................................................   28
             ----------------
   (S)7.6    Officers' and Directors' Indemnification and Insurance...........................................   29
             ------------------------------------------------------
   (S)7.7    Access to Information; Confidentiality...........................................................   29
             --------------------------------------
   (S)7.8    Public Announcements.............................................................................   29
             --------------------
   (S)7.9    Notification of Certain Matters..................................................................   29
             -------------------------------
   (S)7.10   Termination of Company Stock Plans...............................................................   30
             ----------------------------------
   (S)7.11   Windup of Health Power HMO.......................................................................   30
             --------------------------
   (S)7.12   Termination of Severance Arrangements............................................................   30
             -------------------------------------
ARTICLE VIII..................................................................................................   31
CONDITIONS TO THE MERGER......................................................................................   31
------------------------
   (S)8.1   Conditions to the Obligations of Each Party to Effect the Merger..................................   31
            ----------------------------------------------------------------
     (a)     Stockholder Approval.............................................................................   31
             --------------------
     (b)     Hart-Scott-Rodino Act............................................................................   31
             ---------------------
     (c)     Other Regulatory Approvals.......................................................................   31
             --------------------------
     (d)     Other Consents...................................................................................   31
             --------------
     (e)     No Injunctions or Orders; Illegality.............................................................   32
             ------------------------------------
   (S)8.2   Conditions to Obligations of MergerCo and Parent..................................................   32
            ------------------------------------------------
     (a)     Representations and Warranties...................................................................   32
             ------------------------------
     (b)     Performance and Obligations of the Company.......................................................   32
             ------------------------------------------
     (c)     Material Adverse Change..........................................................................   32
             -----------------------
     (d)     No Restraints....................................................................................   32
             -------------
     (e)     Dissenting Shares................................................................................   32
             -----------------
     (f)     Certificates.....................................................................................   32
             ------------
     (g)     Financing........................................................................................   33
             ---------
     (h)     Health Power HMO.................................................................................   33
             ----------------
     (i)     Termination of Severance Agreements..............................................................   33
             -----------------------------------
     (j)     Investment and Employment Agreements with Executive Management...................................   33
             --------------------------------------------------------------
   (S)8.3   Conditions to Obligations of the Company..........................................................   33
            ----------------------------------------
     (a)     Representations and Warranties...................................................................   33
             ------------------------------
     (b)     Performance of Obligations of MergerCo and Parent................................................   33
             -------------------------------------------------
     (c)     Material Adverse Change..........................................................................   33
             -----------------------
     (d)     Certificates.....................................................................................   34
             ------------
ARTICLE IX....................................................................................................   34
TERMINATION, AMENDMENT AND WAIVER.............................................................................   34
---------------------------------
   (S)9.1   Termination.......................................................................................   34
            -----------
   (S)9.2   Effect of Termination.............................................................................   35
            ---------------------
ARTICLE X.....................................................................................................   37

GENERAL PROVISIONS............................................................................................   37
------------------
   (S)10.1     Notices........................................................................................   37
               -------
   (S)10.2     Interpretation.................................................................................   38
               --------------
   (S)10.3     Survival.......................................................................................   38
               --------
   (S)10.4     Miscellaneous..................................................................................   38
               -------------
   (S)10.5     Assignment.....................................................................................   39
               ----------
   (S)10.6     Severability...................................................................................   39
               ------------
   (S)10.7     Choice of Law/Consent to Jurisdiction..........................................................   39
               -------------------------------------
   (S)10.8     Extension; Waiver..............................................................................   39
               -----------------
   (S)10.9     Amendment......................................................................................   39
               ---------
   (S)10.10    No Agreement Until Executed....................................................................   39
               ---------------------------
   (S)10.11    Parent.........................................................................................   40
               ------

                             INDEX OF DEFINED TERMS

Term                                              Section
----                                              -------

1999 Form 10-K                                    (S)5.10(a)
Acquisition Proposal                              (S)7.1(e)
Agreement                                         Introduction
Break-Up Fee                                      (S)9.2(b)
Bylaws                                            (S)1.1
Cashed Shares                                     (S)3.1(c)
Certificate of Incorporation                      (S)1.1
Certificate of Merger                             (S)1.2
Certificates                                      (S)3.1(b)
Closing                                           (S)1.2
Closing Date                                      (S)1.2
CMI Management Team                               (S)7.12
Code                                              (S)3.1(i)
Commitment Due Date                               (S)6.2(a)
Company                                           Introduction
Company Board                                     Background Information
Company Disclosure Schedule                       Article V, Introduction
Company Material Adverse Effect                   (S)5.1(a)
Company Properties                                (S)5.10(a)
Company SEC Reports                               (S)5.6
Company Stock Plans                               (S)2.3
Company Subsidiary                                (S)2.1(b)
Company Operating Subsidiaries                    (S)5.1(b)
Confidentiality Agreement                         (S)7.7
CTC                                               (S)10.7
Debt Encumbrances                                 (S)5.10(a)
DGCL                                              Background Information
Dissenting Shares                                 (S)3.2
Dr. Master's Employment Agreement                 (S)7.12
Effective Time                                    (S)1.2
ERISA                                             (S)5.12(a)
Escrow Agent                                      Background Information
Escrow Agreement                                  Background Information
Exchange Act                                      (S)4.1(d)
Exchange Agent                                    (S)3.1(a)
Exchange Fund                                     (S)3.1(a)
Governmental Entity                               (S)4.1(d)
Health Power HMO                                  (S)5.1(b)
HSR Act                                           (S)4.1(d)
Indebtedness                                      (S)2.2(a)
Indemnity Agreement                               (S)5.17(b)
Independent Committee                             Background Information
Injunction                                        (S)8.1(e)
Laws                                              (S)4.2(h)
Material Contracts                                (S)5.17(a)

Material Deviation From Projections               (S)5.1(a)
Merger                                            Background Information
Merger Consideration                              (S)2.2(a)
MergerCo                                          Introduction
MergerCo Board                                    (S)4.1(b)
MergerCo Common Stock                             (S)2.1(a)
MergerCo Material Adverse Effect                  (S)4.1(a)
Necessary Financing                               (S)6.2(a)
Delaware Courts                                   (S)10.7
Old Common                                        Background Information
Options                                           (S)2.3
Other Filings                                     (S)7.2
Parent                                            Introduction
Parent Material Adverse Effect                    (S)4.2(a)
Parent/MergerCo Collection Expenses               (S)9.2(b)
Parent/MergerCo Expenses                          (S)9.2(b)
Parent SEC Reports                                (S)4.2(g)
Parties                                           Background Information
Person                                            (S)10.2
Plan(s)                                           (S)5.12(a)
Preferred Stock                                   (S)5.3
Proposed Financing Commitments                    (S)6.2(a)
Proxy Statement                                   (S)7.1(a)(ii)(B)
Raymond James                                     (S)5.14
Regulatory Approval(s)                            (S)5.5
Reporting Tail Coverage                           (S)7.6(b)
SEC                                               (S)4.2(g)
Securities Act                                    (S)4.2(g)
Severance Agreements                              (S)7.12
Stockholder Voting Agreement                      Background Information
Subsidiary                                        (S)10.2
Superior Proposal                                 (S)7.1(e)
Surviving Corporation                             (S)1.1
Tax Returns                                       (S)5.9(k)
Taxes                                             (S)5.9(j)
Transaction Proposal                              (S)9.2(c)
Transactions                                      Background Information

                         AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger (this "Agreement") is made as of June 8, 2000, among Security Capital Corporation, a Delaware corporation ("Parent"), HP Acquisition Corp., a Delaware corporation which is direct or indirect subsidiary of Parent ("MergerCo"), and Health Power, Inc., a Delaware corporation (the "Company").


                             Background Information


     A. The respective Boards of Directors of Parent, MergerCo and the Company have each approved the merger of MergerCo with and into the Company (the "Merger") in accordance with the Delaware General Corporation Law (the "DGCL"), and, upon the terms and subject to the conditions set forth in this Agreement, holders of shares of Common Stock, $0.01 par value, of the Company ("Old Common") that were issued and outstanding immediately prior to the Effective Time (as hereinafter defined) will, except as otherwise provided herein, be entitled to the right to receive cash.

     B. The Board of Directors of the Company (the "Company Board") has, in light of and subject to the terms and conditions set forth in this Agreement, determined that the Merger Consideration (as hereinafter defined) to be paid for each share of Old Common in the Merger is fair to the stockholders of the Company and that the Merger is otherwise advisable and fair to and in the best interests of the Company and its stockholders. An independent committee of the Company Board consisting of five members of the Company Board, none of whom is an employee of the Company or any of its Subsidiaries (as defined below) (the "Independent Committee"), has made the same determinations. Prior to the date hereof, the Company Board has approved this Agreement and the transactions contemplated or required hereby, including the Merger (collectively, the "Transactions"), and has resolved to recommend that the holders of shares of Old Common approve and adopt this Agreement.

     C. Concurrently herewith and as a condition and inducement to Parent's and MergerCo's willingness to enter into this Agreement with the Company, each of those persons listed on Exhibit A-1 attached hereto, each of whom is a stockholder of the Company, has entered into a Stockholder Voting Agreement with Parent (collectively, the "Stockholder Voting Agreements"), substantially in the form of Exhibit A-2 attached hereto.

     D. Concurrently herewith and as a condition and inducement to the Company's willingness to enter into this Agreement, Parent or MergerCo has delivered to U.S. Trust Company of New York, as escrow agent (the "Escrow Agent"), $100,000 by wire transfer of immediately available funds, to be held and disbursed by the Escrow Agent pursuant to the terms of the Escrow Agreement, by and among Parent, MergerCo, the Company and the Escrow Agent, as same may be amended after the date hereof (the "Escrow Agreement"), substantially in the form of Exhibit B attached hereto.

     E. MergerCo, Parent and the Company (collectively, the "parties") desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and to prescribe various conditions to the Transactions.

                            Statement of Agreement


     The parties acknowledge the accuracy of the foregoing Background Information and agree as follows:


                                   ARTICLE I

                                  THE MERGER
                                  ----------


     (S)1.1  The Merger.  Subject to the terms and conditions of this Agreement,
             ----------
at the Effective Time, the Company and MergerCo shall consummate the Merger pursuant to which (a) MergerCo shall be merged with and into the Company and the separate corporate existence of MergerCo shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The certificate of incorporation of the Company (the "Certificate of Incorporation"), as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety substantially as set forth in Exhibit 1.1A attached hereto and thereafter shall be the Certificate of Incorporation until further amended in accordance with law and the Certificate of Incorporation. The bylaws of the Company (the "Bylaws"), as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety substantially as set forth in
Exhibit 1.1B attached hereto and thereafter shall be the Bylaws of the Surviving Corporation until further amended in accordance with law, the Certificate of Incorporation and the Bylaws. The Merger shall have the effects specified in the DGCL.

     (S)1.2  Closing.  The closing of the Merger (the "Closing") shall take
             -------
place at a time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver (by the applicable party entitled to the benefit thereof) of all of the conditions set forth in Article VIII hereof (other than conditions with respect to actions the respective parties will take at the Closing itself) (the "Closing Date"), at the offices of Baker & Hostetler LLP, Capital Square, 65 East State Street, Columbus, Ohio, unless another time, date or place is agreed to by the parties. MergerCo and the Company shall duly execute and file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the DGCL on the Closing Date. The Merger shall become effective as of the time of filing of the Certificate of Merger, or at such later time agreed to by the parties as is specified in the Certificate of Merger (the "Effective Time").

     (S)1.3  Directors and Officers.  The directors and officers of MergerCo
             ----------------------
immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until his respective successor has been elected and qualified.

                                  ARTICLE II

   EFFECT OF THE MERGER ON THE CAPITAL STOCKOF THE CONSTITUENT CORPORATIONS
   ------------------------------------------------------------------------

     (S)2.1  Effect on Capital Stock.  At the Effective Time, by virtue of the
             -----------------------
Merger and without any action on the part of any holder of shares of Old Common or any holder of shares of capital stock of MergerCo:

             (a)    Capital Stock of MergerCo.  Each share of the common stock
                    -------------------------
     of MergerCo (the "MergerCo Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

             (b)    Cancellation of Treasury Stock and MergerCo-Owned Stock.
                    -------------------------------------------------------
     Each share of Old Common and all other shares of capital stock of the Company that are owned by the Company or any Subsidiary of the Company (as defined in Section 10.2) (a "Company Subsidiary") and all shares of Old Common and other shares of capital stock of the Company owned by MergerCo shall be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

     (S)2.2  Conversion of Securities.  At the Effective Time, by virtue of the
             ------------------------
Merger and without any action on the part of MergerCo, the Company or the holders of any shares of Old Common:

             (a)    Subject to the other provisions of this Section 2.2 and to
     Section 3.1(i), each share of Old Common issued and outstanding immediately prior to the Effective Time, excluding (i) shares of Old Common owned by the Company or any of the Company Subsidiaries or by MergerCo and (ii) Dissenting Shares (as defined in Section 3.2), shall be converted into the right to receive the quotient obtained by dividing:

                    (x) Thirty-Six Million Two Hundred Fifty Thousand Dollars ($36,250,000), minus the sum of (A) the difference between $4,850,996, which was the amount of outstanding Indebtedness (as defined below) of the Company and the Company Subsidiaries on a consolidated basis as at December 31, 1999, and the lesser of (I) $1,800,000 and (II) the principal amount by which such Indebtedness is reduced by payments made prior to the Closing (as defined below), (B) the Option Termination Consideration (as defined below), (C) the Severance Consideration (as defined below), and (D) the Company Expenses (as defined below), by

                    (y) the total number of shares of Old Common issued and outstanding immediately prior to the Effective Time (excluding all shares of Old Common held in the Company's treasury) (the "Merger Consideration"), which Parent shall pay, or cause to be paid, in cash to the holder thereof, without any interest thereon, upon surrender and exchange of the Certificate (as defined in Section 3.1) representing such share of Old Common. The Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of shares of Old Common outstanding between the date hereof and the Effective Time.

     The term "Company Expenses" shall mean an amount equal to all out-of-pocket costs and expenses, including, without limitation, those which may be payable after the Closing, incurred by the Company or any Company Subsidiary in connection with this Agreement and the Transactions, including, without limitation, the fees and disbursements of the Company's outside legal counsel, accountants, consultants and other professional service providers retained by or on behalf of the Company, together with all other out-of-pocket costs and expenses incurred by the Company in connection with analyzing and structuring the Transactions, negotiating the terms and conditions of this Agreement and any other agreements or other documents relating to the Transactions, complying with the terms of this Agreement and causing the closing conditions set forth herein to be fulfilled. The Company and Parent shall in good faith consult with one another and mutually determine the amount of the Company Expenses at least three (3) business days prior to the Closing, and prior to the Closing, the Company will keep Parent reasonably informed of the Company Expenses as incurred to date. As used in this Agreement, the term "indebtedness or "Indebtedness" shall include, for any person, (A) indebtedness created, issued or incurred for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of property to another person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such person), (B) obligations of such person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable arising, and accrued expenses incurred, in the ordinary course of business, (C) indebtedness of another person secured by a lien on the property of such person, (D) payment obligations of such person in respect of letters of credit, banker's acceptances or similar instruments issued or accepted by banks and other financial institutions for the account of such person, (E) capital lease obligations of such person, and (F) indebtedness of another person guaranteed by such person, provided, however, that no item of "indebtedness" shall be deducted more than once as "indebtedness" because it falls within more than one of the above categories.

             (b)    All such shares of Old Common, when converted as provided in
     Section 2.2(a), shall no longer be considered outstanding and shall automatically be canceled and retired and shall cease to exist, and each Certificate previously evidencing such shares shall thereafter represent only the right to receive the Merger Consideration. The holders of Certificates previously evidencing shares of Old Common outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Old Common except as otherwise provided herein or by law and, upon the surrender of Certificates in accordance with Section 3.1, shall only have the right to receive for their shares of Old Common the Merger Consideration, without any interest thereon.

     (S)2.3  Company Stock Options and Related Matters.  As of and subject to
             -----------------------------------------
the occurrence of the Effective Time, each outstanding option, warrant or similar right (including any related stock appreciation right) (an "Option") issued, awarded or granted pursuant to any plan, agreement or arrangement of the Company or any Company Subsidiary and entitling the holder thereof to purchase a share of Old Common or any other capital stock of the Company or any Company Subsidiary (the "Company Stock Plans") shall be terminated, subject to obtaining the consents discussed below, and each holder of a terminated Option shall be entitled to receive, in consideration for the termination of such Option, an amount in cash (less applicable withholding taxes) equal to one of the following: (a) for Options with an exercise price per share greater than the Merger Consideration ("Out of the Money Options"), $1.00 for each Out of the Money Option terminated; or (b) for Options with an exercise price per share less than the Merger Consideration ("In the Money Options"), the excess of the Merger Consideration over the exercise price per share for each In the Money Option terminated. The total consideration to be paid for the termination of all Options is hereinafter referred to as the "Option Termination Consideration." At least five (5) business days prior to the Closing (x) the Company shall deliver to Parent agreements (in a form reasonably acceptable to Parent) executed by each director and officer of the Company and any Company Subsidiary holding an Option acknowledging that the payment made pursuant to this Section 2.3 is being made in full satisfaction of such individual's rights under the applicable Company Stock Plans and any option awards granted thereunder, and (y) the Company shall use commercially reasonable efforts to obtain executed agreements of the type described in clause (x) from each other holder of an option to purchase shares of Old Common awarded under the Company Stock Plans. Immediately prior to the Effective Time, Parent shall pay to the Company an amount equal to the Option Termination Consideration, and, in turn, the Company shall immediately pay, or cause to be paid, to each holder of a terminated Option the Option Termination Consideration to which such holder is entitled to receive pursuant to such holder's agreement described in clauses (x) and (y) above.


                                  ARTICLE III

                     PAYMENT FOR SHARES; DISSENTING SHARES
                     -------------------------------------


     (S)3.1  Payment for Shares of Old Common.
             --------------------------------

             (a) Prior to the Effective Time, Parent or MergerCo shall appoint a bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent"). At or prior to the Effective Time, Parent or MergerCo shall deposit, or cause to be deposited, with the Exchange Agent in an account (the "Exchange Fund") the aggregate Merger Consideration to which holders of shares of Old Common shall be entitled at the Effective Time pursuant to Section 2.2(a). The Merger Consideration shall be invested by the Exchange Agent, as directed by Parent, provided such investments shall be limited to direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation, or certificates of deposit issued by a commercial bank having at least $1,000,000,000 in assets; provided, that no loss on investments made pursuant to this Section 3.1(a) shall relieve Parent of its obligation to pay the Merger Consideration pursuant to Section 2.2.

             (b) Promptly after the Effective Time, MergerCo shall cause the Exchange Agent to mail to each record holder of certificates (the "Certificates") that immediately prior to the Effective Time represented shares of Old Common a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent.

             (c) In effecting the payment of the Merger Consideration with respect to shares of Old Common represented by Certificates entitled to payment of the Merger Consideration pursuant to Section 2.2(a) (the "Cashed Shares"), upon the surrender of each such Certificate, Parent shall cause the Exchange Agent to pay the holder of such Certificate the Merger Consideration multiplied by the number of Cashed Shares, in consideration therefor. Upon such payment such Certificate shall forthwith be canceled.

             (d) From and after the Effective Time until surrendered in accordance with paragraph (c) above, each Certificate representing shares of Old Common shall represent solely the right to receive the Merger Consideration relating thereto. No interest or dividends shall be paid or accrued on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate formerly representing shares of Old Common surrendered therefor is registered, it shall be a condition to the right to receive such Merger Consideration that the Certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such shares of Old Common shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

             (e) Promptly following the date which is 180 days after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, Certificates and other documents in its possession relating to the Transactions, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a share of Old Common may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the Merger Consideration relating thereto without any interest or dividends thereon.

             (f) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Old Common which were outstanding immediately prior to the Effective Time.

             (g) None of Parent, MergerCo, the Company or the Exchange Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official in good faith pursuant to any applicable abandoned property, escheat or similar law.

             (h) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the provision of reasonable and customary indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable to such person pursuant to this Agreement.

             (i) The Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Old Common such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Old Common with respect to which such deduction and withholding was made by the Surviving Corporation.

     (S)3.2  Dissenting Shares.  Notwithstanding any other provision of this
             -----------------
Agreement to the contrary, shares of Old Common which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the appraised value of such shares of Old Common held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Old Common under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender, in the manner provided in Section 3.1, of the Certificate or Certificates that, immediately prior to the Effective Time, evidenced such shares of Old Common. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Old Common, and, prior to the Effective Time, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the

Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.


                                  ARTICLE IV


             REPRESENTATIONS AND WARRANTIES OF MERGERCO AND PARENT
             -----------------------------------------------------


     (S)4.1  Representations and Warranties of MergerCo.  MergerCo and Parent,
             ------------------------------------------
jointly and severally, hereby represent and warrant to the Company that the statements contained in this Section 4.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4.1).

             (a)    Organization.  MergerCo is a corporation duly organized,
                    ------------
     validly existing and in good standing under the laws of its state of formation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being and proposed to be conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not reasonably be expected to have a material adverse effect on the business, results of operations or condition (financial or otherwise) of MergerCo (a "MergerCo Material Adverse Effect").

             (b)    Authorization; Validity of Agreement; Necessary Action.
                    ------------------------------------------------------
     MergerCo has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by MergerCo of this Agreement and the consummation of the Transactions have been duly authorized by the Board of Directors of MergerCo (the "MergerCo Board") and by the sole stockholder of MergerCo, and no other corporate action on the part of MergerCo is necessary to authorize the execution and delivery by MergerCo of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by MergerCo and, assuming the due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of MergerCo enforceable against MergerCo in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

             (c)    Ownership.  MergerCo is a direct or indirect wholly-owned
                    ---------
     Subsidiary of Parent.

             (d)    Consents and Approvals; No Violations.  Except for the
                    -------------------------------------
     filing of the Certificate of Merger in accordance with the DGCL, and such filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and applicable state or foreign securities or state "Blue Sky" laws, none of the execution, delivery or performance of this Agreement by MergerCo, the consummation by MergerCo of the Transactions or compliance by MergerCo with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of MergerCo, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (as hereinafter defined) with respect to MergerCo, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which MergerCo is a party or by which it or any of its properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule, regulation or other law applicable to MergerCo or any of its properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults (including, for purposes hereof, the failure to make a filing or to obtain a permit, authorization, consent or approval) which would not, individually or in the aggregate, reasonably be expected to (A) have a MergerCo Material Adverse Effect, (B) impair the ability of MergerCo to consummate the Transactions, or (C) prevent or materially delay the consummation of the Transactions. For purposes of this Agreement, "Governmental Entity" means any governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, department or other instrumentality or political unit or subdivision, whether domestic or foreign.

             (e)    Takeover Laws.  MergerCo was not, immediately prior to the
                    -------------
     execution of this Agreement and the Stockholder Voting Agreements, an "interested stockholder" of the Company within the meaning of Section 203 of the DGCL.

             (f)    Formation of MergerCo; No Prior Activities.  MergerCo was
                    ------------------------------------------
     formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with its incorporation or organization and the transactions contemplated by this Agreement.

     (S)4.2  Representations and Warranties of Parent.  Parent hereby
             ----------------------------------------
represents and warrants to the Company that the statements contained in this
Section 4.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4.2).

             (a)    Organization.  Parent is a corporation duly organized,
                    ------------
     validly existing and in good standing under the laws of its state of formation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not reasonably be expected to have a material adverse effect on the business, results of operations or condition (financial or otherwise) of Parent (a "Parent Material Adverse Effect").

             (b)    Authorization; Validity of Agreement; Necessary Action.
                    ------------------------------------------------------
     Parent has all requisite power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions have been duly authorized by all necessary action on the part of Parent and no other action on the part of Parent is necessary to authorize the execution and delivery by Parent of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

             (c)    Consents and Approvals; No Violations.  Except for such
                    -------------------------------------
     filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, and state or foreign securities or state "Blue Sky" laws, none of the execution, delivery or performance of this Agreement by Parent, the consummation by Parent of the Transactions or compliance by Parent with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity with respect to Parent, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent is a party or by which it or any of its properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule, regulation or other law applicable to Parent or any of its properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults (including, for purposes hereof, the failure to make a filing or to obtain a permit, authorization, consent or approval) which would not, individually or in the aggregate, reasonably be expected to (A) have a Parent Material Adverse Effect, (B) impair the ability of Parent to consummate the Transactions, or (C) prevent or materially delay the consummation of the Transactions.

             (d)    Takeover Laws.  Parent was not, immediately prior to the
                    -------------
     execution of this Agreement and the Stockholder Voting Agreements, an "interested stockholder" of the Company within the meaning of Section 203 of the DGCL.

             (e)    Litigation.  There are no actions, suits, proceedings,
                    ----------
     investigations or claims pending or, to the knowledge of Parent, threatened against MergerCo or Parent, at law or in equity, or before or by any court, commission, governmental department, board, bureau, agency, administrative officer or executive, or instrumentality, whether federal, state, local or foreign, or before any arbitrator, that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transactions or to have a Parent Material Adverse Effect or a MergerCo Material Adverse Effect, as the case may be.

             (f)    No Brokers.  Neither Parent nor MergerCo has entered into
                    ----------
     any contract, arrangement or understanding with any person which may result in the obligation of such entity or the Company to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions, except that Capital Partners, Inc. (or its affiliate) will receive an investment banking fee in connection with the consummation of the Transactions.

             (g)    SEC Documents; Financial Statements.  Each periodic report,
                    -----------------------------------
     registration statement, definitive proxy statement and other document filed by Parent with the Securities and Exchange Commission (the "SEC") since January 1,1998 (as such documents have since the time of their filing been amended, the "Parent SEC Reports"), as of their respective dates, complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") or the Exchange Act, as the case may be, applicable to such Parent SEC Reports, and none of the Parent SEC Reports when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The Parent SEC Reports include all the documents (other than preliminary material) that Parent was required to file with the SEC since January 1, 1998. The financial statements of Parent included in the Parent SEC Reports, as of their respective filing dates with the SEC, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject in the case of the unaudited statements, to normal, year-end audit adjustments). Since December 31, 1999, neither Parent nor any of its subsidiaries has incurred any liabilities or obligations, whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due, except (i) as and to the extent set forth on the audited balance sheet of Parent and its subsidiaries as of December 31, 1999 (including the notes thereto) (the "Parent Balance Sheet"), (ii) for liability under this Agreement, (iii) as incurred after December 31, 1999 in the ordinary course of business and consistent with past practices, (iv) as described in the Parent SEC Reports filed and publicly available as of the date hereof, or (v) as would not, individually or in the aggregate, reasonably be expected to have a MergerCo Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

             (h)    Compliance with Laws.  Except as specifically disclosed in
                    --------------------
     the Parent SEC Reports filed and publicly available prior to the date hereof, MergerCo and Parent are in compliance with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered, by any federal, state, local or foreign court or governmental authority (collectively, "Laws") applicable to Parent or its Subsidiaries, or to their respective businesses or properties, except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a MergerCo Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

             (i)    Contracts; Debt Instruments.  Neither Parent nor any of its
                    ---------------------------
     Subsidiaries has received a written notice that Parent or any of its Subsidiaries is in violation of or in default under any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor does any such violation or default exist, except to the extent such violation or default would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or a MergerCo Material Adverse Effect, as the case may be.

             (j)    Investment Company Act of 1940.  Neither Parent nor any of
                    ------------------------------
     its Subsidiaries is, or at the Effective time will be, required to be registered under the Investment Company Act of 1940, as amended.

             (k)    Solvency.  Assuming that the representations and warranties
                    --------
     of the Company contained in this Agreement or in any instrument delivered by the Company pursuant to this Agreement are correct and complete without giving effect to any materiality or knowledge qualification included in any such representation or warranty, then, immediately after giving effect to the Transactions and the closing of the financing contemplated by this Agreement, (i) the Surviving Corporation shall be able to pay its debts as they become due and shall own assets having a fair salable value greater than the amounts required to pay its debts (including the amount that is reasonably likely to become payable in respect of all contingent liabilities), and (ii) the Surviving Corporation shall have adequate capital to carry on its business. No transfer of property is being made, or caused to be made, and no obligation is being incurred, or caused to be incurred, by Parent or MergerCo in connection with the Transactions and the closing of the financing contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Parent, MergerCo or the Surviving Corporation.


                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------


     The Company hereby represents and warrants to Parent and MergerCo that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the disclosure schedule, arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article V, delivered at or prior to the execution hereof to Parent and MergerCo (the "Company Disclosure Schedule").

     (S)5.1  Existence; Good Standing; Authority; Compliance With Law.
             --------------------------------------------------------

             (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the ownership of its property or the conduct of its business makes such qualification necessary, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company and the Company Subsidiaries taken as a whole (a "Company Material Adverse Effect"). Without limiting any other events or occurrences which may constitute a Company Material Adverse Effect, a Company Material Adverse Effect shall be deemed to have occurred for purposes of this Agreement if, as at the end of any calendar month during the Company's 2000 fiscal year preceding the Closing, the actual consolidated results of operations (as measured by EBITDA) of the Company and its consolidated Subsidiaries for the portion of such fiscal year completed through the end of such calendar month deviate, in terms of less favorable results, by more than ten percent (10%) from the Company's projected consolidated results of operations (as measured by EBITDA) through the end of such period, as delivered in writing by the Company to Parent prior to the date hereof (a "Material Deviation from Projections"). The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being and proposed to be conducted.

             (b) Except as set forth in Section 5.1(b) of the Company Disclosure Schedule, each of the Company Operating Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being and proposed to be conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, the term "Company Operating Subsidiaries" shall mean all of the Company Subsidiaries other than Health Power HMO, Inc., an

     Ohio corporation and a Subsidiary of the Company ("Health Power HMO"). Health Power HMO is a corporation duly organized under the laws of Ohio.

             (c) Except as set forth in Section 5.1(c) of the Company Disclosure Schedule, each of the Company and the Company Operating Subsidiaries possess, and has possessed since January 1, 1998, all licenses, permits, variances, exemptions, orders and other authorizations and approvals of all Governmental Entities required to conduct their respective businesses as now conducted or proposed to be conducted by them (the "Company Permits"), except where the failure to possess such licenses, permits, variances, exemptions, orders, authorizations or approvals has not had, or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and each of the Company Operating Subsidiaries are, and at all times since January 1, 1998, have been, in compliance with the terms of the Company Permits, except where the failure so to comply has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

             (d) Section 5.1(d) of the Company Disclosure Schedule contains a true and complete list of all regulatory undertakings, orders or other commitments of any nature, which are not embodied in applicable Laws or specifically disclosed in the Company SEC Reports (as defined below) filed and publicly available prior to the date of this Agreement, entered into by the Company or any of the Company Operating Subsidiaries with any regulatory entity, including any insurance or other regulatory bodies, which undertakings, orders or other commitments limit or purport to limit the business of the Company or any of the Company Operating Subsidiaries as presently conducted or as the same may be conducted in the future. Except as specifically disclosed in the Company SEC Reports filed and publicly available prior to the date of this Agreement, the conduct of the respective businesses of the Company and each of the Company Operating Subsidiaries is, and at all times since January 1, 1998 has been, in compliance with all Laws applicable to the Company or to any of the Company Operating Subsidiaries or to their respective businesses or properties, except for noncompliance which has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as disclosed in Company SEC Reports filed and publicly available after December 31, 1999 and prior to the date hereof, no investigation or review by any Governmental Entity with respect to the Company or any of the Company Subsidiaries (including, without limitation, Health Power HMO) is pending or, to the knowledge of the Company, threatened, other than those which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     (S)5.2  Authorization, Validity and Effect of Agreements.  Each of the
             ------------------------------------------------
Company and the Company Subsidiaries, as applicable, has all requisite power and authority to enter into the Transactions and to execute and deliver this Agreement, and (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the total outstanding voting power of the shares of Old Common, as required by the DGCL) to perform its obligations hereunder and to consummate the Transactions. The Company Board, at a meeting duly called and held on May 9, 2000, (i) determined that this Agreement and the Merger are advisable, and fair to and in the best interests of the holders of shares of Old Common, (ii) approved this Agreement and the Transactions (and, for purposes of Section 203 of the DGCL, also specifically approved the Stockholder Voting Agreements), and (iii) resolved to recommend that the holders of shares of Old Common approve and adopt this Agreement. Subject only to the approval of this Agreement by the holders of shares of Old Common, the execution by the Company of this Agreement and the consummation of the Transactions have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, subject to approval by the holders of shares of Old

Common, and assuming due and valid authorization, execution and delivery thereof by MergerCo and Parent, constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

     (S)5.3  Capitalization.  The authorized capital stock of the Company
             --------------
consists of 10,000,000 shares of Old Common and 5,000,000 shares of Preferred Stock, $0.01 par value (the "Preferred Stock"). As of the date of this
Agreement: (i) no shares of Preferred Stock were issued or outstanding; and (ii) no shares of Old Common and no shares of Preferred Stock were held in the treasury of the Company or owned by any Company Subsidiary. All such issued and outstanding shares of Old Common are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in
Section 5.3 of the Company Disclosure Schedule: (a) there are no outstanding bonds, debentures, notes or other securities or obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shares of Old Common on any matter, (b) there are no outstanding options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell any shares of capital stock or any other securities of the Company or any Company Subsidiary, (c) there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of the Company or any Company Subsidiary, (d) there are no equity equivalents (including any phantom stock or stock appreciation rights, whether cash or other), performance shares, interests in the ownership or earnings of the Company or any Company Subsidiary or other similar rights issued by the Company or any Company Subsidiary, and (e) neither the Company nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement or understanding to register the offer and sale or resale of any of its securities under the Securities Act. As of the date hereof, there are no declared but unpaid dividends outstanding with respect to the Old Common.

     (S)5.4  Subsidiaries.  Section 5.4 of the Company Disclosure Schedule sets
             ------------
forth a list of the Company Subsidiaries. Except as set forth in Section 5.4 of the Company Disclosure Schedule, the Company owns directly or indirectly each of the outstanding shares of capital stock or other equity interests of each of the Company Subsidiaries free and clear of all liens, pledges, security interests, claims or other encumbrances. Each of the outstanding shares of capital stock of each of the Company Subsidiaries that is a corporation is duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in Section 5.4 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business trust or other person (other than investments in short-term investment securities and trade receivables), nor is the Company or any Company Subsidiary subject to any obligation or requirement to provide for or obtain or make any such interest or investment.

     (S)5.5  No Violation; Consents.  None of the execution, delivery or
             ----------------------
performance of this Agreement, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions hereof will
(a) conflict with or result in a breach of any provisions of the certificate of incorporation, bylaws, or other organizational documents of the Company or of any Company Subsidiary, (b) except as set forth in Section 5.5(b) of the Company Disclosure Schedule, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the Company or the Company Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, license, permit, contract, agreement or other obligation or instrument to which the Company or any of the Company Subsidiaries is a party, or by which the Company or any of the Company Subsidiaries or any of their properties is bound, (c) except for (i) the filing of the Certificate of Merger in accordance with the DGCL, (ii) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, and applicable state or foreign securities or state "Blue Sky" laws, and (iii) permits, authorizations, consents and approvals, and other applicable requirements (other than those covered by clause (ii) immediately above) of state Governmental Entities with regulatory authority over the Company or any Company Subsidiary (each, individually, a Regulatory Approval" and, collectively, the "Regulatory Approvals"; each such requisite Regulatory Approval being identified in Section 5.5(c) of the Company Disclosure Schedule), require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, or (d) assuming that the Regulatory Approvals are obtained, violate any Law applicable to the Company or any Company Subsidiary or any of their respective properties or assets, excluding from the foregoing clauses (b), (c) (other than subdivision
(iii) thereof) and (d) (other than any violation that would result from the failure to obtain any Regulatory Approval), such violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to (A) have a Company Material Adverse Effect, (B) impair the ability of the Company to consummate the Transactions, or (C) prevent or materially delay the consummation of the Transactions. The Company has no reason to believe that any Governmental Entity, including, without limitation, the Ohio Bureau of Worker's Compensation, will impose, in connection with the Transactions, an open enrollment period with respect to any of the Company's managed care organization activities, whether based on express regulatory authority to do so or by informal request made in accordance with standard administrative practices or procedures.

     (S)5.6  SEC Documents; Financial Statements. Each periodic report,
             -----------------------------------
registration statement, definitive proxy statement and other document filed by the Company with the SEC since January 1,1998 (as such documents have since the time of their filing been amended, the "Company SEC Reports"), as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Reports, and none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the
date hereof.   The Company SEC Reports include all the documents (other than preliminary material) that the Company was required to file with the SEC since January 1, 1998. The financial statements of the Company included in the Company SEC Reports, as of their respective filing dates with the SEC, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject in the case of the unaudited statements, to normal, year-end audit adjustments). Since December 31, 1999, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due, except (i) as and to the extent set forth on the audited balance sheet of the Company and its subsidiaries as of December 31, 1999 (including the notes thereto) (the "Company Balance Sheet"), (ii) for liability under this Agreement, (iii) as incurred after December 31, 1999 in the ordinary course of business and consistent with past practices, (iv) as described in the Company SEC Reports filed and publicly available as of the date hereof or (v) as could not, individually, or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     (S)5.7  Litigation. Except as disclosed in the Company SEC Reports or as
             ----------
would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no actions, suits, proceedings, investigations or claims pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company Subsidiaries, or any of their respective assets or against or involving any of their respective officers, directors or employees in connection with the business or affairs of the Company or any Company Subsidiary, including, without limitation, any claims for indemnification arising under any agreement to which the Company or any Company Subsidiary is a party, whether at law or in equity, or before or by any court, commission, governmental department, board, bureau, agency, administrative officer or executive, or instrumentality (including, without limitation any actions, suits, proceedings or investigations with respect to the Transactions), whether federal, state, local or foreign, or before any arbitrator.

     (S)5.8  Absence of Certain Changes.  Except as set forth in Section 5.8 of
             --------------------------
the Company Disclosure Schedule, since December 31, 1999, the Company and the Company Operating Subsidiaries have conducted their businesses in the ordinary course of business, consistent with past practice, and there have not been: (a) any events or occurrences that have had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (b) any action taken by the Company or any of the Company Operating Subsidiaries that would require the consent of MergerCo under Section 6.1 if taken after the execution of this Agreement.

     (S)5.9  Taxes.
             -----

             (a) The Company and each Company Subsidiary (i) has filed (or the Company has timely filed on their behalf) when due (taking into account extensions) with the appropriate Federal, state, local, foreign and other governmental agencies, all income and other material Tax Returns (as defined below) required to be filed by them, and all such Tax Returns were, at the time of filing, correct and complete in all material respects and
     (ii) has either paid when due or has established adequate accruals on their books and records (exclusive of any accrual for deferred taxes to reflect timing differences between book and tax accounting) for all income and other material Taxes (as defined below) of the Company and its Subsidiaries (including the Company Balance Sheet with respect to Taxes accrued as of December 31, 1999), including Taxes being contested in good faith. There are no Tax liens upon any property of the Company or any Company Subsidiary except liens for current Taxes not yet due and payable, and there are no material Taxes claimed in writing by any Taxing authority and received by the Company or any such Subsidiary that, in the aggregate, would result in any Tax liability in excess of the amount of the accruals for such Taxes (exclusive of any accrual for deferred Taxes), and the Company and each Company Subsidiary have or will establish in accordance with their normal accounting practices and procedures accruals and reserves that are adequate for the payment of all income and other material Taxes not yet due and payable and attributable to any period preceding the Closing. None of the Company nor any Company Subsidiary has filed a consent to the application of Section 341(f)(2) of the Code.

             (b) No audit, assessment or other examination relating to Taxes by any Taxing authority is pending with respect to any material Taxes due and payable by the Company or any Company Subsidiary.

             (c) Neither the Company nor any predecessor corporation, nor any of their respective Subsidiaries, has executed or filed with the Internal Revenue Service or any other Governmental Entity or any other Taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes.

             (d) Neither the Company nor any Company Subsidiary is a party to or is bound by (or will prior to the Closing become a party to or bound by) any Tax indemnity, Tax sharing or Tax allocation agreement or other similar arrangement which includes a party other than the Company and the Company Subsidiaries. Neither the Company nor any of its Subsidiaries has been a member of an affiliated group other than one of which Company was the common parent, or filed or been included in a combined, consolidated or unitary Tax return other than one filed by the Company (or a return for a group consisting solely of its Subsidiaries and predecessors).

             (e) The Company has not agreed, nor is it required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

             (f) Neither the Company nor any Company Subsidiary is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in
     Section 897(c)(1)(A)(ii) of the Code and Parent or MergerCo is not required to withhold tax on the purchase of the stock of the Company pursuant to the Merger by reason of Section 1445 of the Code.

             (g) The Company and each Company Subsidiary has withheld and paid over all Taxes required to have been withheld and paid over and complied with all information reporting and backup withholding requirements (including maintenance of required records with regard thereto) in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

             (h) Except as set forth in Section 5.9(i) of the Company Disclosure Schedule, neither the Company nor the Company Subsidiary has entered into any compensatory arrangements with respect to the performance of services which payment thereunder could result in a nondeductible expense to the Company or the Company Subsidiary pursuant to Code Section 162(m).

             (i) For purposes of this Agreement, "Tax" or "Taxes" means all federal, state, local and foreign income, property, sales, franchise, employment, payroll, withholding, estimated minimum, excise and other taxes, tariffs and governmental charges of any nature whatsoever, together with any interest, penalties, assessments, deficiencies or additions to tax with respect thereto.

             (j) For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements and other information required to be supplied to a taxing authority in connection with Taxes, including any amendments thereof.

     (S)5.10   Properties.
               ----------

             (a) All of the real estate properties owned or leased by the Company or any of the Company Subsidiaries are set forth in Section 5.10(a) of the Company Disclosure Schedule. Except as set forth in Section 5.10(a) of the Company Disclosure Schedule, the Company or a Company Subsidiary owns good and marketable title to each of the owned real properties identified in Section 5.10(a) of the Company Disclosure Schedule (the "Company Properties") free and clear of liens, mortgages, or deeds of trust, security interests or other encumbrances on title or leasehold interest which secure the payment of money (collectively, "Debt Encumbrances"), other than Debt Encumbrances which secure indebtedness which is disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the

     "1999 Form 10-K"), or in a Company SEC Report filed subsequent to the filing of the 1999 Form 10-K.

             (b) The Company and each Company Operating Subsidiary owns or leases all machinery, equipment and other tangible personal property and assets necessary for the conduct of its business as presently conducted, except where the absence of such ownership or leasehold interest would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Operating Subsidiary owns good title, free and clear of all Debt Encumbrances, to all of the personal property and assets reflected in the 1999 Form 10-K or in a Company SEC Report filed subsequent to the filing of the 1999 Form 10-K, except for (i) assets which have been disposed of to nonaffiliated third parties in the ordinary course of business (except as set forth in Section 5.10(b) of the Company Disclosure Schedule) or (ii) Debt Encumbrances which secure indebtedness which is disclosed in the 1999 Form 10-K or in a Company SEC Report filed subsequent to the filing of the 1999 Form 10-K.

             (c) Except as set forth on Section 5.10(c) of the Company Disclosure Schedule, the computer systems of each of the Company and the Company Subsidiaries, including all hardware and software (collectively, the "Computer Systems"), are presently serving the needs of the Company and the Company Subsidiaries adequately. There are no infringement suits, actions or proceedings pending or, to the Company's knowledge, threatened, with respect to the Computer Systems.

             (d) Except as set forth in Section 5.10(d) of the Company Disclosure Schedule, the Company or one of the Company Operating Subsidiaries is the owner of, or a licensee under a valid license for, all items of intangible property which are material to the business of the Company or any of the Company Operating Subsidiaries as currently conducted, including, without limitation, trade names, unregistered trademarks and service marks, brand names, patents and copyrights. There are no claims pending or, to the Company's knowledge, threatened, that the Company or any of its Subsidiaries is in violation of any such intangible property of any third party which would, individually or in the aggregate, have a Company Material Adverse Effect. No material infringement of any proprietary right owned by or licensed by or to the Company or any of its Subsidiaries is known to the Company.

     (S)5.11 Environmental Matters.
             ---------------------

             (a) No written notice, notification, demand, request for information, citation, summons, complaint or order has been received by the Company or any of its Subsidiaries, no complaint has been served on the Company or any of its Subsidiaries, no penalty has been assessed and, to the knowledge of the Company, no investigation is pending or has been threatened (each, an "Action") by any Governmental Entity or other party with respect to any (i) alleged violation by the Company or any of its Subsidiaries of any Environmental Law, (ii) alleged failure by the Company or any such Subsidiary to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (iii) Regulated Activity, in each case where such Action has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

             (b) Neither the Company nor any of its Subsidiaries has any Environmental Liabilities that has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There has been no release of Hazardous Substances into the environment or violation of any Environmental Law in either case by the Company or any such Subsidiary which in either case has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

             (c) For the purposes of this Agreement, the following terms have the following meanings:

                    "Environmental Laws" means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions and governmental restrictions relating to the environment or to emissions, discharges or releases of Hazardous Substances into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or the clean-up or other remediation thereof.

                    "Environmental Liabilities" means all liabilities which (i)
             arise under Environmental Laws and (ii) relate to Regulated Activities occurring or conditions existing on or prior to the Effective Time.

                    "Hazardous Substances" means any pollutants, contaminants, toxic, radioactive, caustic or otherwise hazardous substance or waste, including petroleum, its derivatives, by-products and other hydrocarbons and medical or infectious waste that is regulated under or by any applicable Environmental Law.

                    "Regulated Activity" means any generation, treatment,
             storage, recycling, transportation, disposal or release of any Hazardous Substances.

     (S)5.12 Employee Benefit Plans.
             ----------------------

             (a) Section 5.12(a) of the Company Disclosure Schedule contains a true and complete list of each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); each "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company or any Subsidiary of the Company (individually, a "Plan" and, collectively, the "Plans") or with respect to which the Company or any ERISA Affiliate otherwise has any liability. Neither the Company, any Subsidiary of the Company nor any ERISA Affiliate has any legal commitment to create any additional employee benefit plan, fund, program, agreement or arrangement, or modify or change any existing Plan that would affect any employee (an "Employee") or former employee of the Company or any Subsidiary of the Company.

             (b) With respect to each Plan, the Company has heretofore delivered or made available to Parent and MergerCo true and complete copies of each of the following documents:

                    (i) a copy of the Plan and any amendments thereto (or if the Plan is not a written Plan, a description thereof);

                    (ii) a copy of the three (3) most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting standards No. 87;

                    (iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto, and all supplements or modifications thereto;

                    (iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

                    (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401 of the Code.

          (c) No Plan in existence during the six years preceding the date of this Agreement is or was subject to Title IV of ERISA. Neither the Company nor any Company Subsidiary has ever contributed to, or been required to contribute to, a "multiemployer pension plan," as defined in section 3(37) of ERISA.

          (d) All contributions required to be made with respect to any Plan on or prior to the Closing Date have been or will be timely made on or prior to the Closing Date and all contributions for any period ending on or before the Effective Date which are not yet due have been accrued in accordance with the past custom and practice of the Company and the Company Subsidiaries. All premiums or other payments which are due and payable have been paid with respect to each Plan which is an employee welfare benefit plan, as defined in Section 3(1) of ERISA

          (e) Neither the Company nor any Subsidiary of the Company nor, to the knowledge of the Company, any trustee or administrator thereof, has engaged in a transaction in connection with which the Company or any Subsidiary of the Company or any trustee or administrator thereof would reasonably be expected to be subject to either a material civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a material tax imposed pursuant to section 4975 or 4976 of the Code.

          (f) To the knowledge of the Company, each Plan has been operated and administered in all material respects in accordance with its terms and applicable Laws, including but not limited to ERISA and the Code.

          (g)       Each plan intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter to the effect that the Plan is so qualified and that its related trust maintained thereunder is exempt from taxation under section 501(a) of the Code.

          (h) Except as set forth in Section 5.12(h) of the Company Disclosure Schedule, no Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary of the Company for any significant period (in no event more than three (3) months) extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable Laws,

     (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

             (i) No amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

             (j) Except as set forth in Section 5.12(j) of the Company Disclosure Schedule or as expressly provided in this Agreement, the consummation of the transactions contemplated by this Agreement will not
     (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due any such employee or officer.

             (k) There are no pending or, to the knowledge of the Company, threatened or anticipated, claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

     (S)5.13 Labor Matters.  Neither the Company nor any Company Subsidiary is
             -------------
a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. Except as set forth in Section 5.13 of the Company Disclosure Schedule, there is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries. Except as set forth in Section 5.13 of the Company Disclosure Schedule, to the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or of any of the Company Subsidiaries.

     (S)5.14  No Brokers.  Neither the Company nor any of the Company
              ----------
Subsidiaries has entered into any contract, arrangement or understanding with any person which may result in the obligation of such entity or MergerCo to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions, except that the Company has retained Raymond James & Associates, Inc. ("Raymond James") as its financial advisor in connection with the Transactions. The Company has furnished to MergerCo complete and correct copies of all agreements between the Company and Raymond James pursuant to which such firm would be entitled to any payment relating to the transactions contemplated by this Agreement.

     (S)5.15 Opinion of Financial Advisor.  On May 9, 2000, Raymond James
             ----------------------------
orally delivered to the Company Board its opinion to the effect that, as of such date, the consideration to be received by the holders of shares of Old Common pursuant to the Merger Agreement is fair from a financial point of view to such holders (the "Fairness Opinion"). Raymond James has assured the Company Board that it will deliver such opinion in written form to the Company Board at such time as the Company may request. A copy of the form of such written opinion to be so delivered has been provided to Parent.

     (S)5.16  Insurance.  The Company and each of the Company Subsidiaries are
              ---------
insured by financially sound and reputable insurers, unaffiliated with the Company, with respect to their properties and the conduct of their businesses in such amounts and against such risks as are sufficient for compliance with law and as are, to the knowledge of the Company, in accordance with normal industry practice.

     (S)5.17 Contracts and Commitments; Indemnity Agreements.
             -----------------------------------------------

             (a) Section 5.17(a) of the Company Disclosure Schedule lists each written and, to the knowledge of the Company, each oral contract, agreement, instrument, arrangement or understanding, to which either the Company or any Company Subsidiary is a party, including all amendments and supplements thereto, which is material to the business operations, assets, properties, or conditions (financial or otherwise) of the Company or any Company Subsidiary (collectively, the "Material Contracts" and each a "Material Contract"). Without limiting the foregoing, any contract, agreement, instrument, arrangement or understanding between the Company or any Company subsidiary, on the one hand, and any insurance agent or representative, insurance agency or other association of insurance agents or representatives, on the other hand, shall be deemed to be a Material Contract for purposes of this Agreement if such contract, agreement, instrument, arrangement or understanding, either individually or in the aggregate with one or more other contracts, agreements, instruments, arrangements or understandings that are related to the same contractual relationship, represent more than three percent (3%) of the Company's consolidated revenues for the Company's fiscal year ended December 31, 1999, or more than three percent (3%) of its projected annual revenues for the fiscal year ending December 31, 2000. Except as set forth in Section 5.17(a) of the Disclosure Schedule, the Company is not in breach or default of any Material Contract, and to the Company's knowledge, no other party thereto is in breach or default thereof, except where such breach or default would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 5.17(a) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to, or has any obligation under, any contract or agreement, written or oral, which contains any covenants currently or prospectively limiting the freedom of the Company or any of its Subsidiaries to engage in any line of business or to compete with any person.

             (b) Section 5.17(b) of the Company Disclosure Schedule lists each written and, to the knowledge of the Company, each oral, contract, agreement, instrument, arrangement or understanding, to which either the Company or any Company Subsidiary is a party, including all amendments and supplements thereto ("Indemnity Agreements"), pursuant to which the Company or any Company Subsidiary has agreed to indemnify any director, officer, employee or agent of the Company or any Company Subsidiary in connection with matters arising out of the performance of their respective duties to, or services for, the Company or any Company Subsidiary. The Company has delivered correct and complete copies of all such Indemnity Agreements to the Company. As of the date hereof, there is no "Proceeding" (as defined in the Indemnity Agreements) pending or, to the knowledge of the Company, threatened, which would reasonably be likely to give rise to a claim for indemnification pursuant to any such agreement, the certificate of incorporation or by-laws of the Company or any Company Subsidiary, or applicable Law.

     (S)5.18 Related Party Transactions.  Except as set forth in Section 5.18
             --------------------------
of the Company Disclosure Schedule, the Company SEC Reports set forth a list of all arrangements, agreements and contracts entered into by the Company or any of the Company Subsidiaries (which are or will be in effect as of or after the date of this Agreement) involving payments in excess of $60,000 with any person who is an officer, director or affiliate of the Company or any of the Company Subsidiaries, any relative of any of the foregoing, or any entity of which any of the foregoing is an affiliate.

     (S)5.19 DOI Reports.  The Company has made available to Parent at the
             -----------
Company's offices true, correct and complete copies of all material reports filed by the Company or any of the Company Operating Subsidiaries regarding the activities of the Company and the Company Subsidiaries in the

States of Ohio, Kentucky, Indiana, West Virginia and Washington with, and any license applications filed by the Company in such States with, and all material correspondence regarding such activities and license applications sent to, or received by the Company or any of the Company Operating Subsidiaries from, applicable insurance and other regulatory bodies since January 1, 1998. Each material report required to be filed by the Company or any of the Company Operating Subsidiaries with applicable insurance and other regulatory bodies since January 1, 1998 (as such documents have since the time of their filing been amended, the "DOI Reports") has been filed. As of their respective dates, the DOI Reports complied in all material respects with the requirements of the applicable Laws applicable to such DOI Reports, and none of the DOI Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof.

     (S)5.20 Health Power HMO.  Health Power HMO operated a health maintenance
             ----------------
organization (an "HMO") in Ohio until April 30, 1999. Effective May 1, 1999, the certificate of authority of Health Power HMO was revoked by the Ohio Department of Insurance ("ODI") for failure to meet statutory financial requirements. Since that time, and in accordance with the ODI revocation order, Health Power HMO has been winding-up its business under the supervision of ODI, but without judicial involvement. The final windup is being conducted in accordance with Health Power HMO's Plan of Final Distribution and Windup dated March 17, 2000, as amended (the "Final Windup Plan"), a true and correct copy of which has been furnished to Parent and MergerCo. The Final Windup Plan has been approved by ODI. In accordance with the Final Windup Plan, Health Power HMO distributed approximately $3.0 million to its creditors on or about March 27, 2000, and approximately $1.025 million to its remaining creditors on or about May 12, 2000. Health Power HMO does not have sufficient assets to pay the claims of all of its creditors.

     (S)5.21 Definition of the Company's Knowledge.  As used in this
             -------------------------------------
Agreement, the phrase "to the knowledge of the Company" or any similar phrase means the knowledge of Dr. Bernard F. Master, Robert J. Bossart, Jonathan R. Wagner, Richard T. Kurth, Paul A. Miller, Daniel R. Sullivan, and Randy E. Jones, the executive officers of the Company.

                                  ARTICLE VI

                    CONDUCT OF BUSINESS PENDING THE MERGER
                    --------------------------------------


     (S)6.1  Conduct of Business by the Company.  During the period from the
             ----------------------------------
date of this Agreement to the Effective Time, except as otherwise contemplated by this Agreement or to the extent Parent shall otherwise consent in writing, the Company shall, and shall cause each of the Company Operating Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice, and use commercially reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees, and preserve their relationships with customers, suppliers, and others having business dealings with them. Without limiting the generality of the foregoing, neither the Company nor any of the Company Operating Subsidiaries will (except as expressly required or permitted by this Agreement or set forth in Section 6.1 of the Company Disclosure Schedule or as contemplated by the Transactions or to the extent that Parent shall otherwise consent in writing):

             (a)(i) declare, set aside or pay any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of any of its capital stock (other than dividends or distributions by any Company Subsidiary to the Company), (ii) split, combine or reclassify any of its capital stock, (iii) repurchase, redeem or otherwise acquire any of its securities, except, in the case of this clause (iii), for the acquisition of shares of Old Common from holders of Options in full or partial payment of the exercise price payable by such holders upon exercise of Options outstanding on the date of this Agreement, or (iv) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights), other than the issuance of shares of Old Common upon the exercise of Options outstanding on the date of this Agreement in accordance with their present terms;

             (b)(i) make any capital expenditure or expenditures which, individually, is in excess of $100,000 or, in the aggregate, are in excess of $250,000, (ii) acquire any material assets outside of the ordinary course of business consistent with past practice, or (iii) sell, lease, encumber, transfer or dispose of any material assets outside the ordinary course of business consistent with past practice;

             (c)(i) except pursuant to credit facilities in existence on the date hereof in accordance with the current terms of such facilities, (A) create, incur, issue, assume, maintain or permit to exist any long-term or short-term Indebtedness or (B) other than in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other person;

             (d) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction (i) in the ordinary course of business consistent with past practice, or (ii) as permitted or required by this Agreement;

             (e) change any of the accounting principles or practices used by it (except as required by the SEC, applicable Laws or generally accepted accounting principles applied on a consistent basis, in which case written notice shall be provided to Parent prior to any such change);

             (f) except as required by applicable Laws, (i) enter into, adopt, amend or terminate any Plan, (ii) enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between the Company or any of the Company Operating Subsidiaries on the one hand and one or more of their directors, officers or employees who has a base compensation in excess of $100,000 on the other hand, (iii) increase in any manner the compensation or fringe benefits paid or provided to any such director, officer or employee described in the preceding clause (ii) or pay to any such person any benefit not required by any Plan or arrangement as in effect as of the date hereof, or (iv) except in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of any employee not described in clause
     (ii) or pay to any such employee any benefit not required by any Plan or arrangement in effect as of the date hereof;

             (g) approve or adopt any amendments to its certificate of incorporation or bylaws;

             (h) adopt or propose to adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

             (i) without the prior written consent of Parent, which shall not be unreasonably withheld, make or change any Tax election, file a consent under Code Section 341(f) regarding collapsible corporations, or settle or compromise any material liability for Taxes of the Company or any of the Company Subsidiaries, except to the extent that negotiations for such settlement or compromise are in process at the time of the execution of this Agreement, provided that the existence of such negotiations, and the related substantive issues, have been disclosed to Parent;

             (j) enter into any transaction or arrangement which would be required to be listed in Section 5.18 of the Company Disclosure Schedule (Related Party Transactions) if in effect or existence as of the date of this Agreement;

             (k) enter into any non-competition or other agreement which may restrict, in any material respect, the conduct of the respective businesses of the Company or any of the Company Subsidiaries;

             (l) settle or compromise any pending or threatened suit, action, or claim relating to the Transactions;

             (m) enter into, or amend in any material respect, any agreement pursuant to which the Company or any Company Operating Subsidiary agrees, or has agreed, to indemnify any director, officer, employee or agent of the Company or any Company Operating Subsidiary in connection with matters arising out of the performance of their respective duties to, or services for, the Company or any Company Subsidiary or obtain additional directors' or officers' liability insurance other than that contemplated by Section 7.6(b); or

             (n) enter into an agreement, or otherwise commit, to take any of the foregoing actions.

     (S)6.2  Financing.
             ---------

             (a) Commencing on the date hereof, Parent will proceed in good faith and use its commercially reasonable efforts to obtain, as soon as reasonably practicable, but in any event on or prior to July 31, 2000, or such later date (i) not later than August 14, 2000, as specified in writing by Parent to the Company, provided that it is still proceeding in good faith and using commercial reasonable efforts to obtain, or (ii) which is otherwise agreed to in writing by Parent and the Company (the "Commitment Due Date"), commitments for financing in connection with the Transactions which, in the aggregate, would provide financing in the amount of not less than $34,500,000 (the "Necessary Financing"), on terms and conditions which are reasonably satisfactory to Parent, and which, in Parent's judgment, would be Reasonably Acceptable to the Company (as defined below) (the "Proposed Financing Commitments"). Parent will provide the Company with true and correct copies of the Proposed Financing Commitments, when and if obtained, promptly after Parent's receipt thereof. Not later than three (3) business days after its receipt from Parent of the Proposed Financing Commitments, the Company shall either notify Parent in writing that the Proposed Financing Commitments are Reasonably Acceptable to the Company or notify Parent in writing that, in the Company's good faith judgment, and for the specific reasons which shall be stated in such notice, the Proposed Financing Commitments are not Reasonably Acceptable to the Company. In the absence of such notice, the Proposed Financing Commitments shall be deemed Reasonably Acceptable to the Company as at the close of business on the last day of such three (3) day period. Proposed Financing Commitments which are confirmed by the Company as being Reasonably Acceptable to the Company or which are deemed to be Reasonably Acceptable to the Company in accordance with the foregoing provisions of this Section 6.2(a) shall be deemed to be "Acceptable Financing Commitments" for purposes of Article IX of this Agreement. Proposed Financing Commitments shall be deemed to be "Reasonably Acceptable" to the Company if the commitment letters in respect thereof contain commercially reasonable terms and conditions, including, without limitation, with respect to syndication and the absence of material adverse changes between the commitment date and Closing, for a transaction of this nature.

          (b) During the period preceding the Effective Time or the termination of this Agreement, and subject to its obligations under applicable securities Laws, Parent will keep the Company reasonably informed with respect to material events outside the ordinary course of business of Parent or its Subsidiaries that could reasonably be expected to affect adversely, in any material respect, the financing for the Transactions or Parent's potential to obtain such financing. During such period, Parent will not seek to combine the financing for the Transactions with the financing for any other acquisition in which it may be engaged either directly or through another Subsidiary.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS
                             ---------------------


     (S)7.1  Stockholders Meeting; Proxy Materials .
             -------------------------------------

             (a)    Unless the Company Board shall take any action permitted by
     Section 7.1(e) below, the Company Board, shall, in accordance with applicable Laws:

                    (i) as soon as reasonably practicable after Proposed Financing Commitments Reasonably Acceptable to the Company have been obtained, or, if such Proposed Financing Commitments have not yet been obtained by the Commitment Due Date, but neither party has terminated this Agreement pursuant to Section 9.1(b)(i) hereof, then, as soon as reasonably practicable after the right of termination set forth in Section 9.1(b)(1) has expired, duly call, give notice of, convene and hold a special meeting of stockholders of the Company for the purpose of considering and taking action upon this Agreement and the Transactions;

                    (ii) prepare and file with the SEC a preliminary proxy
             statement relating to this Agreement and the Transactions (the "Proxy Statement"), and use its commercially reasonable efforts to
             (A) obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary Proxy Statement and cause the Proxy Statement to be mailed to its stockholders, (B) obtain the necessary approval of this Agreement by its stockholders, and (C) include in the Proxy Statement the recommendation of the Company Board and the Independent Committee that stockholders of the Company vote in favor of the approval of this Agreement. Provided that Parent is complying with its obligations set forth in the first sentence of
             Section 6.2(a), the Company shall commence and continue preparation of the preliminary Proxy Statement promptly following the date hereof with a view toward being in a position to file it with the SEC as soon as reasonably practicable, but within an approximately one (1) week period after Financing Commitments Reasonably Satisfactory to the Company have been obtained. The Company will include the written Fairness Opinion in the Proxy Statement.

          (b) MergerCo and Parent shall furnish all information about themselves, their business and operations and their owners and all financial information to the Company as may be reasonably necessary in connection with the preparation of the Proxy Statement. The Company shall give Parent and MergerCo and their counsel, and counsel to the Independent Committee, the opportunity to review, prior to their being filed with, or sent to the SEC, (i) the Proxy Statement and (ii) all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments. Each of the Company, MergerCo and Parent agrees to correct promptly any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all necessary steps to cause the Proxy Statement as so corrected to be filed with the SEC and to be disseminated to the stockholders of the Company, in each case, to the extent required by applicable Laws. The Company shall notify MergerCo and Parent of the receipt of any comments of the SEC with respect to the preliminary Proxy Statement.

          (c) The Company represents and warrants that (i) none of the information supplied by the Company specifically for inclusion or incorporation by reference in (A) the Proxy Statement, or (B) the Other Filings (as hereinafter defined) will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, as of the date it or any amendment or supplement thereto is mailed to stockholders and at the time of any meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement, insofar as it relates to the Company or other information supplied by the Company for inclusion therein, will comply as to form in all material respects with the requirements of the Exchange Act. The Company makes no representation, warranty or covenant with respect to information concerning MergerCo or Parent or their affiliates included in the Proxy Statement or information supplied by MergerCo or Parent or their affiliates for inclusion in the Proxy Statement.

          (d) Parent represents and warrants that none of the information supplied by MergerCo or Parent or their affiliates specifically for inclusion or incorporation by reference in (i) the Proxy Statement, or (ii) the Other Filings, will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, as of the date it or any amendment or supplement thereto is mailed to stockholders and at the time of any meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. MergerCo and Parent make no representations, warranties or covenants with respect to information concerning the Company included in the Proxy Statement or information supplied by the Company for inclusion in the Proxy Statement.

          (e) The Company Board shall be permitted to (i) not recommend to the Company's stockholders that they vote in favor of the approval of this Agreement or (ii) withdraw or modify in a manner adverse to Parent and MergerCo its recommendation to the Company's stockholders that they vote in favor of this Agreement, but in each of cases (i) and (ii) only if and to the extent that the Company has complied with Section 7.5, a Superior Proposal (as defined below) is pending at the time the Company Board determines to take any such action or inaction and the Company Board determines in good faith, based upon the advice of its outside legal counsel, that such action or inaction is necessary for the Company Board to comply with its fiduciary duties under applicable Laws, provided that no such failure to recommend, or withdrawal or modification shall be made unless the Company shall have delivered to Parent a written notice advising Parent that the Company Board has received a Superior Proposal and identifying the person making such Superior Proposal; provided, further, that nothing contained in this Agreement shall prevent the Company Board from complying with Rules 14d-9 and 14e-2 under the Exchange Act with regard to an Acquisition Proposal (as defined below). For purposes of this Agreement, "Superior Proposal" means any bona fide written Acquisition Proposal for all of the outstanding shares of Old Common or all or substantially all of the assets of the Company and the Company Subsidiaries, which is based upon definitive written financing agreements, or other written commitments reasonably satisfactory to the Board, that reasonably assure the availability of financing sufficient to complete the transaction, and which contains terms that the Company Board determines in good faith (based on the advice of Raymond James or other financial advisor engaged by the Company in connection with such transaction) are more favorable to the Company's stockholders than this Agreement and the Merger. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger, consolidation, share exchange or other business combination involving the Company or any Company Subsidiary or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any Company Subsidiary, other than the transactions contemplated by this Agreement.

     (S)7.2  Other Filings.   Each of the Company, Parent and MergerCo shall
             -------------
properly prepare and file any other filings required of such party under the Exchange Act or any other federal or state law relating to the Merger and the Transactions (including filings, if any, required under the HSR Act) (collectively, the "Other Filings"), with a view to toward being in a position to make all Other Filings as soon as reasonably practicable, but within an approximately three (3) week period, after the preliminary Proxy Statement is filed. Each of the Company, Parent and MergerCo shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, any of the Other Filings by the SEC or any other Governmental Entity or official, and each of the Company, Parent and MergerCo shall supply the other with copies of all correspondence between it and each of its Subsidiaries and representatives, on the one hand, and the SEC or the members of its staff or any other appropriate governmental official, on the other hand, with respect to any of the Other Filings. Each of the Company, Parent and MergerCo shall use its commercially reasonable efforts to obtain and furnish the information required to be included in any of the Other Filings.

     (S)7.3  Additional Agreements.   Subject to the terms and conditions of
             ---------------------
this Agreement, each of the parties agrees to use commercially reasonable efforts (a) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions and to cooperate with each other in connection with the foregoing, including the taking of such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions or authorizations by or from any public or private third party, including without limitation any that are required to be obtained under any federal, state or local law or regulation or any contract, agreement or instrument to which MergerCo, the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound, (b) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the Transactions, (c) to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Transactions, (d) to effect all necessary registrations and Other Filings, including without limitation filings under the HSR Act, if any, and submissions of information requested by any Governmental Entity and (e) to execute and deliver any additional instruments necessary to consummate the Transactions and to carry out fully the purposes of this Agreement. The Company will use its commercially reasonable efforts to ensure that the conditions set forth in Sections 8.1 and 8.2 hereof are satisfied, insofar as such matters are within the control of the Company, and

MergerCo and Parent will use their commercially reasonable efforts to ensure that the conditions set forth in Sections 8.1 and 8.3 hereof are satisfied, insofar as such matters are within the control of MergerCo and Parent.

     (S)7.4  Fees and Expenses.   Except as set forth in Section 9.2 hereof,
             -----------------
whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs or expenses.

     (S)7.5  No Solicitations.
             ----------------

             (a) The Company shall not, directly or indirectly, through any officer, director, employee, investment banker, attorney, representative or agent of the Company or any Company Subsidiary, (i) solicit, initiate or encourage any inquiries or proposals that constitute, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) engage in negotiations or discussions concerning, or provide any non-public information or data to any person relating to, any Acquisition Proposal, or
     (iii) agree to, approve or recommend any Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or the Company Board from (A) furnishing nonpublic information or data to, or entering into discussions or negotiations with, any person in connection with an unsolicited Acquisition Proposal, if and only to the extent that the Company Board determines in good faith, based upon the advice of its outside legal counsel, that such action is necessary for the Company Board to comply with its fiduciary duties under applicable Laws and prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person, the Company or the Company Board received from such person an executed customary confidentiality agreement, provided, that in the event that any term of such confidentiality agreement is more favorable to such person than the Confidentiality Agreement (as defined below), (x) the Company shall promptly (and in no event later than 24 hours after execution thereof) notify Parent of the more favorable provisions of such confidentiality agreement and (y) the Confidentiality Agreement shall automatically be deemed to have been amended to provide Parent with the benefit of the more favorable term(s); or (B) complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. The Company hereby represents and warrants that, as of the date hereof, it is not engaged in any activities, discussions or negotiations with any other person with respect to any of the foregoing.

             (b) The Company shall (i) promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal) notify Parent after receipt by it (or its advisors) of an Acquisition Proposal by any person, identifying such person, (ii) promptly notify Parent after receipt of any request for nonpublic information relating to it or any of the Company Subsidiaries or for access to it or any of such Subsidiaries' properties, books or records by any person, identifying such person and the information requested by such person, that may be considering making, or has made, an Acquisition Proposal, and promptly provide Parent with any nonpublic information which is given to such person pursuant to this Section 7.5(b), and (iii) keep Parent advised of the status and principal financial terms of any such Acquisition Proposal, indication or request. The Company shall give Parent at least 24 hours' advance notice of any information to be supplied to any person making such Acquisition Proposal.

             (c) Nothing in this Section 7.5 shall (i) permit the Company to terminate this Agreement other than pursuant to Article IX hereof or (ii) affect any other obligation of the Company under this Agreement.

     (S)7.6  Officers' and Directors' Indemnification and Insurance.
             ------------------------------------------------------

             (a) The certificate of incorporation of the Surviving Corporation shall contain provisions for the indemnification of directors and officers of the Company no less favorable than set forth in Exhibit 1.1A hereto, and Parent and MergerCo agree that, for the benefit of the Company's directors and officers in office prior to the Effective Time, such provisions shall remain continuously in effect for a period of at least six (6) years following the Effective Time.

             (b) Parent and the Surviving Corporation shall use their commercially reasonable efforts to cause to be maintained in effect for six
     (6) year from the Effective Time the Company's current policies of directors' and officers' liability insurance to the extent that it provides coverage for events occurring prior to the Effective Time.

             (c) Parent and the Surviving Corporation shall not take, or cause to be taken, any action to modify or terminate the Indemnification Agreements, except in accordance with the terms thereof and applicable Law.

     (S)7.7  Access to Information; Confidentiality.   From the date hereof
             --------------------------------------
until the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries and each of the Company's and Company Subsidiaries' officers, employees and agents to, afford to Parent and MergerCo and to the officers, employees and agents of Parent and MergerCo, respectively, complete access at all reasonable times to all of the Company's and the Company's Subsidiaries' respective properties, books, records and contracts, and shall furnish Parent and MergerCo such financial, operating and other data and information as Parent and MergerCo may reasonably request. Parent and MergerCo shall hold in confidence all such information on the terms and subject to the conditions contained in that certain agreement between Raymond James and Capital Partners dated July 26, 1999 (the "Confidentiality Agreement"). Parent and MergerCo each hereby agrees to be bound by the terms and conditions of the Confidentiality Agreement with the same force and effect as if it had executed the Confidentiality Agreement as Capital Partners, and the Company is an intended third party beneficiary of the obligations of MergerCo arising thereunder. At the Effective Time, the Confidentiality Agreement shall terminate, except as otherwise expressly provided therein.

     (S)7.8  Public Announcements.   The Company and Parent shall consult with
             --------------------
each other before issuing any press release or otherwise making any public statement with respect to this Agreement or any of the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law if it has (a) used its reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner and (b) faxed a copy of such press release or public statement to such other party at a reasonable time prior to issuing such release or making such statement. In this regard, the parties agree that the initial press release to be issued with respect to the Merger will be in a form agreed to by the parties hereto prior to the execution of this Agreement.

     (S)7.9  Notification of Certain Matters.
             -------------------------------

             (a) The Company shall, upon obtaining knowledge of any of the following, promptly notify Parent thereof in writing: (i) any Company Material Adverse Effect; (ii) any change which makes it likely that any representation or warranty set forth in this Agreement regarding the Company or any Company Subsidiary will not be true in any material respect as of the Closing or which would be likely to cause any condition to the obligations of any party to effect the Merger not to be satisfied; (iii) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to effect the Merger not to be satisfied; (iv) the failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to cause any condition to the obligations of any party to effect the Merger not to be satisfied; (v) any notice or other communication from any Governmental Entity in connection with the Merger; or (vi) any actions, suits, claims, investigations or other proceedings (or other manifestation to the Company of an awareness of and present intention to assert a claim in any such proceeding) commenced or threatened against the Company or any of the Company Subsidiaries which, if pending on the date of this Agreement, would have resulted in any of the representations and warranties set forth in
     Section 5.7 being untrue or inaccurate (if not disclosed on the Company Disclosure Schedule) or which relate to the consummation of the Merger; provided, however, that the delivery of any notice pursuant to this Section 7.9(a) shall not cure any breach of any representation or warranty or otherwise limit or affect the remedies available to Parent and MergerCo.

              (b) MergerCo or Parent shall, upon obtaining knowledge of any of the following, promptly notify the Company thereof in writing: (i) any Parent or MergerCo Material Adverse Effect; (ii) any change which makes it likely that any representation or warranty set forth in this Agreement regarding Parent or MergerCo will not be true in any material respect as of the Closing or which would be likely to cause any condition to the obligations of any party to effect the Merger not to be satisfied; (iii) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to effect the Merger not to be satisfied; (iv) the failure of Parent or MergerCo to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to cause any condition to the obligations of any party to effect the Merger not to be satisfied; (v) any notice or other communication from any Governmental Entity in connection with the Merger; or (vi) any actions, suits, claims, investigations or other proceedings (or other manifestation to the Company of an awareness of and present intention to assert a claim in any such proceeding) commenced or threatened against Parent or MergerCo which, if pending on the date of this Agreement, would have resulted in any of the representations and warranties set forth in Section 4.2(e) being untrue or inaccurate or which relate to the consummation of the Merger; provided, however, that the delivery of any notice pursuant to this Section 7.9(b) shall not cure any breach of any representation or warranty or otherwise limit or affect the remedies available to the Company.

     (S)7.10  Termination of Company Stock Plans.   Prior to the Effective Time,
              ----------------------------------
the Company Board (or, if appropriate, any committee thereof) shall adopt such resolutions or take such other actions as are required to (i) effect the transactions contemplated by Section 2.3 and (ii) with respect to any stock option, stock appreciation or other stock benefit plan of the Company or any of its Subsidiaries not addressed by the preceding clause (i), ensure that, following the Effective Time, no participant therein shall have any right thereunder to acquire any capital stock of the Surviving Corporation or any affiliate thereof.

     (S)7.11  Windup of Health Power HMO.   The Company shall cause Health Power
              --------------------------
HMO to complete its windup in accordance with the Final Windup Plan.

     (S)7.12  Termination of Severance Arrangements.   Each of Robert J.
              -------------------------------------
Bossart, Randy E. Jones, Richard T. Kurth, Paul A. Miller, Daniel R. Sullivan, and Jonathan R. Wagner (collectively, the "CMI Management Team") have entered into an Executive Severance Benefits Agreement with the Company dated as of August 26, 1999, and certain of the CMI Management Team have entered into employment agreements of varying dates which contain severance agreements (collectively, the "Severance Agreements"). In addition, Dr. Bernard F. Master has entered into an Employment Agreement with CompManagement, Inc. dated as of May 1, 1999, as amended as of January 1, 2000 (as so amended, "Dr. Master's Employment Agreement"). Prior to the Effective Time, each member of the CMI Management Team is to enter into a Termination of Severance Agreement (as hereinafter defined), and Dr. Master is to enter into a Termination of Employment Agreement (as hereinafter defined). At or prior to the Effective Time, the Company shall pay to each of the members of the CMI Management Team and to Dr. Master the consideration due and payable to such person under his Termination of Severance Agreement or Termination of Employment Agreement, as the case may be. The total consideration to be paid by the Company under the Termination of Severance Agreements and Termination of Employment Agreement is hereinafter referred to the "Severance Consideration".

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER
                            ------------------------


     (S)8.1  Conditions to the Obligations of Each Party to Effect the Merger.
             ----------------------------------------------------------------
The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver, where permissible, at or prior to the Closing Date, of each of the following conditions:

             (a)  Stockholder Approval.   This Agreement, including the Merger,
                  --------------------
     shall have been approved and adopted by the affirmative vote of the stockholders of the Company to the extent required by the DGCL and the certificate of incorporation of the Company.

             (b)  Hart-Scott-Rodino Act.  Any waiting period (and any extension
                  ---------------------
     thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

             (c)  Other Regulatory Approvals.  Any consent, authorization, order
                  --------------------------
     or approval of (or filing or registration with) any Governmental Entity required to be made or obtained by the Company or any of the Company Subsidiaries or MergerCo, as the case may be, or their respective affiliates, in connection with the execution, delivery and performance of the Agreement shall have been obtained or made on terms and conditions reasonably satisfactory to each of Parent and the Company, except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or a MergerCo Material Adverse Effect, as the case may be, or would not, individually or in the aggregate, materially impair or significantly delay the ability of the Company and MergerCo to consummate the Merger.

             (d)  Other Consents.  Any consent or approval by any third party
                  --------------
     that is required in order to prevent a breach of, a default under, or a termination, change in the terms or conditions or modification of, any instrument, contract, lease, license or other agreement shall have been obtained on terms and conditions reasonably satisfactory to each of Parent and the Company, except where such breach, default, termination or change would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or a MergerCo Material Adverse Effect, as the case may be, or would not, individually or in the aggregate, materially impair or significantly delay the ability of the Company and MergerCo to consummate the Merger.

              (e)   No Injunctions or Orders; Illegality.  No preliminary or
                    ------------------------------------
     permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a Governmental Entity (an "Injunction"), nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity, shall be in effect which would (i) make the consummation of the Merger illegal, or (ii) otherwise prevent or prohibit the consummation of any of the Transactions, including the Merger.

     (S)8.2   Conditions to Obligations of MergerCo and Parent.  The obligations
              ------------------------------------------------
of MergerCo and Parent to effect the Merger are further subject to the following conditions:

              (a)   Representations and Warranties.  Those representations and
                    ------------------------------
     warranties of the Company set forth in this Agreement which are qualified by materiality or a Company Material Adverse Effect or words of similar effect shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct as of such date), and those representations and warranties of the Company set forth in this Agreement which are not so qualified shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

              (b)   Performance and Obligations of the Company.  The Company
                    ------------------------------------------
     shall have performed all obligations required to be performed by it under this Agreement on or before the Closing Date, including, without limitation, the covenants contained in Articles 6 and 7 hereof, in all material respects.

              (c)   Material Adverse Change.  There shall not have occurred
                    -----------------------
     between the date of this Agreement and the Closing any change or changes concerning the Company or the Company Subsidiaries which had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, including, without limitation, a Material Deviation From Projections.

              (d)   No Restraints. No Injunction or any Law promulgated or
                    -------------
     enacted by any Governmental Entity after the date hereof, shall be pending, threatened or in effect which would affect adversely, in any material respect, the right of the Surviving Corporation or any Company Operating Subsidiary to own or operate any material portion of its respective businesses, properties or assets after the Merger or compel the Surviving Corporation or any Company Operating Subsidiary to dispose of or hold separate any material portion of its respective businesses, properties or assets.

              (e)   Dissenting Shares. The number of Dissenting Shares shall not
                    ------------------
     ten percent (10%) of the outstanding shares of Old Common.

              (f)   Certificates. The Company shall have furnished such
                    ------------
     certificates of its officers or the officers of the Company Subsidiaries to evidence compliance with the conditions applicable to the Company and the Company Subsidiaries in Section 8.1 and this Section 8.2 as may be reasonably requested by Parent or MergerCo.

             (g)   Financing. Parent shall have obtained the Necessary Financing
                   ---------
     in accordance with the Acceptable Financing Commitments or if, Acceptable Financing Commitments were not obtained but neither party terminated this Agreement pursuant to Section 9.1(b)(i), Parent shall have obtained the Necessary Financing on terms and conditions reasonably satisfactory to Parent.

             (h)   Health Power HMO.  Health Power HMO shall have completed its
                   ----------------
     windup in accordance with the Final Windup Plan, there shall be no actions, suits, proceedings, investigations or claims pending, or to the knowledge of the Company, threatened, against or affecting the Company or any of the Company Subsidiaries (including Health Power HMO) before or by any court, commission, governmental department, board, bureau, agency, administrative officer or executive, or instrumentality relating to Health Power HMO, and Health Power HMO shall have been terminated from supervision by the Ohio Department of Insurance pursuant to an Order of the Director of the Department of Insurance.

             (i)   Termination of Severance Agreements.  Each member of the CMI
                   -----------------------------------
     Management Team shall have executed and delivered a Termination of Executive Severance Benefits Agreement substantially in the form attached hereto as Exhibit 8.2(i)-1 (collectively, the "Termination of Severance Agreements"), and Dr. Master shall have executed and delivered a Termination of Employment Agreement substantially in the form attached hereto as Exhibit 8.2(i)-2 (the "Termination of Employment Agreement").

             (j)   Investment and Employment Agreements with Executive
                   ---------------------------------------------------
     Management. Each member of the CMI Management Team shall have executed and
     ----------
     delivered investment and employment agreements with the Surviving Corporation, effective as of the Effective Time, containing terms and conditions reasonably satisfactory to Parent.

     (S)8.3  Conditions to Obligations of the Company.  The obligation of the
             ----------------------------------------
Company to effect the Merger is further subject to the following conditions:

             (a)   Representations and Warranties.  Those representations and
                   ------------------------------
     warranties of MergerCo and Parent set forth in this Agreement which are qualified by materiality or a MergerCo Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, or words of similar effect shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations shall be true and correct as of such date), and those representations and warranties of MergerCo and Parent set forth in this Agreement which are not so qualified shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

             (b)   Performance of Obligations of MergerCo and Parent. MergerCo
                   -------------------------------------------------
     and Parent shall have performed all obligations required to be performed by them under this Agreement on or before the Closing Date, including, without limitation, the covenants contained in Articles 6 and 7 hereof, in all material respects.

             (c)   Material Adverse Change.  There shall not have occurred any
                   -----------------------
     change or changes concerning MergerCo and Parent between the date of this Agreement and the Closing Date which would, individually or in the aggregate, reasonably be expected to have a MergerCo Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

             (d)   Certificates.  Parent and MergerCo shall have furnished such
                   ------------
     certificates of their respective officers to evidence compliance with the conditions applicable to Parent and MergerCo in Section 8.1 and this
     Section 8.3 as may be reasonably requested by the Company.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

     (S)9.1  Termination.  This Agreement may be terminated at any time prior to
             -----------
the Effective Time, whether before or after stockholder approval thereof:

             (a)  by the mutual written consent of Parent and the Company;

             (b)  by either of the Company or Parent:

                  (i) if Acceptable Financing Commitments are not in place by the Commitment Due Date or, if later, the date which is three (3) business days after the Parent has provided Proposed Financing Commitments to the Company, provided that such right of termination shall expire if not exercised by either party within three (3) business days after such right of termination becomes exercisable; or

                  (ii) if the stockholders of the Company shall have voted on the Merger and this Agreement and the votes shall not have been sufficient to satisfy the condition set forth in Section 8.1(a); or

                  (iii) if any Governmental Entity shall have issued an Injunction or taken any other action, which permanently restrains, enjoins or otherwise prohibits the Merger, and such Injunction shall have become final and non-appealable; or

                  (iv) if, without any material breach by the terminating party of its obligations under this Agreement, the Merger shall not have occurred on or before December 31, 2000; or

          (c)     by the Company:

                  (i) in connection with entering into a definitive agreement to effect a Superior Acquisition Proposal in accordance with Section
          7.5 hereof; provided, however, that prior to terminating this Agreement pursuant to this Section 9.1(c)(i), (A) the Company shall have paid the Break-Up Fee and Parent/MergerCo Expenses (as those terms are hereinafter defined) as set forth in Section 9.2(b), and (B) the Company shall have provided Parent with five days' prior written notice of the Company's decision so to terminate. Such notice shall indicate in reasonable detail the terms and conditions of such Superior Acquisition Proposal, including, without limitation, the amount and form of the proposed consideration and whether such Superior Acquisition Proposal is subject to any material conditions; or

                  (ii) if MergerCo or Parent shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement (except where such representations, warranties, covenants or other agreements are qualified by materiality or MergerCo Material Adverse Effect or Parent Material Adverse Effect, in which case MergerCo's or Parent's breach, as the case may be, shall not be qualified as to materiality), which breach cannot be or has not been cured within 15 days after the giving of written notice thereof to MergerCo or Parent;

          or

          (d)  by Parent:

               (i) if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement (except where such representations, warranties, covenants or other agreements are qualified by materiality or Company Material Adverse Effect, in which case the Company's breach shall not be qualified as to materiality), which breach cannot be or has not been cured within 15 days after the giving of written notice thereof to the Company; or

               (ii) if (A) in accordance with Section 9.1(c)(i) hereof, the Company enters into a definitive agreement to effect a Superior Acquisition Proposal, or (B) the Company Board withdraws or modifies in any manner adverse to MergerCo or Parent its approval or recommendation of this Agreement to the stockholders of the Company; or

               (iii) at any time following the date 30 days after notice is delivered by the Company in accordance with Section 7.5 concerning the receipt of an Acquisition Proposal unless, prior to termination under this Section 9.1(d)(iii), the Company provides written notice to Parent that such Acquisition Proposal has been rejected or withdrawn or that the Company is no longer engaged in negotiations or discussions with the other persons involved in connection therewith, provided that the 30-day period shall be reduced with respect to any subsequent Acquisition Proposal made by or on behalf of any such person (or its affiliates) whose Acquisition Proposal was previously rejected or withdrawn as provided in this Section 9.1(d)(iii) to a number of days equal to the greater of (A) 20, minus the number of days lapsed from the receipt of any notice of any prior Acquisition Proposal from such person until the rejection or withdrawal of any such prior Acquisition Proposal(s) and (B)10; or

               (iv) if there shall have occurred any change or changes concerning the Company or the Company Subsidiaries between the date of this Agreement and the Closing which had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

  (S)9.2  Effect of Termination.
          ---------------------

          (a)   In the event of the termination of this Agreement pursuant to
  Section 9.1, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party or their respective officers or directors, except (i) as set forth in Section 7.4, this Article 9, and Article 10, and (ii) that nothing herein shall relieve any party from liability for (x) any willful or intentional breach of any representations or warranties contained in this Agreement, or (y) any breach of any covenant or agreement contained in this Agreement.

          (b) If the Company terminates this Agreement pursuant to Section 9.1(c)(i), or Parent terminates this Agreement pursuant to Sections 9.1(d)(ii) or 9.1(d)(iii), then the Company shall pay to Parent an amount in cash equal to the Parent/MergerCo Expenses (not in excess of the sum of $500,000, plus any costs and expenses incurred by Parent or MergerCo to enforce their rights to receive the amounts due pursuant to this Section 9.2 ("Parent/MergerCo Collection Expenses")) and the Break-Up Fee. For purposes of this Agreement, the "Break-Up Fee" shall be an amount equal to $1,000,000. For purposes of this Agreement, "Parent/MergerCo Expenses" shall mean an amount equal to all of Parent's and MergerCo's out-of-pocket costs and expenses incurred in connection with this Agreement and the Transactions, including, without limitation, reasonable fees and disbursements of its outside legal counsel, accountants, consultants and other professional service providers retained by or on behalf of Parent or MergerCo, together with all other out-of-pocket costs and expenses incurred by MergerCo or Parent in connection with analyzing and structuring the Transactions, negotiating the terms and conditions of this Agreement and any other agreements or other documents relating to the Transactions, arranging financing (including without limitation commitment fees), conducting due diligence and other activities related to this Agreement and the Transactions, plus Parent/MergerCo Collection Expenses.

           (c) If this Agreement is terminated pursuant to Section 9.1(b)(ii), the Company shall pay to Parent an amount in cash equal to Parent/MergerCo Expenses. In addition, if within 12 months following any such termination of this Agreement, the Company or any Company Subsidiaries accepts a written offer for, or otherwise enters in to an agreement to consummate or consummates, a Transaction Proposal (as defined below) with another person, upon the signing of a definitive agreement relating to such Transaction Proposal, or, if no such agreement is signed, then upon consummation of such Transaction Proposal, the Company shall pay to Parent the Break-Up Fee. As used in this Section 9.2(c), "Transaction Proposal" shall mean a proposal or offer (other than by another party hereto) (i) to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of 50% or more of the outstanding capital stock of the Company or any Company Subsidiaries holding 50% or more of the assets of the Company and its Subsidiaries pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, tender offer or exchange offer or similar transaction, including, without limitation, any single or multi-step transaction or series of related transactions which is structured to permit such third party to acquire beneficial ownership of 50% or more of the outstanding capital stock of the Company or any Company Subsidiaries holding 50% or more of the assets of the Company and its Subsidiaries, (ii) to purchase 50% or more of the business or assets of the Company and its Subsidiaries or (iii) to otherwise effect a business combination involving the Company or any of its Subsidiaries holding 50% or more of the assets of the Company and its Subsidiaries.

           (d) The obligation to pay the Break-Up Fee and/or the Parent/MergerCo Expenses, as the case may be, pursuant to Section 9.2 shall be in addition to the expenses to be paid by the Company pursuant to
     Section 7.4. Absent fraud, the payment of the Break-Up Fee and the Parent/MergerCo Expenses to Parent under the circumstances described in this Section 9.2 shall be the sole and exclusive remedy at law or in equity to which Parent and/or MergerCo, and their respective officers, directors, representatives and affiliates, shall be entitled in the event this Agreement is terminated under circumstances such that the Break-Up Fee and the Parent/MergerCo Expenses are payable. The Company shall make all such payments promptly (and in any event within two days of receipt by the Company of written notice from Parent) by wire transfer of immediately available funds to an account designated by Parent.

           (e) The Escrow Funds (as defined in the Escrow Agreement) shall be paid as follows:

                 (i) If this Agreement is terminated pursuant to Section 9.1(a), Section 9.1(c)(i), any provision of Section 9.1(d), or, except as provided in clause (ii) of this Section 9.2(e), any provision of Section 9.1(b), then, in any such case, all Escrow Funds shall be paid to Parent in accordance with the terms of the Escrow Agreement.

                 (ii) If (A) this Agreement is terminated by the Company or Parent pursuant to Section 9.1(b)(iv), (B) at the time of such termination, Parent has no other right to terminate this Agreement under Section 9.1, including, without limitation, under Section 9.1(b)(iv), other than by reason of the failure of the Necessary Financing to be provided, and (C) the Necessary Financing was not provided based primarily on the failure of one or more conditions other than the inability to syndicate or the occurrence of a material adverse change with respect to the Company and its Subsidiaries, as such conditions were set forth in the Acceptable Financing Commitments (or other written commitments obtained by Parent after the Commitment Due Date if neither party terminated the Agreement pursuant to Section 9.1(b)(i)), then all Escrow Funds shall be paid to the Company in accordance with the terms of the Escrow Agreement.

                 (iii) If this Agreement is terminated by the Company pursuant to Section 9.1(c)(ii), then all Escrow Funds shall be paid to the Company in accordance with the terms of the Escrow Agreement.

                                   ARTICLE X

                               GENERAL PROVISIONS
                               ------------------


   (S)10.1 Notices. All notices, requests, demands, claims, and other
           -------
communications hereunder (collectively, a "Notice") shall be in writing and shall be deemed given when delivered personally to that party (including personal delivery, expedited courier, or messenger service) at the address set forth below, telecopied (which is confirmed) to the telecopy number for that party set forth below, or three (3) business days after sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to that party as set forth below:

           (a)  if to Parent or MergerCo:
                ------------------------

                Security Capital Corporation
                c/o Capital Partners Inc.
                One Pickwick Plaza, Suite 310
                Greenwich, Connecticut 06830
                Attention: Brian D. Fitzgerald, Chairman
                Facsimile: (203) 625-0423

                with a copy to:
                --------------

                Finn Dixon & Herling LLP
                One Landmark Square, Suite 1400
                Stamford, Connecticut 06901
                Attention: Harold B. Finn III, Esq.
                Facsimile: (203) 348-5777

          (b)   if to the Company:
                -----------------

                Health Power, Inc.
                c/o CompManagement, Inc.
                6377 Emerald Parkway
                Dublin, Ohio  43016
                Attention:  Robert J. Bossart, Chief Executive Officer
                Facsimile:  (614) 790-8208

                with a copy to:
                --------------

                Baker & Hostetler LLP
                Capitol Square, Suite 2100
                65 East State Street
                Columbus, Ohio 43215-4260
                Attention: Alec Wightman, Esq.
                Facsimile: (614) 462-2616

Any party may change the address to which Notices hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     (S)10.2   Interpretation.  When a reference is made in this Agreement to a
               --------------
subsidiary or subsidiaries of Parent, MergerCo or the Company, the word "Subsidiary" means any corporation more than 50% of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50% of whose total equity interest, is directly or indirectly owned by Parent, MergerCo or the Company, as the case may be. When a reference is made in this Agreement to a "person", such word means any individual, partnership, firm, corporation, association, joint venture, trust or other entity. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (S)10.3   Survival.  The representations and warranties made herein shall
               --------
not survive the termination of this Agreement or the Effective Time. This
Section 10.3 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after termination of this Agreement or the Effective Time.

     (S)10.4   Miscellaneous.  This Agreement (a) constitutes, together with the
               -------------
Confidentiality Agreement, the Company Disclosure Schedule and the Exhibits hereto, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) subject to Section 10.5, shall be binding upon and inure to the benefits of the parties and their respective successors and assigns and is not intended to confer upon any other person (except as set forth below) any rights or remedies hereunder and (c) may be executed in two or more counterparts which together shall constitute a single agreement. Section 7.6 is intended to be for the benefit of those persons described therein, and the covenants contained therein may be enforced by such persons. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court (as hereinafter defined), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties.

     (S)10.5  Assignment.  Except as expressly permitted by the terms hereof,
              ----------
neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties.

     (S)10.6  Severability.  If any provision of this Agreement, or the
              ------------
application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

     (S)10.7  Choice of Law/Consent to Jurisdiction.  All disputes, claims or
              -------------------------------------
controversies arising out of or relating to this Agreement or the negotiation, validity or performance of this Agreement or the Transactions shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws, except with respect to matters of corporate law and governance, as opposed to contract law. Each of the parties hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the State of Delaware and of the United States located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the Transactions (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, Parent and MergerCo each do hereby appoint The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware ("CTC"), as their agent and the Company does hereby also appoint CTC, at such address, as its agent.

     (S)10.8  Extension; Waiver.  At any time prior to the Effective Time, the
              -----------------
parties, by action taken or authorized by their respective Boards of Directors, or committees thereof, as the case may be, may, to the extent legally allowed:
(a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto; and (c) waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

     (S)10.9  Amendment.  This Agreement may be amended by the parties by an
              ---------
instrument in writing signed on behalf of each of the parties at any time before the Effective Time; provided, however, that after this Agreement is approved by the Company's stockholders, no such amendment or modification shall reduce the amount or change the form of consideration to be delivered to the stockholders of the Company.

     (S)10.10 No Agreement Until Executed.  Irrespective of negotiations among
              ---------------------------
the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until (a) the Company Board has approved, for purposes of Section 203 of the DGCL and any applicable provision of the Certificate of Incorporation, the terms of this Agreement, and (b) this Agreement is executed by the parties.

     (S)10.11  Parent.
               ------

               (a) Subject to Section 10.11(c), Parent hereby unconditionally and irrevocably guarantees to the Company the performance of each of the obligations and the undertakings of MergerCo under this Agreement when and to the extent the same are required to be performed and subject to all of the terms and conditions hereof. If MergerCo shall fail to perform any obligation or undertaking of MergerCo under this Agreement when and to the extent the same is required to be performed, Parent will upon written demand from the Company forthwith perform or cause to be performed such obligation or undertaking, as the case may be.

               (b) Subject to Sections 10.11(a) and (c), the obligations of Parent under this guaranty are absolute and unconditional, are not subject to any counterclaim, set off, deduction, abatement or defense based upon any claim Parent may have against the Company (except for any of the foregoing that MergerCo may have against the Company under the terms of this Agreement or otherwise), and shall remain in full force and effect without regard to (i) any insolvency, bankruptcy, dissolution, liquidation, reorganization or the like of MergerCo at or prior to the Closing or (ii) any transfer of shares of capital stock of MergerCo, or any assignment by MergerCo of any of its rights or obligations under this Agreement to a wholly owned subsidiary of MergerCo or Parent.

               (c) Notwithstanding any provision of this Agreement to the contrary, Parent shall not have any liability whatsoever under this guaranty after the Effective Time, whether based upon events occurring prior to or after the Effective Time.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                              SECURITY CAPITAL CORPORATION


                              By  /s/ Brian D. Fitzgerald
                                -------------------------------------------

                              (Name)   Brian D. Fitzgerald
                                    ----------------------

                              (Title)  Chairman
                                     -----------


                               HP ACQUISITION CORP.


                              By  /s/ Brian D. Fitzgerald
                                -------------------------------------------

                              (Name)   Brian D. Fitzgerald
                                     ---------------------

                              (Title)  President
                                      ----------


                              HEALTH POWER, INC.


                              By  /s/ Bernard F. Master, D.O.
                                -------------------------------------------

                              (Name)  Bernard F. Master, D.O.
                                    ---------------------------------------

                              (Title) Chairman
                                     --------------------------------------

                             EXHIBITS AND SCHEDULES

Exhibit A-1       Persons Entering Into Stockholders Voting Agreements
Exhibit A-2       Form of Stockholders Voting Agreements
Exhibit B         Form of Escrow Agreement
Exhibit 1.1A      Amended and Restated Certificate of Incorporation of Surviving
                  Corporation
Exhibit 1.1B      Amended and Restated Bylaws of Surviving Corporation
Exhibit 8.2(j)-1  Form of Termination of Executive Severance Benefits Agreements
                  for Robert J. Bossart, Randy E. Jones, Richard T. Kurth, Paul
                  A. Miller, Daniel R. Sullivan, and Jonathan R. Wagner
Exhibit 8.2(j)-2  Form of Termination of Employment Agreement for Bernard F.
                  Master, D.O.

Schedules of Health Power, Inc.
     Schedule 5.3--Outstanding Securities
     Schedule 5.4--Subsidiaries
     Schedule 5.5(c)--Regulatory Approvals
     Schedule 5.9(h)--Exceptions to Deductibility under Section 162(m)
     Schedule 5.10(a)--Real Estate Properties; Ownership of Real Estate
                       Properties
     Schedule 5.10(d)--Exceptions to Ownership or Licensure of Proprietary
                       Rights
     Schedule 5.12(a)--Plans
     Schedule 5.12(j)--Severance, Unemployment or Related Payments
     Schedule 5.13--Labor Matters
     Schedule 5.17(a)--Contracts and Commitments
     Schedule 5.17(b)--Indemnity Agreements

                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

     This First Amendment to Agreement and Plan of Merger (this "Amendment") is made as of August 14, 2000, among Security Capital Corporation, a Delaware corporation ("Parent"), HP Acquisition Corp., a Delaware corporation which is direct or indirect subsidiary of Parent ("MergerCo"), and Health Power, Inc., a Delaware corporation (the "Company").

                            Background Information
                            ----------------------

     The Parent, MergerCo, and the Company (the "Parties") are parties to the Agreement and Plan of Merger as of June 8, 2000 (the "Merger Agreement"). The Parties desire to amend the Merger Agreement as provided in this Amendment. The Merger Agreement, as amended by this Amendment, is hereinafter collectively referred to as the "Agreement."

                             Statement of Agreement
                             ----------------------

     The Parties acknowledge the accuracy of the foregoing Background Information and agree as follows:

     (S)1.  Commitment Due Date. The term "Commitment Due Date" shall mean
            -------------------
August 18, 2000, or such later date which is otherwise agreed to in writing by Parent and the Company.

     (S)2.  Definitions.  All capitalized terms used in this Amendment but which
            -----------
are not otherwise defined herein shall have the respective meanings given those terms in the Merger Agreement.

     (S)3.  Captions.  The captions of the various sections of this Amendment
            --------
are not part of the context of this Amendment, but are only labels to assist in locating those sections, and shall be ignored in construing this Amendment.

     (S)4.  Construction.  This document is an Amendment to the Merger
            ------------
Agreement. In the event of any inconsistencies between the provisions of the Merger Agreement and this Amendment, the provisions of this Amendment shall control. Except as modified by this Amendment, the Merger Agreement shall continue in full force and effect without change.


HEALTH POWER, INC.                         SECURITY CAPITAL CORPORATION


By /s/Bernard F. Master, D.O., Chairman    By /s/ Brian D. Fitzgerald, Chairman
  -------------------------------------    ------------------------------------
   Bernard F. Master, D.O., Chairman          Brian D. Fitzgerald, Chairman

                                           HP ACQUISITION CORP.


                                           By /s/ Brian D. Fitzgerald, President
                                           -------------------------------------
                                              Brian D. Fitzgerald, President

                              SECOND AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

     This Second Amendment to Agreement and Plan of Merger (this "Second Amendment") is made as of August 23, 2000, among Security Capital Corporation, a Delaware corporation ("Parent"), HP Acquisition Corp., a Delaware corporation which is direct or indirect subsidiary of Parent ("MergerCo"), and Health Power, Inc., a Delaware corporation (the "Company").

                            Background Information
                            ----------------------

     The Parent, MergerCo, and the Company (the "Parties") are parties to the Agreement and Plan of Merger as of June 8, 2000 (the "Original Merger Agreement"), as amended by the First Amendment to Agreement and Plan of Merger as of August 14, 2000 (collectively, the "Merger Agreement"). The Parties desire to amend the Merger Agreement as provided in this Second Amendment. The Merger Agreement, as amended by this Second Amendment, is hereinafter collectively referred to as the "Agreement."

                             Statement of Agreement
                             ----------------------

     The Parties acknowledge the accuracy of the foregoing Background Information and agree as follows:

     (S)1.  Commitment Due Date.  As used in the Agreement, the term "Commitment
            -------------------
Due Date" shall mean September 15, 2000, or such later date which is otherwise agreed to in writing by Parent and the Company.

     (S)2.  Debt Reduction Amount.  As used in the Agreement, the term "Debt
            ---------------------
Reduction Amount" shall mean the difference between $4,850,996, which was the amount of outstanding Indebtedness of the Company and the Company Subsidiaries on a consolidated basis as at December 31, 1999, and the lesser of (a) the principal amount by which such Indebtedness is reduced by payments made prior to the Closing, and (b) the following applicable amount: (i) if the Closing occurs on or prior to September 30, 2000, then $1,800,000, or (ii) if the Closing occurs between October 1, 2000 and October 31, 2000, both dates inclusive, then $2,000,000, or (iii) if the Closing occurs after October 31, 2000, then $2,000,000 plus $6,667 for each day that the Closing occurs after October 31, 2000.

     (S)3.  Conversion of Securities.  Section 2.2(x) of the Original Merger
            ------------------------
Agreement is hereby amended in its entirety to read as follows:

            (x) Thirty-Six Million Two Hundred Fifty Thousand Dollars ($36,250,000), minus the sum of (A) the Debt Reduction Amount (as defined in the Second Amendment), (B) the Option Termination Consideration (as defined in the Original Merger Agreement), (C) the Severance Consideration (as defined in the Original Merger Agreement), and (D) the Company Expenses (as defined in the Original Merger Agreement), by

     (S)4.  Definitions.  All capitalized terms used in this Second Amendment
            -----------
but which are not otherwise defined herein shall have the respective meanings given those terms in the Original Merger Agreement.

     (S)5.  Captions.  The captions of the various sections of this Second
            --------
Amendment are not part of the context of this Second Amendment, but are only labels to assist in locating those sections, and shall be ignored in construing this Second Amendment.

     (S)6.  Construction.  This document is an amendment to the Merger
            ------------
Agreement. In the event of any inconsistencies between the provisions of the Merger Agreement and this Second Amendment, the provisions of this Second Amendment shall control. Except as modified by this Second Amendment, the Merger Agreement shall continue in full force and effect without change.


HEALTH POWER, INC.                         SECURITY CAPITAL CORPORATION


By /s/ Bernard F. Master, D.O., Chairman   By /s/ Brian D. Fitzgerald, Chairman
  --------------------------------------   ------------------------------------
   Bernard F. Master, D.O., Chairman          Brian D. Fitzgerald, Chairman

                                           HP ACQUISITION CORP.


                                           By /s/ Brian D. Fitzgerald, President
                                           -------------------------------------
                                              Brian D. Fitzgerald, President

                                    ANNEX B

                               FAIRNESS OPINION
                                      OF
                       RAYMOND JAMES & ASSOCIATES, INC.



May 9, 2000

The Board of Directors
Health Power, Inc.
P.O. Box 884
Dublin, OH 43017


Members of the Board of Directors:

Raymond James & Associates ("Raymond James") understands that Health Power, Inc. ("Health Power" or the "Company") is contemplating a transaction whereby a wholly-owned subsidiary ("MergerCo") of Security Capital Corporation ("SCC") will be merged with and into Health Power in accordance with an Agreement and Plan of Merger (the "Merger Agreement") and the separate corporate existence of MergerCo will thereupon cease, with Health Power being the surviving corporation in the merger (the "Transaction"). At the effective time of the merger, each share of Health Power Common Stock issued and outstanding immediately prior to the effective time of the merger will be cancelled and extinguished and converted automatically into the right to receive cash consideration determined in accordance with the merger agreement ("Merger Consideration"), and Health Power will become a wholly-owned subsidiary of SCC.

You have requested our opinion as to whether the Merger Consideration to be received by the holders of Health Power Common Stock in the Transaction is fair to such holders from a financial point of view.

Raymond James is an investment banking firm of recognized standing. As part of our investment banking services, we are regularly engaged in the valuation of corporate entities in connection with public offerings, valuations and merger and acquisition transactions. Our research analysts publish regular reports on healthcare companies. Our firm makes principal markets in various healthcare stocks, and we (or our predecessor firms) have managed public offerings for healthcare companies.

In connection with our review of the proposed Transaction and the preparation of our opinion herein, we have, among other things:

     I. Reviewed Health Power's Annual Reports to Shareholders, Annual Reports on Form 10-K and related financial information for the fiscal years ending December 31, 1997, 1998, and 1999 and internally generated financials for Health Power for the first quarter ending March 31, 2000 as prepared by Health Power's management.

     II. Reviewed certain publicly available information with respect to historical market prices and trading activities for Health Power's Common Stock and for certain publicly traded comparable companies which Raymond James deemed relevant;

The Board of Directors
Health Power, Inc.
Page 2 of 3


     III. Reviewed certain non-public, internally generated, information and historical and financial forecasts relating to the business, earnings, cashflow, assets and prospects for Health Power furnished to us by the management of Health Power;

     IV. Discussed the past and current operations and financial condition and the prospects of Health Power with members of senior management;

     V.     Visited Health Power's facilities;

     VI. Compared the financial terms of the Transaction with the financial terms of certain other transactions which we believe to be generally comparable to the Transaction;

     VII. Discussed with Health Power's operating executives the prospects of Health Power, relating to the current and projected financial performance;

     VIII. Reviewed the proposed Merger Agreement to be entered into by Health Power and SCC;

     IX. Discussed with Health Power's management and advisors the legal, financial and practical ramifications of the Merger Agreement;

     X. Performed various valuation models including discounted cashflow, comparable companies, and merger and acquisition comparisons;

     XI. Compared certain financial characteristics of Health Power to other publicly held companies in the healthcare cost containment industry that we deemed to be relevant;

     XII. Researched current industry conditions and trends concerning the valuation of recent mergers and acquisitions;

     XIII. Reviewed such other financial and industry data and performed such other analysis and took into account such other matters as we deemed necessary.

In preparing our opinion, we have relied on and assumed the accuracy and completeness of all financial and other information supplied or otherwise made available to Raymond James by Health Power. We have not assumed any responsibility for independent verification of such information or any independent appraisal of Health Power's assets or liabilities (contingent or otherwise). With respect to the financial forecasts, estimates, projections or other information furnished to us by Health Power, we have assumed, without any further independent investigations and analysis, that they have been reasonably prepared in good faith and reflect the best currently available estimates and judgment of Health Power's management as to the expected future financial performance of Health Power, and we have relied upon Health Power to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. In addition, we have assumed the Transaction will be consummated substantially in accordance with the terms set forth in the Merger Agreement.

In our analyses, we have made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Health Power. Any estimates contained in our analyses are not necessarily indicative of future results or value, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport

The Board of Directors
Health Power, Inc,
Page 3 of 3

to be appraisals or to necessarily reflect the prices at which companies or their securities actually may be sold. No company or transaction utilized in our analyses was identical to Health Power or the Merger Agreement. Accordingly, such analyses are not based solely on arithmetic calculations; rather, they involve complex considerations and judgments concerning differences in financial and operating characteristics of the relevant companies, the timing of the relevant transactions and prospective buyer interests, as well as other factors that could affect the public trading markets of Health Power or companies to which it is being compared. None of the analyses performed by us was assigned a greater significance than any other.

It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof. In addition, our opinion is, in any event, limited to the fairness, from a financial point of view, of the cash consideration being offered to Health Power's shareholders pursuant to the Merger Agreement and does not address Health Power's underlying business decision to effect the merger, the structure or tax consequences of the Merger Agreement,, other terms of the Merger Agreement, or the availability or advisability of any alternatives to the Transaction.

Raymond James has been engaged to render financial advisory services to Health Power in connection with the proposed Transaction and will receive a fee for such services, a portion of which fee is contingent upon consummation of the Merger. Raymond James will also receive a fee upon execution of the Merger Agreement. In addition, Health Power has agreed to indemnify us against certain liabilities arising out of our engagement. In the ordinary course of our business, we may actively trade securities of Health Power for our own account and for the accounts of customers and, accordingly, we may at any time hold a long or short position in such securities.

Our opinion is directed to the Board of Directors of Health Power and does not constitute a recommendation to any shareholders of Health Power regarding the proposed Merger. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, which will not be unreasonably withheld. We have consented to the inclusion of this letter in the proxy statement filed by Health Power with the Securities and Exchange Commission.

On the basis of, and subject to, the foregoing, we are of the opinion that, as of the date hereof, the cash consideration to be received by holders of Health Power Common Stock in the Transaction is fair, from a financial point of view to such holders.


Respectfully submitted,

/s/ Raymond James & Associates, Inc.

Raymond James & Associates, Inc.

                                    ANNEX C

                                APPRAISAL RIGHTS

              Section 262 of the Delaware General Corporation Law

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251 (other than a merger effected pursuant to (S)251(g) of this title), (S)252, (S)254, (S)257, (S)258, (S)263 or (S)264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S)251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this

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

     subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)  If the merger or consolidation was approved pursuant to (S)228 or
     (S)253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in

Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.